Filed Pursuant to Rule 424(b)(3)
Registration No. 333- 281069

USD 1,000,000,000

CORPORACIÓN ANDINA DE FOMENTO

4.125% NOTES DUE 2028

Corporación Andina de Fomento (“CAF”) is issuing the 4.125% Notes due 2028 (the “notes”). The notes will bear interest at a rate per annum equal to 4.125%, payable semi-annually in arrears on June 30 and December 30 of each year. The first interest payment will be made on December 30, 2025. CAF may not redeem the notes prior to their maturity on June 30, 2028, other than in limited circumstances for tax reasons. There is no sinking fund for the notes. See “Description of Notes” in this prospectus supplement.

Neither this prospectus supplement nor the accompanying prospectus comprises a prospectus for the purposes of Part VI of the Financial Services and Markets Act 2000 (as amended, the “FSMA”), Article 6 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) (the “UK Prospectus Regulation”) or Article 6 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”) or listing particulars given in compliance with the listing rules (the “Listing Rules”) made under Part VI of the FSMA by the United Kingdom Financial Conduct Authority in its capacity as competent authority under the FSMA (the “FCA”).

CAF will apply to the FCA to admit the notes to the official list of the FCA (the “Official List”) and to the London Stock Exchange plc (the “London Stock Exchange”) to admit the notes to trading on the London Stock Exchange’s Main Market (the “Market”). No assurance can be given by CAF that such application will be approved. The Market is a UK regulated market for the purposes of Regulation (EU) No. 600/2014 on markets in financial instruments as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”). The notes will not be subject to the prospectus requirements of the UK Prospectus Regulation as a result of CAF’s status as an exempt issuer pursuant to the UK Prospectus Regulation, by virtue of being a public international body of which any state is a member, but will be issued in compliance with the Listing Rules.

	Price to Public(1)	Underwriting Discount	Proceeds to Corporación Andina de Fomento(1)
Per Note	99.785%	0.100%	99.685%
Total	USD 997,850,000	USD 1,000,000	USD 996,850,000

(1)	Plus accrued interest, if any, from, June 30, 2025.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the notes in book-entry form only through The Depository Trust Company (“DTC”) will be made on or about, June 30, 2025.

Joint Book-Running Managers

BMO Capital Markets	Citigroup	Daiwa	Goldman Sachs International

The date of this prospectus supplement is June 24, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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IMPORTANT INFORMATION

You should rely only on the information contained in this document or to which CAF has referred you. CAF has not, and the underwriters have not, authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

In connection with the issue of the notes, Goldman Sachs International, as the Stabilization Manager (or persons acting on behalf of any Stabilization Manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the relevant Stabilization Manager (or person(s) acting on behalf of any Stabilization Manager) in accordance with all applicable laws and rules.

EU MIFID II PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU, as amended (“EU MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to EU MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MIFIR PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in UK MiFIR; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters related to investments and who are investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, of the United Kingdom (the “Financial Promotion Order”); (iii) persons who fall within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order; and (iv) any other persons to whom this document may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by other persons in the United Kingdom. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. This document must not be acted on or relied on by persons who are not relevant persons.

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NOTIFICATION UNDER SECTION 309B(1) OF THE SINGAPORE SFA

The notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

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ABOUT THIS PROSPECTUS SUPPLEMENT

The notes described in this prospectus supplement are debt securities of CAF that are being offered under a registration statement filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

This prospectus supplement supplements the accompanying prospectus, dated August 13, 2024. The accompanying prospectus provides you with a general description of the debt securities that CAF may issue, and this prospectus supplement contains specific information about the terms of this offering and the notes. This prospectus supplement also may add, update or change information provided in the accompanying prospectus. To the extent that certain information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus and you should rely on the information in this prospectus supplement. Consequently, before you invest, you should read this prospectus supplement together with the accompanying prospectus.

The registration statement, any post-effective amendments to the registration statement and their various exhibits contain additional information about CAF, the notes and other matters. All of these documents are available on the internet website of the SEC at www.sec.gov. Certain terms that are used, but not defined in this prospectus supplement, have the meanings given to them in the accompanying prospectus.

CAF, having made all reasonable inquiries, confirms that this prospectus supplement and the accompanying prospectus contain all the information regarding CAF and the notes which is (in the context of the issue of the notes) material; that such information is true and accurate in all material respects and is not misleading in any material respect; and that this prospectus supplement and the accompanying prospectus do not omit to state any material fact necessary to make such information not misleading in any material respect. CAF accepts responsibility for the information contained in this prospectus supplement and the accompanying prospectus.

Except as otherwise specified, all amounts in this prospectus supplement are expressed in U.S. Dollars (“dollars,” “$,” “US$,” “USD,” “US Dollars” or “U.S. dollars”).

Laws in certain jurisdictions may restrict the distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes. You should inform yourself about and observe these restrictions. See “Underwriting” in this prospectus supplement.

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FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus contain forward-looking statements. Statements that are not historical facts, including statements about CAF’s beliefs and expectations, are forward-looking statements. These statements are identified by words such as “believe,” “expect,” “anticipate,” “should” and words of similar meaning.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual financial and other results may differ materially from the results discussed in the forward-looking statements. Therefore, you should not place undue reliance on them. Factors that might cause such a difference include, but are not limited to, those discussed in this prospectus supplement and the accompanying prospectus, such as the effects of economic or political turmoil in one or more of CAF’s shareholder countries. CAF undertakes no obligations to update any forward-looking statement, which speak only as of the date of this prospectus supplement.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. We hereby “incorporate by reference” the following documents that have been filed with the SEC:

•	Post-effective amendment no. 3, as filed with the SEC on March 28, 2025; and

•	Post-effective amendment no. 4, as filed with the SEC on May 22, 2025.

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SUMMARY OF THE OFFERING

This summary highlights selected information included or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before investing in the notes. You should read the following summary information in conjunction with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. You should read our financial statements and the notes to those statements incorporated by reference herein before you decide to invest in the notes.

Issuer	Corporación Andina de Fomento

Securities Offered	4.125% Notes due 2028.

Maturity Date	June 30, 2028.

Interest Payment Dates	June 30 and December 30 of each year, commencing December 30, 2025.

Interest Rate	4.125% per annum.

Not Redeemable	The notes are not redeemable prior to their maturity on June 30, 2028, other than in limited circumstances for tax reasons. See “Description of the Debt Securities — Redemption for Tax Reasons” in the accompanying prospectus.

Form and Denominations	The notes will be issued in the form of a global note held by the depositary or the depositary’s custodian. You will hold your interest in the global note through a financial institution that has an account with the depositary. Generally, you will not be entitled to have notes registered in your name, you will not be entitled to certificates representing your notes and you will not be considered a holder of a note under the fiscal agency agreement. You may hold your interest in the global note in denominations of USD 1,000 and integral multiples of USD 1,000 in excess thereof. See “Description of the Notes — Form and Denominations.”

Payment of Principal and Interest	Interest and the principal amount of your notes will be paid in U.S. dollars. As long as the notes are in the form of the global note, interest and principal will be paid through the facilities of the depositary. See “Description of the Notes — Payments on the Notes.”

No Sinking Fund	There is no sinking fund for the notes.

Additional Amounts

Payments will be made without withholding or deducting taxes, duties, assessments or other similar governmental charges imposed by the full member shareholder countries or any of their political subdivisions or agencies having the power to tax, unless the withholding or deduction of those taxes, duties, assessments or charges is required by law. In that event, with certain exceptions, such additional amounts as may be necessary will be paid so that the net amount you receive after such withholding or deduction will equal the amount that you would have received without a withholding or deduction. (See “Description of the Debt Securities — Additional Payments by CAF” in the accompanying prospectus.) Under the terms of the Constitutive Agreement, CAF is exempt from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes in the full member shareholder countries. See “Legal Status of CAF” in the accompanying prospectus.

Status	The notes are not secured by any of CAF’s property or assets. Accordingly, your ownership of the notes means you are one of CAF’s unsecured creditors. The notes rank equally with all of CAF’s other unsecured indebtedness, as described in the accompanying prospectus. See “Description of the Debt Securities — General” in the accompanying prospectus.

Negative Pledge	The notes will contain a restriction on CAF’s ability to pledge or mortgage its assets. See “Description of the Debt Securities — Negative Pledge” in the accompanying prospectus.

Default	You will have certain rights if an event of default occurs and is not cured by CAF, including the right to declare your notes to be immediately due and payable, as described in the accompanying prospectus. See “Description of the Debt Securities — Default; Acceleration of Maturity” in the accompanying prospectus.

Further Issuances	CAF may from time to time, without the consent of existing holders of the notes, create and issue additional notes having the same terms and conditions as the notes offered hereby, except for the issue date, the offering price and, if applicable, the date of first payment of interest on the additional notes. Any such additional notes will form a single series with the notes offered hereby, provided, however, that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will be issued under a separate CUSIP number.

Fiscal Agent	The notes will be issued under a fiscal agency agreement between CAF and The Bank of New York Mellon (as successor-in-interest to JPMorgan Chase Bank, N.A.), which serves as fiscal agent, paying agent, transfer agent and registrar.

Taxation	For a discussion of the full member shareholder countries and U.S. tax consequences of the notes, see “Taxation — Full Member Shareholder Country Taxation” and “— United States Taxation” in the accompanying prospectus. You should consult your own tax advisors to determine the foreign and U.S. federal, state, local and any other tax consequences to you in connection with your purchase, ownership and disposition of the notes.

Listing	CAF will apply to the FCA for the notes to be listed on its Official List and to the London Stock Exchange for the notes to be admitted to trading on the Market. No assurance can be given by CAF that such application will be approved.

Governing Law	The notes will be governed by the laws of the State of New York.

RECENT DEVELOPMENTS

CAF Issues USD 500 Million Hybrid Capital Perpetual Notes

On June 17, 2025, CAF issued USD 500.0 million in hybrid capital perpetual notes with a 6.75% coupon until the first reset in 2030, which we believe was the first such offering by a Latin American multilateral. The perpetual notes were recognized as 100% equity by the rating agencies, and we believe significantly enhance CAF’s lending capacity in line with G-20 recommendations.

Moody’s Revises CAF’s Outlook to Positive, Affirms Aa3 Rating

On May 30, 2025, Moody’s revised CAF’s outlook to positive from stable and affirmed its long-term issuer rating at Aa3. The decision reflects developments such as CAF’s expanding shareholder base, which is expected to reach 24 members by year-end, and the 2022 capital increase.

CAF Signs Landmark Exposure Exchange Agreements with CABEI and CDB

On May 26, 2025, CAF signed a USD 700.0 million Exposure Exchange Agreement (EEA) with the Central American Bank for Economic Integration (CABEI) as part of a broader initiative totaling USD 1,150.0 million among CAF, CABEI, and the Caribbean Development Bank (CDB). These transactions mark the first EEAs between non-AAA and regional multilateral development banks, reinforcing CAF’s commitment to strengthening financial resilience, diversifying sovereign risk, and expanding lending capacity for sustainable development.

Guatemala Formally Begins Process to Join CAF

On May 20, 2025, CAF and the Government of Guatemala signed a Letter of Intent marking the formal start of the country’s process to join CAF as an associated shareholder country. As part of the process, Guatemala communicated the estimated amount of its capitalization through the subscription of Series “C” shares.

New Associated Shareholder Country

On May 2, 2025, Antigua and Barbuda completed the process to become an associated shareholder country, after fulfilling all necessary conditions and approvals, and subscribed 1,056 Series “C” shares for a total amount of USD 14,995,200.

New Loans Approved for Regional Development

On March 27, 2025, CAF’s Board of Directors approved USD 1,445.0 million in funding for several strategic projects across Latin America and the Caribbean intended to improve urban mobility, modernize education systems, strengthen migration management, boost the competitiveness of business ecosystems, and develop key infrastructure such as aqueducts and port facilities. The allocations include USD 150.0 million for Argentina, USD 150.0 million for Brazil, USD 825.0 million for Chile, USD 100.0 million for Colombia, USD 100.0 million for El Salvador, and USD 120.0 million for Honduras.

SUMMARY FINANCIAL INFORMATION

The following summary financial information as of and for the years ended December 31, 2024, 2023, and 2022 has been derived from the audited financial statements of CAF for those periods, which are included elsewhere or incorporated by reference in this prospectus. The financial statements of CAF have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The following summary financial information as of and for the three-month periods ended March 31, 2025 and 2024 (balance sheet as of March 31, 2024 not included therein) has been derived from CAF’s unaudited condensed interim financial information included elsewhere or incorporated by reference in this prospectus. The results of the three-month period ended March 31, 2025, are not necessarily indicative of results to be expected for the full year. The summary financial information should be read in conjunction with CAF’s audited financial statements and notes thereto, its unaudited condensed interim financial information and the notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere or incorporated by reference in this prospectus.

	Year Ended December 31,			Three Months Ended March 31,
	2024	2023	2022	2025	2024
	(in USD thousands, except ratios)
Statements of Income
Interest income	3,568,555	3,302,423	1,315,283	842,563	885,381
Interest expense	2,539,867	2,199,286	854,733	577,994	626,464

Net interest income	1,028,688	1,103,137	460,550	264,569	258,917
Provision (credit) for loan losses	41,929	439	(3,287)	(17,617)	(6,304)

Net interest income after provision (credit) for loan losses	986,759	1,102,698	463,837	282,186	265,221
Non-interest income	20,413	58,286	18,941	6,005	7,165
Non-interest expenses	253,074	210,797	203,614	68,835	64,430

Income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds	754,098	950,187	279,164	219,356	207,956
Unrealized changes in fair value related to other financial instruments	402	(20,139)	(21,195)	(14,015)	2,828

Income before contributions to Shareholders’ Special Funds, net	754,500	930,048	257,969	205,341	210,784
Contributions to Shareholders’ Special Funds	138,000	120,000	89,000	50,000	35,673

Net income	616,500	810,048	168,969	155,341	175,111

Summarized Balance Sheet Data (end of period)
Total assets	56,459,953	53,814,263	50,376,742	59,823,749	55,208,614
Total liabilities	40,470,580	39,084,543	36,657,425	43,556,829	40,098,423
Total shareholders’ equity	15,989,373	14,729,720	13,719,317	16,266,920	15,110,191

Total liabilities and shareholders’ equity	56,459,953	53,814,263	50,376,742	59,823,749	55,208,614

	Year Ended December 31,			Three Months Ended March 31,
	2024	2023	2022	2025	2024
	(in USD thousands, except ratios)
Loan Portfolio and Equity Investments
Loans before allowance for loan losses and loan commissions, net of origination cost	33,835,802	33,479,085	30,622,324	35,264,101	33,027,390
Allowance for loan losses	84,757	56,913	63,192	81,946	50,683
Equity investments	399,765	392,184	381,779	399,332	390,867
Selected Financial Ratios
Adjusted return on average total shareholders’ equity(1)(2)	4.91%	6.68%	2.07%	5.59%	5.72%
Adjusted return on average paid-in capital(3)	13.20%	17.08%	5.09%	15.21%	14.84%
Adjusted return on average assets(4)	1.37%	1.82%	0.57%	1.53%	1.57%
Administrative expenses divided by average assets	0.40%	0.39%	0.36%	0.44%	0.45%
Overdue loan principal as a percentage of loan portfolio (excluding non-accrual loans)	0.01%	0.00%	0.00%	0.00%	0.00%
Non-accrual loans as a percentage of loan portfolio	5.84%	0.15%	0.35%	5.50%	0.15%
Allowance for loan losses as a percentage of loan portfolio	0.25%	0.17%	0.21%	0.23%	0.15%

(1)

In March 2014, the Shareholders’ Assembly authorized, effective 2015, to approve the maximum annual amount that management is authorized to contribute to Shareholders’ Special Funds during the fiscal year and to recognize these contributions as expenses. See Note 21 to CAF’s audited financial statements, which are incorporated by reference herein.

(2)

Calculated as income before unrealized changes in fair value related to financial instruments and Contributions to Shareholders’ Special Funds divided by annual average total shareholders’ equity. Annual average total shareholders’ equity is computed as the arithmetic average of total shareholders’ equity as of the beginning and the end of each period. Data for interim periods has been annualized.

(3)

Calculated as income before unrealized changes in fair value related to financial instruments and Contributions to Shareholders’ Special Funds divided by annual average subscribed and paid-in capital. Annual average subscribed and paid-in capital is computed as the arithmetic average of subscribed and paid-in capital as of the beginning and the end of each period. Data for interim periods has been annualized.

(4)

Calculated as income before unrealized changes in fair value related to financial instruments and Contributions to Shareholders’ Special Funds divided by annual average assets. Annual average assets are computed as the arithmetic average of total assets as of the beginning and the end of each period. Data for interim periods has been annualized.

USE OF PROCEEDS

CAF will use the net proceeds of the sale of the securities for general corporate purposes that are lawful in accordance with U.S., EU and UK sanctions law and regulations, including due to being licensed or exempt.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth CAF’s capitalization and indebtedness as of March 31, 2025, and does not give effect to any transaction since that date.

As of March 31, 2025(4)
(in USD millions)
Total liabilities(1)(3)	43,556,829

Shareholders’ equity	16,266,920

Capital
Subscribed and paid-in capital (authorized capital USD 25.0 billion)(2)(4)	5,868,580
Additional paid-in capital	4,875,516

Total capital	10,744,096

Reserves
Mandatory reserve pursuant to Article 42 of the Constitutive Agreement	743,093
General reserve	4,624,390

Total reserves	5,367,483
Retained earnings	155,341

Total shareholders’ equity	16,266,920

Total liabilities and shareholders’ equity	59,823,749

(1)	Includes deposits, commercial paper, borrowings from other financial institutions, bonds, accrued interest payable, derivative financial instruments, and accrued expenses and other liabilities.
(2)

Authorized capital also includes callable capital of USD 7.0 billion as of March 31, 2025. Subscribed capital of USD 10.1 billion less callable capital portion of USD 1.9 billion and less capital subscriptions receivable USD 2.3 billion.

(3)	Since March 31, 2025, there have been issuances of bonds. See “Supplementary Information (Unaudited) as of March 31, 2025.”
(4)	See “Recent Developments” for more information on the most recent changes to CAF’s capital since March 31, 2025.

CAPITAL STRUCTURE

General

As of March 31, 2025, CAF’s total authorized capital was USD 25.0 billion, of which USD 18.0 billion was ordinary capital shares and USD 7.0 billion was callable capital shares. On March 8, 2022, the Shareholders’ Assembly of CAF (the “Shareholders’ Assembly”) approved a general paid-in capital increase for a total amount of USD 7.0 billion. Several bilateral subscription agreements with each shareholder country have already been negotiated and signed. As of March 31, 2025, USD 642.7 million were already paid. See “Capital Structure — Paid-in Capital and Unpaid Capital” for recent capital subscriptions as of March 31, 2025.

Paid-in Capital and Unpaid Capital

As of March 31, 2025, CAF’s subscribed paid-in and unpaid capital (excluding callable capital) was USD 8.20 billion, of which USD 5.87 billion was paid-in capital and USD 2.33 billion was unpaid capital. The unpaid capital is receivable in installments according to the subscription agreements with the shareholder countries. Over the years, CAF has had several increases of subscribed capital.

Since 1990, capital contributions made to CAF comprise a premium paid on each Series “B” and Series “C” share purchased and the nominal USD 5,000 per share value established by CAF’s by-laws. The premium component of such capital contributions is determined at the beginning of each subscription and applies to all payments under that subscription.

Information regarding recent capital subscriptions and annual capital contributions made by shareholder countries as of March 31, 2025, is as follows:

Argentina

In March 2016, Argentina subscribed for an additional USD 572.0 million in Series “B” shares to be paid in seven installments. The final installment was paid in 2023.

In July 2022, Argentina subscribed for an additional USD 807.7 million in Series “B” shares to be paid in ten different annual installments, of which it paid USD 5.0 million in 2023 and USD 97.4 million in 2024.

Bahamas

In April 2024, Bahamas subscribed for an additional USD 50.0 million in Series “C” shares to be paid in two different annual installments, of which it paid USD 25.0 million in 2024.

Barbados

In August 2023, Barbados subscribed for an additional USD 50.0 million in Series “C” shares to be paid in three different annual installments, of which it paid USD 16.7 million in 2023 and USD 16.7 million in 2024.

Bolivia

In October 2009, Bolivia subscribed for an additional USD 105.0 million in Series “B” shares, to be paid in eight installments. The final installment was paid in 2017.

In March 2016, Bolivia subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2022.

In July 2022, Bolivia subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight different annual installments, of which it paid USD 25.0 million in 2023.

Brazil

In July 2017, Brazil subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in seven different annual installments, of which it paid USD 20.1 million in 2018, USD 45.0 million in 2020, USD 26.2 million in 2021, USD 124.8 million in 2022, USD 178.0 million in 2023 and USD 75.0 million in 2024.

Chile

In June 2022, Chile subscribed for an additional USD 1,457.8 million in Series “C” shares, to be paid in fourteen different annual installments, of which it paid USD 132.0 million in 2023 and USD 102.0 million in 2024.

In June 2022, Chile subscribed for USD 122.0 million in callable capital.

In March 2023, Chile became a full member shareholder country after fulfilling all the necessary conditions and obtaining all necessary approvals, converting its Series “C” shares to Series “B” shares, and acquiring a Series “A” share for USD 1.2 million.

Colombia

In June 2012, Colombia subscribed for an additional USD 210.0 million in Series “B” shares to be paid in three installments. The final installment was paid in 2018.

In July 2016, Colombia subscribed for an additional USD 572.0 million in Series “B” shares, which were paid in full in eight different annual installments. The payments were made as follows: USD 5.0 million in 2017, USD 5.0 million in 2018, and USD 93.7 million each year from 2019 to 2024.

In July 2022, Colombia subscribed for an additional USD 807.7 million in Series “B” shares to be paid in ten different annual installments, of which it paid USD 3.0 million in 2023, and USD 14.0 million in 2024.

Costa Rica

In September 2019, Costa Rica subscribed for USD 110.0 million in Series “C” shares, which it paid in full in 2019.

In July 2022, Costa Rica subscribed for an additional USD 303.3 million in Series “C” shares, to be paid in five different annual installments, of which it paid USD 62.5 million in 2024.

In November 2024, Costa Rica became a full member shareholder country after fulfilling all necessary conditions and obtaining all necessary approvals, converting its Series “C” shares to Series “B” shares and acquiring a Series “A” share for USD 1.2 million.

The Dominican Republic

In February 2016, the Dominican Republic subscribed for an additional USD 50.0 million in Series “C” shares, to be paid in four installments. The final installment was paid in 2020.

In December 2021, the Dominican Republic subscribed for an additional USD 310.1 million in Series “C” shares to be paid in six different annual installments starting in 2022, of which it paid USD 46.0 million in 2022, USD 48.0 million in 2023 and USD 50.0 million in 2024.

In September 2023, the Board of Directors approved the incorporation of the Dominican Republic as a full member shareholder country.

In October 2023, it became a full member shareholder country. Its series “C” shares were exchanged into series “B” shares and acquired a Series “A” share for USD 1.2 million.

Ecuador

In June 2016, Ecuador subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2020.

In July 2022, Ecuador subscribed for an additional USD 269.2 million in Series “B” shares to be paid in eleven different annual installments starting in 2022, of which it paid USD 53.8 million in 2022, USD 22.1 million in 2023 and USD 21.9 million in 2024.

El Salvador

In December 2021, El Salvador began its process to become a full member shareholder country, subscribed for USD 460.0 million in Series “B” shares to be paid in seven different annual installments, of which it paid USD 65.7 million in 2022, USD 65.7 million in 2023 and USD 65.7 million in 2024.

In December 2021, El Salvador subscribed for USD 36.0 million in callable capital.

In July 2022, El Salvador became a full member shareholder country after fulfilling all the necessary conditions and obtaining all necessary approvals, including acquiring a Series “A” share of USD 1.2 million.

Honduras

In July 2022, Honduras subscribed for USD 460.0 million in Series “B” shares to be paid in eight different annual installments starting in 2023, of which it paid USD 38.2 million in 2023 and USD 42.0 million in 2024.

In September 2023, the Board of Directors approved the acceptance of Honduras as a full member shareholder country.

In October 2023, Honduras became a full member shareholder country, and acquired a Series “A” share of USD 1.2 million.

Panama

In February 2016, Panama subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments beginning in 2017. The final installment was paid in 2022.

In October 2022, Panama subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight different annual installments, of which it paid USD 25.0 million in 2023 and USD 28.8 million in 2025.

Paraguay

In March 2016, Paraguay subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2022.

In March 2022, Paraguay subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight different annual installments, of which it paid USD 14.2 million in 2023 and USD 19.4 million in 2024.

Peru

In March 2016, Peru subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight installments. The final installment was paid in 2022.

In June 2023, Peru subscribed for an additional USD 807.7 million in Series “B” shares, to be paid in eight different annual installments, of which it paid USD 60.0 million in 2024.

Portugal

In December 2017, Portugal subscribed for USD 6.4 million in Series “C” shares to be paid in three equal installments. The final installment was paid in 2019.

Spain

In December 2017, Spain subscribed for an additional USD 173.2 million of paid-in capital to be paid in five installments. The final installment was paid in 2021.

In September 2023, Spain subscribed for an additional USD 302.0 million in Series “C” shares, to be paid in four different annual installments, of which it paid USD 152.1 million in 2024 and USD 57.1 million in 2025.

Trinidad and Tobago

In December 2018, Trinidad and Tobago subscribed for an additional USD 190.0 million of paid-in capital to be paid in eight different annual installments, of which it paid USD 20.0 million in 2019, USD 20.0 million in 2020, USD 25.0 million in 2021, USD 31.2 million in 2022, USD 31.2 million in 2024 and USD 31.2 million in 2025.

In July 2022, Trinidad and Tobago subscribed for an additional USD 269.2 million of paid-in capital to be paid in eight different annual installments, of which it paid USD 5.0 million in 2024 and USD 5.0 million in 2025.

Uruguay

In March 2016, Uruguay subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six different annual installments. The final installment was paid in 2022.

In June 2024, Uruguay subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight different annual installments, beginning in 2025.

Venezuela

In August 2009, Venezuela subscribed for an additional USD 380.0 million in Series “B” shares to be paid in eight installments. In December 2016, the agreement was amended to provide for payment in nine installments.

Venezuela had paid a total of USD 268.2 million as of September 30, 2017. In March 2018, the agreement was amended to provide for payment in three installments, with the final installment scheduled to be paid in 2020. As of the date of this prospectus, USD 111.8 million to be paid under the agreement, as amended in March 2018, are past due. CAF has not approved any new loans to Venezuela since 2018.

In March 2016 and May 2016, Venezuela subscribed for an additional USD 572.0 million in Series “B” shares. In March 2018, the agreement was amended to provide for payment in eight annual installments, with the final installment scheduled to be paid in 2025. As of the date of this prospectus, USD 572.0 million to be paid under the agreement, as amended in March 2018, was past due.

On March 31, 2020, CAF implemented a Support Program for liquidity management in exceptional situations, following formal approval by the Shareholders’ Assembly on March 3, 2020 (the “Support Program”). The Support Program was created in order to provide shareholder countries with flexibility, resources, and support in the repayment of outstanding debt obligations, particularly for shareholder countries whose economies were expected to be materially and adversely impacted by the COVID-19 pandemic. The Support Program allowed CAF to repurchase the shares of a shareholder country that fulfilled the requirements of the Support Program and apply the proceeds to that country’s debt service. CAF notified Venezuela that it had fulfilled the requirements and Venezuela was admitted to the Support Program. From the inception of the Support Program until July 4, 2024, CAF repurchased a total of 168,573 shares totaling USD 2,394 million (comprised of USD 842.9 million of paid-in capital and USD 1,550.9 million of additional paid-in capital) and applied this amount to repay due and overdue amounts of principal, interests, and fees. As a result of the Support Program, Venezuela was current with its loans with CAF until the majority of its series “B” shares were depleted on July 4, 2024. As of March 31, 2025, Venezuela owns 105 Series “B” shares and its Series “A” share.

The following table sets out the nominal value of CAF’s subscribed paid-in capital and unpaid capital as of March 31, 2025:

Shareholders	Paid-in Capital	Unpaid Capital
	(in USD thousands)
Series “A” Shares:
Argentina	1,200	—
Bolivia	1,200	—
Brazil	1,200	—
Chile	1,200	—
Colombia	1,200	—
Costa Rica	1,200	—
Dominican Republic	1,200	—
Ecuador	1,200	—
El Salvador	1,200	—
Honduras	1,200	—
Panama	1,200	—
Paraguay	1,200	—
Peru	1,200	—
Trinidad and Tobago	1,200	—
Uruguay	1,200	—
Venezuela	1,200	—
Series “B” Shares:
Argentina	693,660	248,360
Bolivia	332,775	86,000
Brazil	604,435	36,280
Chile	110,090	430,910
Colombia	1,087,995	278,410
Costa Rica	77,195	84,790
Dominican Republic	103,495	58,490
Ecuador	359,935	60,445
El Salvador	69,420	92,565
Honduras	28,245	133,740
Panama	220,095	75,845
Paraguay	210,585	82,955
Peru	1,105,305	263,270
Trinidad and Tobago	176,705	102,290
Uruguay	207,300	—
Venezuela	525	240,780
Commercial Banks	2,750	190

Shareholders	Paid-in Capital	Unpaid Capital
	(in USD thousands)
Series “C” Shares:
Antigua and Barbuda	—	5,280
Barbados	29,350	5,870
Bahamas	8,805	8,800
Jamaica	910	—
Mexico	76,835	—
Portugal	9,600	—
Spain	333,370	32,665

Total	5,868,580	2,327,935

Reserves

Article 42 of the Constitutive Agreement requires that at least 10% of CAF’s net income in each year be allocated to a mandatory reserve until that reserve amounts to 50% of subscribed capital. The mandatory reserve can be used only to offset losses. The mandatory reserve is an accounting reserve. CAF also maintains a general reserve to cover contingent events and as a source of funding of last resort in the event of temporary illiquidity or when funding in the international markets is unavailable or impractical.

As of March 31, 2025, CAF’s reserves totaled USD 5.4 billion. At such date, the mandatory reserve pursuant to Article 42 of the Constitutive Agreement amounted to USD 0.7 billion, or 9.1%, of subscribed paid-in and capital subscriptions receivable, and the general reserve amounted to USD 4.6 billion.

Callable Capital

In addition to CAF’s subscribed paid-in and un-paid capital, CAF’s shareholder countries have subscribed for callable capital totaling USD 1.9 billion as of March 31, 2025. CAF’s callable capital may be called by the Board of Directors to meet the obligations of CAF only to the extent that CAF is unable to meet such obligations with its own resources. See Note 15 to CAF’s audited financial statements included elsewhere in this prospectus.

The Constitutive Agreement provides that the obligation of CAF’s shareholder countries to pay for the shares of callable capital, upon demand by the Board of Directors, continues until such callable capital is paid in full. Thus, CAF considers the obligations of shareholder countries to pay for their respective callable capital subscriptions to be binding obligations backed by the full faith and credit of the respective governments. If the callable capital were to be called, the Constitutive Agreement requires that the call be prorated among CAF’s shareholder countries in proportion to their shareholdings.

DESCRIPTION OF THE NOTES

This prospectus supplement describes the terms of the notes in greater detail than the accompanying prospectus and may provide information that differs from the accompanying prospectus. If the information in this prospectus supplement differs from the accompanying prospectus, you should rely on the information in this prospectus supplement.

General

The price, interest and payment terms of the notes are described on the cover and in the summary of this prospectus supplement.

CAF will issue the notes under a fiscal agency agreement, dated as of March 17, 1998, between CAF and The Bank of New York Mellon (as successor-in-interest to JPMorgan Chase Bank, N.A.), as fiscal agent.

This description of the notes includes summaries of CAF’s understanding of certain customary rules and operating procedures of DTC that affect transfers of interests in the global note. DTC may amend its customary rules and operating procedures after the date of this prospectus supplement.

The notes are not secured by any of CAF’s property or assets. Accordingly, your ownership of notes means you are one of CAF’s unsecured creditors. The notes are not subordinated in right of payment to any of CAF’s other unsecured debt obligations and therefore they rank equally with all CAF’s other unsecured and unsubordinated indebtedness. “Indebtedness” means all indebtedness of CAF in respect of monies borrowed by CAF and guarantees given by CAF for monies borrowed by others.

The notes will not be entitled to the benefit of any sinking fund.

Interest on any note will be paid to the person in whose name such note was registered at the close of business on the preceding June 15 and December 15, whether or not a business day (as defined below). For purposes of this prospectus supplement, “business day” is a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

If an interest payment date (other than the interest payment date that is also the date of maturity) would fall on a day that is not a business day, the payment of interest in respect of that interest payment date will be postponed to the following day that is a business day, except that if such next business day is in a different month, then the payment of interest in respect of that interest payment date will be on the day immediately preceding that interest payment date that is a business day. The amount of interest payable in respect of an interest payment date will remain the same notwithstanding that the actual day of payment thereof is changed in accordance with the preceding sentence. If the date of maturity is not a business day, the payment of principal of and interest on the notes will be made on the following day that is a business day, and no interest will accrue for the period from and after such date of maturity.

The issuance by CAF from time to time of its debt securities has been authorized by the resolution of the Executive President of CAF dated July 25, 2024, and a further resolution dated, June 24, 2025, pursuant to powers delegated to the Executive President by Resolution No. 2554/2024 of the Board of Directors of CAF dated December 5, 2024.

Form and Denominations

The Global Note

CAF will issue the notes in the form of one or more global debt securities (collectively, the “global note”) registered in the name of Cede & Co., as nominee of DTC. The global note will be issued:

•	only in fully registered form, and

•	without interest coupons.

You may hold beneficial interests in the global note directly through DTC if you have an account at DTC, or indirectly through organizations that clear through or maintain a custodial relationship with a DTC account holder, either directly or indirectly. Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream, Luxembourg”), are indirect participants in DTC, and therefore participants in Euroclear and Clearstream, Luxembourg will hold beneficial interests in the global notes indirectly at DTC.

What is a Global Security? A global security (such as the global note) is a special type of security held in the form of a certificate by a depositary for the investors in a particular issue of securities. The aggregate principal amount of the global security equals the sum of the principal amounts of the issue of securities it represents. The depositary or its nominee is the sole legal holder of the global security. The beneficial interests of investors in the issue of securities are represented in book-entry form in the computerized records of the depositary. If investors want to purchase securities represented by a global security, they must do so through brokers, banks or other financial institutions that have an account with the depositary. In the case of the notes, DTC will act as depositary and Cede & Co. will act as DTC’s nominee.

Special Investor Considerations for Global Securities. Because you, as an investor, will not be a registered legal holder of the global note, your rights relating to the global note will be governed by the account rules of your bank or broker and of the depositary, DTC, as well as general laws relating to securities transfers. While the notes are held as global notes, CAF will not recognize a typical investor as a legal owner of the notes and instead will deal only with the fiscal agent and DTC or its nominee, the registered legal holder of the global note.

You should be aware that as long as the notes are issued only in the form of a global security:

•	You cannot get the notes registered in your own name.

•	You cannot receive physical certificates for your interests in the notes.

•	You will not be a registered legal holder of the notes and must look to your own bank or broker for payments on the notes and protection of your legal rights relating to the notes.

•	You may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•

As an owner of beneficial interests in the global note, you may not be able to pledge your interests to anyone who does not have an account with DTC, or to otherwise take actions in respect of your interests, because you cannot get physical certificates representing those interests.

•

DTC’s policies will govern payments of principal and interest, transfers, exchanges and other matters relating to your interest in the global note. CAF and the fiscal agent have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global note. Also, CAF and the fiscal agent do not supervise DTC in any way.

•	DTC will require that interests in the global note be purchased or sold within its system using same-day funds.

Description of DTC. CAF understands that:

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transactions between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC account holder, either directly or indirectly.

DTC’s rules are on file with the SEC.

DTC’s records reflect only the identity of the account holders to whose accounts beneficial interests in the global note are credited. These account holders may or may not be the owners of the beneficial interests so recorded. The account holders will be responsible for keeping account of their holdings on behalf of the beneficial owners.

Definitive Notes

In a few special situations described in the next paragraph, the global note will terminate and your interests in it will be exchanged for physical certificates representing the notes (the “definitive notes”). After that exchange, the choice of whether to hold the definitive notes directly or in “street name” (in computerized book-entry form) will be up to you. You must consult your own bank or broker to find out how to have your interests in the definitive notes transferred to your own name, if you wish to be a direct legal holder of the definitive notes.

CAF will cause definitive notes to be issued in exchange for the global note if it decides in its sole discretion not to have any of the notes represented by the global note or if DTC or its nominee notifies CAF that:

•	it is unwilling, unable or no longer qualified to continue acting as the depositary for the global note and CAF does not appoint a successor depositary within 90 days;

•	it has ceased to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered and CAF does not appoint a successor depositary within 90 days; or

•

an event of default with respect to the notes represented by the global note has occurred and is continuing as described under “Description of the Debt Securities — Default; Acceleration of Maturity” in the accompanying prospectus.

CAF would issue definitive notes:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of multiples of USD 1,000.

Any definitive notes issued in this way would be registered in the names and denominations requested by DTC.

Payments on the Notes

The Global Notes. The fiscal agent will make payments of principal of, and interest on, the global notes to Cede & Co., the nominee for DTC, as the registered owner. The principal of, and interest on, the notes will be payable in immediately available funds in U.S. dollars.

CAF understands that it is DTC’s current practice, upon DTC’s receipt of any payment of principal of, or interest on, global securities such as the global note, to credit the accounts of DTC account holders with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC. Payments by DTC account holders to owners of beneficial interests in the global note held through these account holders will be the responsibility of the account holders, as is now the case with securities held for the accounts of customers registered in “street name.”

Neither CAF nor the fiscal agent will have any responsibility or liability for any aspect of DTC’s or its account holders’ records relating to, or payments made on account of, beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

“Street name” and other owners of beneficial interests in the global note should consult their banks or brokers for information on how they will receive payments.

Definitive Notes. Payment of the principal of definitive notes, if any exist, may be made at the office of the fiscal agent. Payment of the interest on definitive notes will be paid by check mailed to you if you are a registered holder of definitive notes. At the request of a registered holder of more than USD 1,000,000 principal amount of definitive notes, payments of principal or interest may be made to that holder by wire transfer.

Unclaimed Payments on the Notes. Any monies CAF pays to the fiscal agent or any paying agent for the payment of the principal of or interest on any notes that remain unclaimed at the end of two years after such principal or interest has become due and payable will be repaid to CAF by such agent. Upon such repayment, all liability of the fiscal agent or any paying agent with respect to such monies shall thereupon cease, without, however, limiting in any way CAF’s unconditional obligation to pay principal of or any interest on the notes when due.

Transfer and Exchange of the Notes

The Global Note. Except as described below, the global note may be transferred, in whole and not in part, only to DTC, to one or more nominees of DTC or to a successor of DTC or its nominee.

Beneficial Interests in the Global Note. Beneficial interests in the global note will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC. Beneficial interests will be in multiples of USD 1,000.

Definitive Notes. You may present definitive notes, if any exist, for registration of transfer or exchange at the corporate trust office of the fiscal agent in The City of New York, which CAF has appointed as the security registrar and transfer agent for the notes.

Exercise of Legal Rights Under the Notes

DTC may grant proxies or otherwise authorize DTC account holders (or persons holding beneficial interests in the notes through DTC account holders) to exercise any rights of a legal holder of the global note or take any other actions that a holder is entitled to take under the fiscal agency agreement or the notes. Under its usual procedures, as soon as possible after a record date, DTC would mail an omnibus proxy to us assigning Cede & Co.’s consenting or voting rights to those DTC account holders to whose accounts the notes are credited on such record date. Accordingly, in order to exercise any rights of a holder of notes, as an owner of a beneficial interest in the global note you must rely on the procedures of DTC and, if you are not an account holder, on the procedures of the account holder through which you own your interest.

We understand that, under existing industry practice, in the event that you, as an owner of a beneficial interest in the global note, desire to take any action that Cede & Co., as the holder of the global note, is entitled to take, Cede & Co. would authorize the relevant DTC account holder to take the action, and the account holder would authorize you, as an owner of a beneficial interest in the global note, through its accounts, to take the action or would otherwise act upon the instructions of beneficial owners owning through it.

Although DTC has agreed to the procedures described herein in order to facilitate transfers of notes among DTC account holders, DTC is under no obligation to perform or continue to perform such procedures, and these procedures may be modified or discontinued at any time.

“Street name” and other owners of beneficial interests in the global note should consult their banks or brokers for information on how to exercise and protect their rights in the notes represented by the global note.

Notices

Notices will be sent by mail to the registered holders of the notes. If the notes are represented by a global note, any such notices will be delivered to DTC.

Certain Other Provisions

You should refer to the accompanying prospectus under the heading “Description of the Debt Securities” for a description of certain other provisions of the notes and the fiscal agency agreement.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Initial settlement for interests in the notes will be made in same-day U.S. dollar funds.

With regard to secondary market trading of interests in the notes, CAF understands the following:

Secondary market sales of interests in the notes between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market sales of interests in the notes held through Euroclear or Clearstream, Luxembourg to purchasers of interests in the notes through Euroclear or Clearstream, Luxembourg will be conducted in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg and will be settled using the procedures applicable to conventional eurobonds.

Cross-market transfers between persons holding interests in the notes directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the notes in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the respective U.S. depositary.

Because of time-zone differences, credits of interests in the notes received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such interests in the notes settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in the notes by or through a Euroclear participant or a Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

Although CAF expects that DTC, Euroclear and Clearstream, Luxembourg will follow the foregoing procedures in order to facilitate transfers of interests in notes among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be changed or discontinued at any time. None of CAF, the fiscal agent or any other agent will have any responsibility for the performance by any clearing system, or their respective direct or indirect participants or accountholders, of their respective obligations under the rules and procedures governing their operations.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated August 9, 2019 and a related pricing agreement dated June 24, 2025, CAF has agreed to sell to the underwriters named below and, subject to certain conditions, each underwriter has severally agreed to purchase the following respective principal amounts of notes:

Underwriter	Principal Amount
BMO Capital Markets	USD 250,000,000
Citigroup	USD 250,000,000
Daiwa	USD 250,000,000
Goldman Sachs International	USD 250,000,000

Total	USD 1,000,000,000

The underwriting agreement and related pricing agreement provide that the underwriters are obligated to purchase all of the notes if any are purchased.

CAF has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to certain conditions contained in the underwriting agreement and the related pricing agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

CAF estimates that its out-of-pocket expenses for this offering will be approximately USD 300,000.

Commissions and Discounts

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement. After the initial public offering the underwriters may change the public offering price and may allow concessions and discounts to broker/dealers.

Trading of the Notes

One or more of the underwriters intends to make a secondary market for the notes. However, the underwriters are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. These transactions may be effected on the London Stock Exchange, in the over-the-counter market or otherwise. No assurance can be given as to how liquid the trading market for the notes will be.

Price Stabilization and Short Positions

In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate-covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

In connection with the issue of the notes, Goldman Sachs International, as the Stabilization Manager (or persons acting on behalf of any Stabilization Manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the relevant Stabilization Manager (or person(s) acting on behalf of any Stabilization Manager) in accordance with all applicable laws and rules.

Settlement and Sales of Notes

CAF expects the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the fourth business day following the date hereof (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before the delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternate settlement cycle at the time for any such trade to prevent a failed settlement and should consult their own advisor.

Selling Restrictions

The underwriters have represented and agreed that they have not and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and in a manner that will not impose any obligations on CAF except as set forth in the underwriting agreement and related pricing agreement.

Brazil. The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities Commission — and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. Documents relating to an offering of the notes, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

Canada. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the notes, the notes have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or the merits of the notes and any representation to the contrary is an offence.

The notes may not be offered, sold or distributed, directly or indirectly, in Canada or to or for the benefit of any resident of Canada, except in compliance with applicable securities laws and, without limiting the generality of the foregoing:

(a) any offer, sale or distribution of the notes in Canada has and will be made only to purchasers in that are “accredited investors” (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that are also a “permitted clients” (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that is not a person created or used solely to purchase or hold the notes as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

(b) it is either (I) appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver the notes, (II) such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (III) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

(c) it has not and will not distribute or deliver this prospectus supplement, or any other offering material in connection with any offering of the notes, in or to a resident of Canada other than in compliance with applicable Canadian securities laws.

Hong Kong. The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer of the notes. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This prospectus supplement does not constitute a “prospectus” (as defined in section 2(1) of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies (Winding Up and Miscellaneous Provisions) Ordinance”)), nor is it an advertisement, invitation or document containing an advertisement or invitation falling within the meaning of section 103 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “Securities and Futures Ordinance”). The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder. This prospectus supplement is strictly confidential to the person to whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by you to any other person in Hong Kong or used for any purpose in Hong Kong other than in connection with your consideration of the offer of the notes.

Indonesia. The notes under this prospectus supplement will be offered only to a strictly limited number of persons within the Republic of Indonesia so that such offering would not be considered to be a “public offering,” as defined in Article 1 section 15 of Law No. 8 of 1995 on Capital Markets, and no registration statement will need to be filed with the Financial Services Authority (Otoritas Jasa Keuangan).

You are advised to exercise caution in relation to the offering of the notes. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. This prospectus supplement is strictly confidential to the person to whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by you to any other person in the Republic of Indonesia or used for any purpose in the Republic of Indonesia other than in connection with your consideration of the offer of the notes.

Japan. The notes have not been and will not be registered under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) since the offering in Japan constitutes the private placement to qualified institutional investors under Article 2, Paragraph 3, Item 2-A of the FIEL. Any transfer of the notes is prohibited except where it is transferred to qualified institutional investors, as defined in Article 10 of the Ordinance of Cabinet Office Concerning Definitions Provided in Article 2 of the Financial Instruments and Exchange Law of Japan.

People’s Republic of China. The notes may not be offered or sold directly or indirectly in the People’s Republic of China (for the purpose of this prospectus supplement, not including the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan, “PRC”) and neither this prospectus supplement, which has not been submitted to China Securities Regulatory Commission or any other governmental authorities in the PRC, nor any offering material or information contained herein relating to the notes, may be circulated or distributed in the PRC or used in connection with any offer for the subscription or sale of shares in the PRC, except to the extent consistent with applicable laws and regulations of the PRC.

Republic of Korea. The notes offered under this prospectus supplement may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. For a period of one year from the issue date of the notes, no holder of the notes who is in Korea or a resident of Korea may transfer the notes in Korea or to any resident of Korea unless such transfer involves all of the notes held by it. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be re-sold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Singapore. This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Any reference to the “SFA” is a reference to the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Taiwan. The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

United Kingdom. Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to CAF; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Underwriters and Affiliates

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with CAF. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve CAF’s securities and/or instruments. Certain of the underwriters or their affiliates that have a lending relationship with CAF routinely hedge their credit exposure to CAF consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in CAF’s securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading positions of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF THE NOTES

Latham & Watkins LLP will pass upon the validity of the notes on CAF’s behalf. Clifford Chance US LLP will pass upon the validity of the notes on behalf of the underwriters. Latham & Watkins LLP and Clifford Chance US LLP may rely as to certain matters on the opinion of Dr. Jorge Luis Silva Méndez, General Counsel of CAF.

SUPPLEMENTARY INFORMATION (UNAUDITED)

AS OF MARCH 31, 2025

BONDS

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2025 (in millions)
4.25% Euro Bond (Schuldschein)	Fixed	4.25%	2012	2027	EUR(1)	82
4.375% Euro Bond (Schuldschein)	Fixed	4.38%	2012	2032	EUR	60
5.0% Euro Dollar Bond	Fixed	5.00%	2012	2042	USD	50
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR	100
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR	100
4.27% Euro Hong Kong Dollar Bonds	Fixed	4.27%	2013	2028	HKD(2)	940
3.66% Euro Bond	Fixed	3.66%	2013	2033	EUR	51
3.625% Euro Bond (Schuldschein)	Fixed	3.63%	2013	2033	EUR	200
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR	226
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR	25
3.51% Euro Bonds	Fixed	3.51%	2014	2034	EUR	65
3.500% Euro Bonds	Fixed	3.50%	2014	2039	EUR	200
4.29% Euro Bonds	Fixed	4.29%	2014	2026	NOK(3)	1,500
3.925% Euro Bonds	Fixed	3.93%	2014	2029	HKD	1,257
3.05% Euro Bonds	Fixed	3.05%	2014	2030	EUR	50
1.50% Swiss Franc Bonds	Fixed	1.50%	2014	2028	CHF(4)	225
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF	200
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF	150
3.05% Euro Bonds	Fixed	3.05%	2015	2035	NOK	1,000
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD(5)	225
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD	50
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD	50
3.05% Euro Bonds	Fixed	3.05%	2015	2030	NOK	800
0.45% Samurai Market	Fixed	0.45%	2016	2026	JPY(6)	4,500
0.51% Swiss Market Bond	Fixed	0.51%	2016	2026	CHF	125
2.89% Euro Bonds	Fixed	2.89%	2016	2026	HKD	320
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD	110
1.70% Euro Bonds	Fixed	1.70%	2016	2031	EUR	70
1.803% Euro Bonds	Fixed	1.80%	2016	2031	EUR	100
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD	80
1.796% Euro Bonds	Fixed	1.80%	2016	2031	EUR	50
3.50% Euro Bonds	Fixed	3.50%	2017	2037	CAD(7)	40
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD	175
3.265% Euro Bonds	Fixed	3.27%	2017	2027	HKD	1,620
0.30% Swiss Market Bond	Fixed	0.30%	2017	2025	CHF	160
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD	75

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2025 (in millions)
4.50% Kangaroo Market Bond	Fixed	4.50%	2018	2027	AUD	75
8.50% Mexican Pesos Bond	Fixed	8.50%	2018	2028	MXN(8)	3,000
0.30% Swiss Market Bond	Fixed	0.30%	2018	2025	CHF	115
6.77% Euro Bond	Fixed	6.77%	2018	2028	COP(9)	510,000
6.75% Euro Bond	Fixed	6.75%	2018	2028	COP	150,000
3.90% Uruguayan Bond	Fixed	3.90%	2019	2040	UIU(10)	39
6.77% Colombian Pesos Bond	Fixed	6.77%	2019	2028	COP	99,500
9.60% Mexican Pesos	Fixed	9.60%	2019	2039	MXN	965
3.90% Uruguayan Bond	Fixed	3.90%	2019	2040	UIU	7
2.97% Euro Dollar Bond	Fixed	2.97%	2019	2029	USD	140
0.18% Euro Bond	Fixed	0.18%	2019	2027	EUR	50
3.76% Uruguayan Bond	Fixed	3.76%	2019	2039	UIU
0.625% Euro Bond	Fixed	0.63%	2019	2026	EUR	750
3.90% Uruguayan Bond	Fixed	3.90%	2019	2040	UIU	8
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	5
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	2
3.30% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU	7
4.2581% Uruguayan Bond	Fixed	4.26%	2020	2039	UIU	1
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	6
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	6
1.025% Japanese Bond	Fixed	1.03%	2020	2040	JPY	3,000
6.78% Mexican Bond	Fixed	6.78%	2020	2027	MXN	1,200
3.30% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU	15
1.625% Euro Bond	Fixed	1.63%	2020	2025	EUR	700
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	9
7.5% Mexican Bond	Fixed	7.50%	2020	2030	MXN	1,525
1.80% New Zealand Bond	Fixed	1.80%	2020	2025	NZD(11)	21
1.83% Australian Bond	Fixed	1.83%	2020	2025	AUD	31
0.65% Japanese Bond	Fixed	0.65%	2020	2025	JPY	3,500
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	7
0.77% Japanese Bond	Fixed	0.77%	2020	2025	JPY	17,200
0.70% Swiss Market Bond	Fixed	0.70%	2020	2025	CHF	350
1.60% Euro Bond	Fixed	1.60%	2020	2025	USD	40
0.727% Japanese Bond	Fixed	0.73%	2020	2025	JPY	20,000
6.75% Colombian Bond	Fixed	6.75%	2020	2028	COP	104,200
3.30% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU	11
4.26% Uruguayan Bond	Fixed	4.26%	2020	2029	UIU	5
1.625% Euro Bond	Fixed	1.63%	2020	2025	USD	750
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	9
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	11
6.77% Colombian Bond	Fixed	6.77%	2020	2028	COP	145,000
3.78% Uruguayan Bond	Fixed	3.78%	2020	2037	UIU	5
1.332% Euro Bond	Fixed	1.33%	2020	2025	USD	30
4.2% Uruguayan Bond	Fixed	4.26%	2020	2039	UIU	6
1.327% Euro Bond	Fixed	1.33%	2020	2025	USD	30
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	6

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2025 (in millions)
0.25% Euro Bond	Fixed	0.25%	2021	2026	EUR	1,250
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	12
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	13,300
0.45% Samurai Bond	Fixed	0.45%	2021	2028	JPY	1,400
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	16,600
6.8% Mexican Bond	Fixed	6.82%	2021	2031	MXN	3,535
1.58% Euro Bond	Fixed	1.58%	2021	2026	USD	50
3.78% Uruguayan Bond	Fixed	3.78%	2021	2037	UIU	9
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	9
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	5
1.00% Samurai Bond	Fixed	1.00%	2021	2026	AUD	30
2.5% Euro Bonds	Fixed	2.50%	2021	2031	NOK	600
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	9
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL(12)	215
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	70
0.30% Euro Yen Bonds	Fixed	0.30%	2021	2031	JPY	3,000
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL	239
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	80
3.54% Mexican Bond	Fixed	3.54%	2021	2031	MXN-UDI(13)	211
0.45% Japanese Bond	Fixed	0.45%	2021	2028	JPY	20,000
0.32% Japanese Bond	Fixed	0.32%	2021	2027	JPY	5,500
0.22% Japanese Bond	Fixed	0.22%	2021	2026	JPY	5,000
3.20% Uruguayan Bond	Fixed	3.20%	2021	2037	UIU	7
3.61% Uruguayan Bond	Fixed	3.61%	2021	2039	UIU	1
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	6
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	12
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	261
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	40
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL	163
2.16% Australian Bond	Fixed	2.16%	2021	2031	AUD	65
1.92% Euro Bond	Fixed	1.92%	2021	2031	USD	50
3.90% Uruguayan Bond	Fixed	3.90%	2021	2040	UIU	8
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	4
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	7
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	2
3.61% Uruguayan Bond	Fixed	3.61%	2021	2039	UIU	2
3.20% Uruguayan Bond	Fixed	3.20%	2021	2037	UIU	6.5
0.46% Swiss Bond	Fixed	0.46%	2022	2027	CHF	350
2.25% Yankee Bond	Fixed	2.25%	2022	2027	USD	650
0.60% Samurai Bond	Fixed	0.60%	2022	2032	JPY	7,200
3.64% Uruguayan Bond	Fixed	3.64%	2022	2039	UIU	2
6.8% Mexican Bond	Fixed	6.82%	2022	2031	MXN	7,500
9.0% Mexican Bond	Fixed	9.0%	2022	2027	MXN	2,000
3.64% Uruguayan Bond	Fixed	3.64%	2022	2039	UIU	4
4.04% Uirdashi Bond	Fixed	4.04%	2022	2027	NZD	22
3.40% Uridashi Bond	Fixed	3.40%	2022	2027	AUD	12
2.81% Uridashi Bond	Fixed	2.81%	2022	2027	USD	7
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	1
4.26% Uruguayan Bond	Fixed	4.26%	2022	2039	UIU	4

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2025 (in millions)
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	15
2.38% Euro Bond	Fixed	2.38%	2022	2027	EUR	500
5.00% Kangaroo Bond	Fixed	5.00%	2022	2029	AUD	55
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	0.8
3.20% Uruguayan Bond	Fixed	3.20%	2022	2037	UIU	8.3
4.26% Uruguayan Bond	Fixed	4.26%	2022	2039	UIU	3.2
2.09% Swiss Bond	Fixed	2.09%	2022	2028	CHF	235
2.72% Euro Bond (Schuldschein)	Fixed	2.72%	2022	2046	EUR	111
3.50% Panamanian Bond	Fixed (Step-up)	3.50%	2022	2042	USD	200
4.83% Mexican Bond	Fixed	4.83%	2022	2037	MXN-UDI	750
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	13
5.90% Kangaroo Bond	Fixed	5.90%	2022	2037	AUD	35
37.0% Turkish Lire	Fixed	37.0%	2022	2027	TRY(14)	850
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	0.5
3.20% Uruguayan Bond	Fixed	3.20%	2022	2037	UIU	6.0
5.25% Yankee Bond	Fixed	5.25%	2022	2025	USD	800
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	5.8
32.5% Turkish Lire Bond	Fixed	32.5%	2023	2026	TRY	500
4.75% Yankee Bond	Fixed	4.75%	2023	2026	USD	1,500
2.44% Swiss Bond	Fixed	2.44%	2023	2030	CHF	190
USD FRN Bond	Float	SOFR + 0.97%	2023	2026	USD	50
5.00% Kangaroo Bond	Fixed	5.00%	2023	2033	AUD	45
USD FRN Bond	Float	SOFR + 1.20%	2023	2028	USD	30
5.55% New Zealand Bond	Fixed	5.55%	2023	2028	NZD	50
0.84% Yen Bonds	Fixed	0.84%	2023	2028	JPY	10,000
6.77% Colombian Bond	Fixed	6.77%	2023	2028	COP	200,000
4.50% Euro Bond	Fixed	4.50%	2023	2028	EUR	1,000
5.95% Kangaroo Bond	Fixed	5.95%	2023	2033	AUD	75
25.0% Turkish Lire	Fixed	25.0%	2023	2027	TRY	675
10.35% Mexican Bond	Fixed	10.35%	2023	2033	MXN	2,000
USD FRN Bond	Float	SOFR + 1.15%	2023	2028	USD	59
11.5% Colombian Bond	Fixed	11.5%	2023	2031	COP	142,120
3.81% Uruguayan Bond	Fixed	3.81%	2023	2042	UIU	2
4.71% Euro Dollar Bond	Fixed	4.17%	2023	2028	USD	51
4.28% Kangaroo Bond	Fixed	4.28%	2023	2028	AUD	62
2.88% Uruguayan Bond	Fixed	2.88%	2023	2039	UIU	1.4
3.61% Uruguayan Bond	Fixed	3.61%	2023	2039	UIU	0.3
5.30% Kangaroo Bond	Fixed	5.30%	2023	2033	AUD	45
4.50% Kangaroo Bond	Fixed	4.50%	2023	2033	AUD	70
5.79% Kangaroo Bond	Fixed	5.79%	2023	2038	AUD	115
USD FRN Bond	Float	SOFR + 1.12%	2023	2028	USD	36
USD FRN Bond	Float	SOFR + 0.95%	2023	2026	USD	100
5.79% Australian Bond	Fixed	5.79%	2023	2038	AUD	145
7.08% Costa Rican Bond	Fixed	7.08%	2023	2028	CRC(15)	28
7.68% Costa Rican Bond	Fixed	7.68%	2023	2033	CRC	25
7.75% Paraguayan Bond	Fixed	7.75%	2023	2026	PYG(16)	72.4
2.88% Uruguayan Bond	Fixed	2.88%	2023	2039	UIU	4.8
4.50% Australian Bond	Fixed	4.50%	2023	2027	AUD	50

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2025 (in millions)
1.10% Yen Bond	Fixed	1.10%	2023	2033	JPY	5,000
5.79% Australian Bond	Fixed	5.79%	2023	2038	AUD	160
2.55% Swiss Bond	Fixed	2.55%	2023	2029	CHF	110
2.88% Uruguayan Bond	Fixed	2.88%	2023	2039	UIU	10.3
3.64% Uruguayan Bond	Fixed	3.64%	2023	2039	UIU	0.4
6.00% Yankee Bond	Fixed	6.00%	2023	2027	USD	1,750
5.04% Uridashi Bond	Fixed	5.04%	2023	2028	USD	29.7
5.00% Australian Bond	Fixed	5.00%	2023	2033	AUD	50
0.73% Samurai Bond	Fixed	0.73%	2023	2027	JPY	18,300
0.96% Samurai Bond	Fixed	0.96%	2023	2028	JPY	17,700
3.81% Uruguayan Bond	Fixed	3.81%	2023	2042	UIU	5.2
3.64% Uruguayan Bond	Fixed	3.64%	2023	2039	UIU	1.4
3.61% Uruguayan Bond	Fixed	3.61%	2023	2039	UIU	1.0
3.90% Uruguayan Bond	Fixed	3.90%	2023	2040	UIU	55.5
3.76% Uruguayan Bond	Fixed	3.76%	2023	2039	UIU	39.3
USD FRN Bond	Float	SOFR + 0.68%	2024	2026	USD	25
3.61% Uruguayan Bond	Fixed	3.61%	2024	2039	UIU	9.1
5.0% Yankee Bond	Fixed	5.0%	2024	2029	USD	1,750
7.80% Paraguayan Bond	Fixed	7.80%	2024	2029	PYG	222,000
3.63% Euro Bond	Fixed	3.63%	2024	2030	EUR	1,500
5.30% Kangaroo Bond	Fixed	5.30%	2024	2029	AUD	500
2.375% Euro Bond	Fixed	2.375%	2024	2027	EUR	200
5.90% Australian Bond	Fixed	5.90%	2024	2040	AUD	100
7.65% Indian Rupee Bond	Fixed	7.65%	2024	2031	INR(17)	4,200
7.70% Indian Rupee Bond	Fixed	7.70%	2024	2029	INR	3,300
3.10% Uruguayan Bond	Fixed	3.10%	2024	2032	UIU	20.4
7.50% Indian Rupee Bond	Fixed	7.50%	2024	2034	INR	4,000
7.50% Indian Rupee Bond	Fixed	7.50%	2024	2030	INR	4,500
8.50% Jamaican Bond	Fixed	8.50%	2024	2028	JMD(18)	4,000
7.25% Paraguayan Bond	Fixed	7.25%	2024	2031	PYG	150,000
4.75% Sterling Bond	Fixed	4.75%	2024	2029	GBP(19)	1,000
6.35% Costa Rican Bond	Fixed	6.35%	2024	2032	CRC	47,250
7.70% Indian Rupee Bond	Fixed	7.70%	2024	2029	INR	2,700
8.25% Indian Rupee Bond	Fixed	8.25%	2024	2034	INR	4,500
6.06% Costa Rican Bond	Fixed	6.06%	2024	2029	CRC	15,000
7.65% Indian Rupee Bond	Fixed	7.65%	2024	2031	INR	5,000
4.50% Australian Bond	Fixed	4.50%	2024	2034	AUD	40
3.12% Chinese Yuan (offshore) Bond	Fixed	3.12%	2024	2028	CNH(20)	383
6.00% Euro Dollar Bond	Fixed	6.00%	2024	2034	USD	10
5.18% Euro Dollar Bond	Fixed	5.18%	2024	2027	USD	30
3.78% Uruguayan Bond	Fixed	3.78%	2024	2038	UIU	59.1
4.26% Uruguayan Bond	Fixed	4.26%	2024	2039	UIU	33.2
2.88% Uruguayan Bond	Fixed	2.88%	2024	2039	UIU	55.3
3.64% Uruguayan Bond	Fixed	3.64%	2024	2039	UIU	1.8
30.00% Turkish Bond	Fixed	30.00%	2024	2028	TRY	650
USD FRN Bond	Float	SOFR + 0.72%	2024	2029	USD	20
3.20% Uruguayan Bond	Fixed	3.20%	2024	2037	UIU	68.9
3.10% Uruguayan Bond	Fixed	3.10%	2024	2032	UIU	20.1

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2025 (in millions)
3.81% Uruguayan Bond	Fixed	3.81%	2024	2042	UIU	12.7
3.35% Uruguayan Bond	Fixed	3.35%	2024	2038	UIU	2.9
4.125% Yankee Bond	Fixed	4.125%	2024	2028	USD	1,000
6.50% Paraguayan Bond	Fixed	6.50%	2024	2028	PYG	197,500
5.00% Yankee Bond	Fixed	5.00%	2025	2030	USD	2,000
8.25% Indian Rupee Bond	Fixed	8.25%	2025	2034	INR	6,000
4.875% Sterling Bond	Fixed	4.875%	2025	2030	GBP	750
9.25% South African Rand Bond	Fixed	9.25%	2025	2033	ZAR(21)	500
7.25% Indian Rupee Bond	Fixed	7.25%	2025	2030	INR	4,500
7.65% Indian Rupee Bond	Fixed	7.65%	2025	2031	INR	4,500
6.18% Costa Rican Bond	Fixed	6.18%	2025	2032	CRC	32,500
7.30% Indonesian Rupiah Bond	Fixed	7.30%	2025	2032	IDR(22)	825,000

Notes:

1)	Euros
2)	Hong Kong Dollars
3)	Norwegian Kroner
4)	Swiss Francs
5)	Australian Dollars
6)	Japanese Yen
7)	Canadian Dollars
8)	Mexican Pesos
9)	Colombian Pesos
10)	Uruguayan Indexed Units
11)	New Zealand Dollars
12)	Brazilian Reais
13)	Mexican Investment Units
14)	Turkish Lira
15)	Costa Rican Colones
16)	Paraguayan Guarani
17)	Indian Rupees
18)	Jamaican Dollars
19)	British Pound Sterling
20)	Chinese Yuan (Offshore)
21)	South African Rand
22)	Indonesian Rupiah

SUBSEQUENT EVENTS

Management has evaluated subsequent events through as of the date of this prospectus. As a result of this evaluation, management has determined that, in addition to the subsequent events incorporated by reference herein, there are no subsequent events that require a disclosure in this prospectus except for:

•	On April 1, 2025, CAF issued bonds for EUR 30 million, equivalent to USD 32.4 million, 3.50% due in 2039, under its EMTN Programme.

•	On April 14, 2025, CAF issued bonds for PYG 125,000 million, equivalent to USD 15.6 million, 6.65% due in 2030, under its Global Issuance Programme in Paraguay.

•	On April 21, 2025, CAF issued bonds for UYU 2,150 million, equivalent to USD 50.6 million, 10.00% due 2030, under its EMTN Programme.

•	On April 28, 2025, Brazil paid 988 Series “B” ordinary shares of CAF for total amount of USD 14.0 million.

•	On May 2, 2025, The Antigua and Barbuda paid 1,056 Series “C” ordinary shares of CAF to become a Shareholder Country, for total amount of USD 15.0 million.

•	On May 15, 2025, CAF issued bonds for UYU 3,000 million, equivalent to USD 71.8 million, 9.88% due 2030, under its EMTN Programme.

•	On May 19, 2025, Brazil paid 1,001 Series “B” ordinary shares of CAF for total amount of USD 14.2 million.

•	On May 20, 2025, CAF issued bonds for GBP 250 million, equivalent to USD 330.8 million, 4.875% due 2030, under its EMTN Programme.

•	On May 20, 2025, CAF issued bonds for PHP 1,400 million, equivalent to USD 25.1 million, 5.5% due 2030, under its EMTN Programme.

•	On May 21, 2025, CAF issued bonds for INR 6,600 million, equivalent to USD 77.3 million, 8.25% due 2034, under its EMTN Programme.

•	On June 11, 2025, CAF issued its first blue bonds for EUR 100 million, equivalent to USD 114.0 million, 2.975% due 2030, under its EMTN Programme.

•	On June 17, 2025, CAF issued a perpetual hybrid bond for USD 500 million, 6.75% until the first reset date in 2030, as a standalone issuance.

LOANS FROM COMMERCIAL BANKS, DEPOSITS, AND

COMMERCIAL PAPER

Title	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2025 (in USD millions)
Borrowings from other financial institutions, net	Various	Various	Various	Various	2,168.4
Deposits	Floating	Various	Various	Various	3,627.7
Commercial Paper	Floating	Various	Various	Various	4,153.6

BORROWINGS FROM MULTILATERALS AND BILATERALS, EXIMS AND EXPORT CREDIT AGENCIES

Borrower	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2025 (in USD millions)
Agence Française de Développement - AFD	Various	Various	Various	EUR	418.1
Banco Bilbao Vizcaya Argentaria S.A.- BBVA	Various	2025	2027	USD	200.0
Banco Económico S.A.	Fixed	Various	Various	BOB	4.9
Inter American Development Bank - IADB.	Fixed	1997	2025	USD	0.1
Cassa Depositi e Prestiti S.p.A.	Floating	Various	Various	EUR	207.9
Financiera de Desarrollo Nacional S.A.- FDN	Fixed	Various	2035	COP	26.6
Instituto de Crédito Oficial - ICO	Floating	Various	Various	USD	517.8
Japan Bank for International Cooperation - JBIC	Floating	Various	Various	USD	149.8
Kreditanstalt für Wiederaufbau - KfW	Various	Various	Various	USD	662.2
Nordic Investment Bank - NIB	Floating	2013	2025	USD	2.1

GUARANTEED DEBT

Borrower	Date of Agreement of Issue	Year of Final Maturity	Principal Amount Outstanding as of March 31, 2025 (in USD millions)
Promotora de Infraestructura Registral, S.A de C.V Sofom	23/08/2010	23/08/2030	8.9
H2Olmos S.A.	24/10/2012	25/10/2032	16.3
Planta de Reserva Fría de Generación de Eten S.A.	05/12/2013	05/12/2033	18.0
Concessionária Linha Universidade Participaçóes S.A.	28/07/2022	29/10/2027	13.3
República de El Salvador	26/09/2024	17/12/2046	200.0

USD 4,000,000,000

CORPORACIÓN ANDINA DE FOMENTO

Debt Securities

Guarantees

Corporación Andina de Fomento (“CAF”) may from time to time offer up to USD 4,000,000,000 (or its equivalent in other currencies) aggregate principal amount of the securities described in this prospectus. The securities may be debentures, notes, guarantees or other unsecured evidences of indebtedness. In the case of debt securities sold at an original issue discount, CAF may issue a higher principal amount up to an initial public offering price of USD 4,000,000,000 (or its equivalent in other currencies).

The securities may be offered from time to time as separate issues. In connection with any offering, CAF will provide a prospectus supplement describing the amounts, prices, maturities, rates, and other terms of the securities it is offering in each issue.

CAF may sell the securities directly to or through underwriters, and may also sell securities directly to other purchasers or through agents.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 13, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that CAF filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under the shelf registration process, CAF may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of USD 4,000,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

This prospectus provides you with a general description of CAF’s business and of the securities it may offer. Each time CAF sells securities, it will provide a prospectus supplement that will contain specific information about the terms of the securities in that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement before purchasing CAF’s securities. If the information in any prospectus supplement differs from the information in this prospectus or in the registration statement, you should rely on the information in the prospectus supplement.

The registration statement, any post-effective amendment to the registration statement and their various exhibits contain additional information about CAF, the securities it may issue and other matters. All of these documents may be inspected at the offices of the SEC.

You should rely only on the information in this prospectus or in other documents to which CAF has referred you in making your investment decision. CAF has not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date specified on the cover of this prospectus.

Except as otherwise specified, all amounts in this prospectus are expressed in United States Dollars (“dollars,” “$,” “U.S.$”, “USD”, “US Dollars” or “U.S. dollars”).

All discrepancies between totals and the sums of the amounts appearing in this prospectus are due to rounding.

FORWARD-LOOKING INFORMATION

This prospectus may contain forward-looking statements. Statements that are not historical facts are statements about CAF’s beliefs and expectations and may include forward-looking statements. These statements are identified by words such as “believe,” “expect,” “anticipate,” “should” and words of similar meaning.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual financial and other results may differ materially from the results discussed in the forward-looking statements. Therefore, you should not place undue reliance on them. Factors that might cause such a difference include, but are not limited to, those discussed in this prospectus, such as the effects of economic or political turmoil in one or more of CAF’s shareholder countries.

CORPORACIÓN ANDINA DE FOMENTO

CAF was established in 1968 pursuant to a Constitutive Agreement establishing the Corporación Andina de Fomento (the “Constitutive Agreement”), an international treaty, and seeks to foster and promote economic development within Latin America and the Caribbean. CAF is a multilateral financial institution, the principal shareholders of which are the current contracting parties to the Constitutive Agreement (each a “full member shareholder country” and collectively, the “full member shareholder countries”):

•	the Argentine Republic (“Argentina”);

•	the Plurinational State of Bolivia (“Bolivia”);

•	the Federative Republic of Brazil (“Brazil”);

•	the Republic of Chile (“Chile”);

•	the Republic of Colombia (“Colombia”);

•	the Dominican Republic (“Dominican Republic”);

•	the Republic of Ecuador (“Ecuador”);

•	the Republic of El Salvador (“El Salvador”);

•	the Republic of Honduras (“Honduras”);

•	the Republic of Panama (“Panama”);

•	the Republic of Paraguay (“Paraguay”);

•	the Republic of Peru (“Peru”);

•	the Republic of Trinidad and Tobago (“Trinidad and Tobago”);

•	the Oriental Republic of Uruguay (“Uruguay”); and

•	the Bolivarian Republic of Venezuela (“Venezuela”).

The other shareholder countries of CAF are (each an “associated shareholder country” and collectively, the “associated shareholder countries”):

•	Barbados;

•	the Republic of Costa Rica (“Costa Rica”);

•	Jamaica;

•	the United Mexican States (“Mexico”);

•	the Portuguese Republic (“Portugal”); and

•	the Kingdom of Spain (“Spain”).

The full member shareholder countries and the associated shareholder countries are referred to collectively as “shareholder countries.”

As of March 31, 2024:

•	the full member shareholder countries collectively accounted for 91.5% of the nominal value of CAF’s paid-in capital;

•	the associated shareholder countries collectively accounted for 8.5% of the nominal value of CAF’s paid-in capital; and

•	thirteen (13) financial institutions based in the full member shareholder countries collectively accounted for 0.05% of the nominal value of CAF’s paid-in capital.

As of December 31, 2023:

•	the full member shareholder countries collectively accounted for 90.6% of the nominal value of CAF’s paid-in capital;

•	the associated shareholder countries collectively accounted for 9.3% of the nominal value of CAF’s paid-in capital; and

•	thirteen (13) financial institutions based in the full member shareholder countries collectively accounted for 0.05% of the nominal value of CAF’s paid-in capital.

CAF commenced operations in 1970. CAF is headquartered in Caracas, Venezuela and has offices in Asunción, Paraguay; Bogotá, Colombia; Brasilia and São Paulo, Brazil; Buenos Aires, Argentina; Mexico City, Mexico; Panama City, Panama; La Paz, Bolivia; Lima, Peru; Madrid, Spain; Montevideo, Uruguay; Port of Spain, Trinidad and Tobago; Quito, Ecuador; San Salvador, El Salvador; Santiago de Chile, Chile; and Santo Domingo, Dominican Republic.

CAF offers financial and related services to the governments of, and public and private institutions, corporations and joint ventures operating in, its shareholder countries. Primarily, CAF provides short-, medium- and long-term loans and guarantees. To a lesser extent, CAF also participates as a limited equity investor in corporations and investment funds, and provide technical and financial assistance, as well as administrative services for certain regional funds.

The Constitutive Agreement generally delegates to the Board of Directors of CAF (the “Board of Directors”) the power to establish and direct CAF’s financial, credit and economic policies. The Board of Directors has adopted a formal statement of CAF’s financial and operational policies. These operational policies provide CAF’s management with guidance as to significant financial and operational issues, and they may not be amended by the Board of Directors in any manner inconsistent with the Constitutive Agreement.

CAF promotes a sustainable development model through credit, non-refundable resources, and support in the technical and financial structuring of projects in the public and private sectors of Latin America and the Caribbean.

CAF offers financial and related services to the governments of its shareholder countries, as well as their public and private institutions, corporations, and joint ventures. CAF’s principal activity is to provide short, medium, and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities in shareholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its shareholder countries.

LEGAL STATUS OF CAF

As an international treaty organization, CAF is a legal entity under public international law. CAF has international legal personality with full legal capacity, which permits it to enter into contracts, acquire and dispose of property and take legal action. The Constitutive Agreement has been ratified by the legislature in each of the full member shareholder countries. In addition, CAF has been granted the following immunities and privileges in each full member shareholder country:

•

immunity from expropriation, search, requisition, confiscation, seizure, sequestration, attachment, retention, or any other form of forceful seizure by reason of executive or administrative action and immunity from enforcement of judicial proceedings by any party prior to final judgment;

•	free convertibility and transferability of CAF’s assets;

•	exemption from all taxes and tariffs on income, properties, or assets, and from any liability involving payment, withholding or collection of any taxes; and

•	exemption from any restrictions, regulations, controls, or moratoria with respect to CAF’s property or assets.

In addition, CAF has entered into agreements with each of its associated shareholder countries. Pursuant to these agreements, each country has agreed to extend immunities and privileges to CAF with respect to its activities in and concerning such country, these immunities and privileges are similar to those granted by the full member shareholder countries. CAF may also enjoy immunities and privileges under the laws of countries other than the full member shareholder countries and associated shareholder countries by virtue of its status as an international treaty organization or the identity of its shareholders.

The governments of some of CAF’s shareholder countries have historically taken actions, such as nationalizations and exchange controls that would be expected to adversely affect ordinary commercial lenders. In light of the immunities and privileges discussed above, CAF has not been adversely affected by these actions.

USE OF PROCEEDS

Unless otherwise specified in the accompanying prospectus supplement, CAF will use the net proceeds of the sale of the securities for general corporate purposes.

RECENT DEVELOPMENTS

Short-Term Loan Approved for Argentina

In December 2023, the Board of Directors approved a short-term bridge loan for USD 960.0 million to Argentina to support the country’s debt service payment to the International Monetary Fund, which has already been repaid.

The Commonwealth of the Bahamas and Grenada Joined CAF as Series “C” Shareholders

On April 17, 2024, The Commonwealth of the Bahamas subscribed for 3,521 Series “C” shares of CAF to become an associated shareholder country, for total amount of USD 49.9 million. Grenada subscribed for 352 Series “C” shares of CAF to become an associated shareholder country, for total amount of USD 4.9 million.

Short-Term Loan Approved for Ecuador

On April 25, 2024, the Shareholders’ Assembly of CAF (the “Shareholders’ Assembly”) approved a short-term loan for USD 800.0 million in favor of the Republic of Ecuador, to support this country’s public account management efforts. This loan was repaid in June 2024.

Uruguay Subscribed for Additional Series “B” Shares

On July 3, 2024, Uruguay subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight annual installments, commencing in 2025.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth CAF’s capitalization and indebtedness as of March 31, 2024, and does not give effect to any transaction since that date

As of March 31, 2024(4)
(in USD millions)
Total liabilities(1)(3)	40,098.4

Shareholders’ equity	15,110.2

Capital
Subscribed and paid-in capital (authorized capital USD 25.0 billion)(2)(4)	5,670.6
Additional paid-in capital	4,513.5
Total capital	10,184.1

Reserves
Mandatory reserve pursuant to Article 42 of the Constitutive Agreement	681.1
General reserve	4,070.0

Total reserves	4,751.0
Retained earnings	175.1

Total shareholders’ equity	15,110.2

Total liabilities and shareholders’ equity	55,208,6

(1)	Commercial paper, deposits, bonds, and borrowings from other financial institutions, accrued interest payable, accrued expenses and other liabilities and derivative financial instruments.
(2)

Authorized capital also includes callable capital of USD 7.0 billion as of March 31, 2024. Subscribed capital of USD 10.0 billion less callable capital portion of USD 1.8 billion and less capital subscriptions receivable USD 2.5 billion.

(3)	After March 31, 2024, there have been issuances of bonds. See “Supplementary Information (Unaudited).”
(4)	See “Recent Developments” for more information on the most recent changes to CAF’s capital since March 31, 2024.

CAPITAL STRUCTURE

General

As of March 31, 2024, CAF’s total authorized capital was USD 25.0 billion, of which USD 18.0 billion was ordinary capital shares and USD 7.0 billion was callable capital shares. On March 8, 2022, the Shareholder Assembly approved a general paid-in capital increase for a total amount of USD 7.0 billion. Several bilateral subscription agreements with each shareholder country have already been negotiated and signed. See “Capital Structure — Paid-in Capital and Unpaid Capital” for recent capital subscriptions as of March 31, 2024.

CAF’s shares are divided into Series “A” shares, Series “B” shares and Series “C” shares.

Series “A” shares may be owned only by the full member shareholder countries. Each full member shareholder country owns one Series “A” share, which is held by the government, either directly or through a government-designated social or public purpose institution. Each of the full member shareholder countries owning a Series “A” share is entitled to elect one (1) Director and one (1) Alternate Director to the Board of Directors.

Series “B” shares are currently owned by the full member shareholder countries and are held by their governments either directly or through designated governmental entities, except for certain Series “B” shares constituting approximately 0.05% of the outstanding shares of CAF as of March 31, 2024, which are owned by thirteen (13) private sector financial institutions of certain full member shareholder countries. CAF offered and sold Series “B” shares to private sector financial institutions in 1989 to obtain the benefit of their views in the deliberations of the Board of Directors. As owners of Series “B” shares, the full member shareholder countries collectively are entitled to elect five (5) additional Directors and five (5) additional Alternate Directors through cumulative voting, and the 13 private sector financial institutions collectively are entitled to elect one (1) Director and one (1) Alternate Director.

Series “C” shares are currently owned by six (6) associated shareholder countries. CAF makes Series “C” shares available for subscription by countries that are not full member shareholder countries to strengthen relationships between these countries and the full member shareholder countries. Ownership of Series “C” shares makes these countries eligible to receive loans from CAF. Holders of Series “C” shares collectively are entitled to elect two (2) Directors and two (2) Alternate Directors.

Under the Constitutive Agreement, Series “A” shares may be held by or transferred only to governments or government-designated social or public purpose institutions of full member shareholder countries. Series “B” shares also may be held by or transferred to such entities and, in addition, may be held by or transferred to private entities or individuals in the full member shareholder countries, except that no more than 49% of the Series “B” shares within any country may be held by private entities or individuals. Series “C” shares may be held by or transferred to public or private entities or individuals outside the full member shareholder countries. Unless a CAF shareholder country withdraws, Series “A” and Series “B” shares may only be transferred within such country.

The Constitutive Agreement (i) allows, under certain circumstances, Latin American and Caribbean countries, including those that are currently associated shareholder countries, to own Series “A” shares and become full member shareholder countries, and (ii) includes a formal purpose of supporting sustainable development and economic integration within all of Latin America and the Caribbean, as opposed to within only the Andean region.

Process to Become a Full Member Shareholder Country

To become a full member shareholder country, an applicant must fulfill the following conditions precedent:

•	subscribe, directly or indirectly, for ownership of a Series “A” share,

•	exchange all or any of its callable Series “C” capital shares for Series “B” share equivalents,

•

meet any additional conditions for accession to full member shareholder country status as determined by the Shareholders Assembly, in its sole discretion (such as the amount of guaranteed capital that the country must subscribe for or the date of the first capital payment), and

•	deposit an instrument of adhesion with the Ministry of Foreign Affairs of Venezuela.

After it has fulfilled the above conditions, an applicant is deemed to have become a full member shareholder country 30 days following a determination of such compliance and fulfillment of all conditionals for accession by the Shareholders’ Assembly.

Liquidity Management in Exceptional Situations Program

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Support Program”). The Support Program was formally approved by the Shareholders’ Assembly meeting held on March 3, 2020. The Program was created in order to provide shareholder countries with flexibility, resources, and support in the repayment of outstanding debt obligations, particularly for shareholder countries whose economies were expected to be materially and adversely impacted by the COVID-19 pandemic. As such, the Support Program allows CAF to repurchase outstanding shares of shareholder countries and apply the proceeds to service such country’s debt. In order to qualify for the Support Program, shareholders countries were required to have met at least two of the following indicators during at least three consecutive years immediately prior to the Support Program approval:

•	a gross domestic product decline of more than 15% per year;

•	annual inflation rate above 100%; and

•	less than six months of total international reserves of imports of goods and services.

In September 2020, new admissions to the Program were terminated as no shareholder country, other than Venezuela, met the requirements to qualify for the Support Program. Venezuela was the only shareholder country admitted into the Support Program.

Paid-in Capital and Unpaid Capital

As of March 31, 2024, CAF’s subscribed paid-in and unpaid capital (excluding callable capital) was USD 8.14 billion, of which USD 5.67 billion was paid-in capital and USD 2.47 billion was unpaid capital. The unpaid capital is receivable in installments according to the agreements subscribed with the shareholder countries. Over the years, CAF has had several increases of subscribed capital.

Since 1990, capital contributions made to CAF (valor patrimonial) comprise a premium paid on each Series “B” and Series “C” share purchased and the nominal USD 5,000 per share value established by CAF’s by-laws. The premium component of such capital contributions is determined at the beginning of each subscription and applies to all payments under that subscription.

Information regarding recent capital subscriptions and annual capital contributions made by shareholder countries as of March 31, 2024, is as follows:

Argentina

In March 2016, Argentina subscribed for an additional USD 572.0 million in Series “B” shares to be paid in seven installments. The final installment was paid in 2023.

In July 2022, Argentina subscribed for an additional USD 807.7 million in Series “B” shares to be paid in ten annual installments, of which it paid USD 5.0 million in 2023.

Bolivia

In October 2009, Bolivia subscribed for an additional USD 105.0 million in Series “B” shares, to be paid in eight installments. The final installment was paid in 2017.

In March 2016, Bolivia subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments, the final installment was paid in 2022.

In July 2022, Bolivia subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight annual installments, of which it paid USD 25.0 million in 2023.

Brazil

In July 2017, Brazil subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight annual installments, of which it paid USD 20.1 million in 2018, USD 45.0 million in 2020, USD 26.2 million in 2021, USD 124.8 million in 2022 and USD 178.0 million in 2023.

Chile

In June 2022, Chile subscribed for an additional USD 1,457.8 million in Series “C” shares, to be paid in fourteen annual installments, of which it paid USD 30.0 million in 2023.

In June 2022, Chile subscribed for USD 122.0 million in callable capital.

In March 2023, Chile became a full member shareholder country after fulfilling all the necessary conditions and obtaining all necessary approvals, converting its Series “C” shares to Series “B” shares, and acquiring a Series “A” share for USD 1.2 million.

Colombia

In June 2012, Colombia subscribed for an additional USD 210.0 million in Series “B” shares to be paid in three installments. The final installment was paid in 2018.

In July 2016, Colombia subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight installments, of which it paid USD 5.0 million in 2017, USD 5.0 million in 2018, USD 93.7 million in 2019, USD 93.7 million in 2020, USD 93.7 million in 2021, USD 93.7 million in 2022 and USD 93.7 million in 2023.

In July 2022, Colombia subscribed for an additional USD 807.7 million in Series “B” shares to be paid in ten annual installments, of which it paid USD 3.0 million in 2023, and USD 107.7 million in 2024.

Costa Rica

In September 2019, Costa Rica subscribed for USD 110.0 million in Series “C” shares, which it paid in full in 2019.

The Dominican Republic

In February 2016, the Dominican Republic subscribed for an additional USD 50.0 million in Series “C” shares, to be paid in four installments. The final installment was paid in 2020.

In December 2021, the Dominican Republic subscribed for an additional USD 310.1 million in Series “C” shares to be paid in six annual installments starting in 2022, of which it paid USD 46.0 million in 2022 and USD 48.0 million in 2023.

On September 14, 2023, the Board of Directors approved the incorporation of the Dominican Republic as a full member shareholder country.

On October 15, 2023, it became a full member shareholder country. Its series “C” shares were exchanged into series “B” shares, and acquired a Series “A” share for USD 1.2 million.

Ecuador

In June 2016, Ecuador subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2020.

In July 2022, Ecuador subscribed for an additional USD 269.2 million in Series “B” shares to be paid in eleven annual installments starting in 2022, of which it paid USD 53.8 million in 2022 and USD 22.1 million in 2023.

El Salvador

In December 2021, El Salvador began its process to become a full member shareholder country, subscribed for USD 460.0 million in Series “B” shares to be paid in seven annual installments, of which it paid USD 65.7 million in 2022.

In December 2021, El Salvador subscribed for USD 36.0 million in callable capital.

In July 2022, El Salvador became a full member shareholder country after fulfilling all the necessary conditions and obtaining all necessary approvals, including acquiring a Series “A” share of USD 1.2 million.

Honduras

In July 2022, Honduras subscribed for USD 460.0 million in Series “B” shares to be paid in eight annual installments starting in 2023, of which it paid USD 38.2 million in 2023.

On September 14, 2023, the Board of Directors approved the incorporation of Honduras as a full member shareholder country.

On October 15, 2023, Honduras became a full member shareholder country, and acquired a Series “A” share of USD 1.2 million.

Panama

In February 2016, Panama subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments beginning in 2017. The final installment was paid in 2022.

In October 2022, Panama subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight annual installments, of which it paid USD 25.0 million in 2023.

Paraguay

In December 2009, Paraguay subscribed for an additional USD 55.0 million in Series “C” shares to be paid in seven installments. The final installment was paid in 2017.

In May 2012, Paraguay subscribed for an additional USD 91.5 million in Series “B” shares, to be paid in five installments. The final installment was paid in 2017.

In March 2016, Paraguay subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2022.

In March 2022, Paraguay subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight annual installments, of which it paid USD 14.2 million in 2023.

Peru

In March 2016, Peru subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight installments. The final installment was paid in 2022.

In June 2023, Peru subscribed for an additional USD 807.7 million in Series “B” shares, to be paid in eight annual installments, commencing in 2024.

Portugal

In 2017, Portugal subscribed for USD 6.4 million in Series “C” shares to be paid in three equal installments. The final installment was paid in 2019.

Spain

In 2017, Spain subscribed for an additional USD 173.2 million of paid-in capital to be paid in five installments. The final installment was paid in 2021.

In September 2023 Spain subscribed for an additional USD 302 million in Series “C” shares to be paid in five annual installments, of which it paid USD 152.1 million in 2024.

Trinidad and Tobago

In December 2018, Trinidad and Tobago subscribed for an additional USD 190.0 million of paid-in capital to be paid in eight annual installments, of which it paid USD 20.0 million in 2019, USD 20.0 million in 2020, USD 25.0 million in 2021, USD 31.2 million in 2022, and USD 31.2 million in 2024.

In July 2022, Trinidad and Tobago subscribed for an additional USD 269.2 million of paid-in capital to be paid in eight annual installments, of which it paid USD 5.0 million in 2024.

Uruguay

In March 2016, Uruguay subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2022.

Venezuela

In August 2009, Venezuela subscribed for an additional USD 380.0 million in Series “B” shares to be paid in eight installments. In December 2016, the agreement was amended to provide for payment in nine installments.

Venezuela had paid a total of USD 268.2 million as of September 30, 2017. In March 2018, the agreement was amended to provide for payment in three installments, with the final installment scheduled to be paid in 2020. As of the date of this prospectus, USD 111.8 million to be paid under the agreement, as amended in March 2018, are past due. CAF has not approved any new loans to Venezuela since 2018.

In March 2016 and May 2016, Venezuela subscribed for an additional USD 572.0 million in Series “B” shares. In March 2018, the agreement was amended to provide for payment in eight annual installments, with the final installment scheduled to be paid in 2025. As of March 31, 2024, USD 389.3 million to be paid under the agreement, as amended in March 2018, was past due.

On March 31, 2020, CAF implemented a Support Program for liquidity management in exceptional situations, following formal approval by the Shareholders’ Assembly on March 3, 2020. The Program was created in order to provide shareholder countries with flexibility, resources, and support in the repayment of outstanding debt obligations, particularly for shareholder countries whose economies were expected to be materially and adversely impacted by the COVID-19 pandemic. The Support Program allowed CAF to repurchase the shares of a shareholder country that fulfilled the requirements of the Support Program and apply the proceeds to that country’s debt service. CAF notified Venezuela that it had fulfilled the requirements and Venezuela was admitted to the Support Program. From the inception of the Support Program through July 4, 2024, CAF repurchased a total of 168,573 shares totaling USD 2,393,737 thousand (USD 842,865 thousand of paid-in capital and USD 1,550,872 thousand of additional paid-in capital) and applied this amount to repay due and overdue amounts of principal, interests, and fees. As a result of the Support Program, Venezuela was current with its loans with CAF until the majority of its series “B” shares were depleted on July 4, 2024. Currently, Venezuela maintains 105 Series “B” shares and its Series “A” share.

The following table sets out the nominal value of CAF’s subscribed paid-in capital and unpaid capital as of March 31, 2024:

Shareholders	Paid-in Capital	Unpaid Capital
	(in USD thousands)
Series “A” Shares:
Argentina	1,200	—
Bolivia	1,200	—
Brazil	1,200	—
Chile	1,200	—
Colombia	1,200	—
Dominican Republic	1,200	—
Ecuador	1,200	—
El Salvador	1,200	—
Honduras	1,200	—
Panama	1,200	—
Paraguay	1,200	—
Peru	1,200	—
Trinidad and Tobago	1,200	—
Uruguay	1,200	—
Venezuela	1,200	—

Shareholders	Paid-in Capital	Unpaid Capital
	(in USD thousands)
Series “B” Shares:
Argentina	659,380	282,640
Bolivia	332,775	86,000
Brazil	578,035	62,680
Chile	74,180	466,820
Colombia	1,087,995	278,410
Dominican Republic	85,885	76,100
Ecuador	352,235	68,145
El Salvador	46,280	115,705
Honduras	13,455	148,530
Panama	209,940	86,000
Paraguay	203,735	89,805
Peru	1,084,175	284,400
Trinidad and Tobago	163,945	115,050
Uruguay	207,300	—
Venezuela	71,320	240,780
Commercial Banks	2,715	225
Series “C” Shares:
Barbados	23,480	11,740
Costa Rica	55,190	—
Jamaica	910	—
Mexico	76,835	—
Portugal	9,600	—
Spain	313,255	52,780

Total	5,670,620	2,465,810

Reserves

Article 42 of the Constitutive Agreement requires that at least 10% of CAF’s net income in each year be allocated to a mandatory reserve until that reserve amounts to 50% of subscribed capital. The mandatory reserve can be used only to offset losses. The mandatory reserve is an accounting reserve. CAF also maintains a general reserve to cover contingent events and as a source of funding of last resort in the event of temporary illiquidity or when funding in the international markets is unavailable or impractical.

As of March 31, 2024, CAF’s reserves totaled USD 4.8 billion. At such date, the mandatory reserve pursuant to Article 42 of the Constitutive Agreement amounted to USD 0.7 billion, or 8.4%, of subscribed paid-in and capital subscriptions receivable, and the general reserve amounted to USD 4.1 billion.

Callable Capital

In addition to CAF’s subscribed paid-in and un-paid capital, CAF’s shareholder countries have subscribed for callable capital totaling USD 1.8 billion as of March 31, 2024. CAF’s callable capital may be called by the Board of Directors to meet the obligations of CAF only to the extent that CAF is unable to meet such obligations with its own resources. See Note 15 to CAF’s audited financial statements included elsewhere in this prospectus.

The Constitutive Agreement provides that the obligation of CAF’s shareholder countries to pay for the shares of callable capital, upon demand by the Board of Directors, continues until such callable capital is paid in full. Thus, CAF considers the obligations of shareholder countries to pay for their respective callable capital subscriptions to be binding obligations backed by the full faith and credit of the respective governments. If the callable capital were to be called, the Constitutive Agreement requires that the call be prorated among CAF’s shareholder countries in proportion to their shareholdings.

SELECTED FINANCIAL INFORMATION

The following selected financial information as of and for the years ended December 31, 2023, 2022, and 2021 has been derived from the audited financial statements of CAF for those periods, which are included elsewhere in this prospectus. The financial statements of CAF have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The following selected financial information as of and for the three-month periods ended March 31, 2024 and 2023 (balance sheet as of March 31, 2023 not included therein) has been derived CAF’s unaudited condensed interim financial information and includes all adjustments, consisting of normal recurring adjustments, that CAF considers necessary for a fair presentation of its financial position at such dates and its results of operations for such periods. The results of the three-month period ended March 31, 2024, are not necessarily indicative of results to be expected for the full year. The selected financial information should be read in conjunction with CAF’s audited financial statements and notes thereto, its unaudited condensed interim financial information and the notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.

	Year Ended December 31,			Three Months Ended March 31,
	2023	2022	2021	2024	2023
	(in USD thousands, except ratios)
Statements of Comprehensive Income
Interest income	3,302,423	1,315,283	671,991	885,381	757,644
Interest expense	2,199,286	854,733	371,275	626,464	481,157

Net interest income	1,103,137	460,550	300,716	258,917	276,487
Provision (credit) for loan losses	439	(3,287)	29,869	(6,304)	3,754

Net interest income after provision (credit) for loan losses	1,102,698	463,837	270,847	265,221	272,733
Non-interest income	58,286	18,941	38,957	7,165	5,639
Non-interest expenses	210,797	203,614	171,401	64,430	55,524

Income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds	950,187	279,164	138,403	207,956	222,848
Unrealized changes in fair value related to other financial instruments	(20,139)	(21,195)	(3,388)	2,828	10,654

Income before Contributions to Shareholders’ Special Funds, net	930,048	257,969	135,015	210,784	233,502
Contributions to Shareholders’ Special Funds	120,000	89,000	30,000	35,673	30,000
Net income and total comprehensive income	810,048	168,969	105,015	175,111	203,502

Summarized Balance Sheet Data (end of period)
Total assets	53,814,263	50,376,742	47,592,350	55,208,614	50,802,283
Total liabilities	39,084,543	36,657,425	34,292,711	40,098,423	36,842,083
Total shareholders’ equity	14,729,720	13,719,317	13,299,639	15,110,191	13,960,200

Total liabilities and shareholders’ equity	53,814,263	50,376,742	47,592,350	55,208,614	50,802,283

	Year Ended December 31,			Three Months Ended March 31,
	2023	2022	2021	2024	2023
	(in USD thousands, except ratios)
Loan Portfolio and Equity Investments
Loans before allowance for loan losses and loan commissions, net of origination cost	33,479,085	30,622,324	29,595,386	33,027,390	30,897,257
Allowance for loan losses	56,913	63,192	76,650	50,683	66,946
Equity investments	392,184	381,779	433,350	390,867	378,605
Selected Financial Ratios
Return on average total shareholders’ equity(1)	6.7%	1.9%	1.0%	1.4%	1.6%
Return on average paid-in capital(2)	17.1%	5.1%	2.6%	3.7%	4.1%
Return on average assets(3)	1.8%	0.6%	0.3%	0.4%	0.5%
Administrative expenses divided by average total assets	0.4%	0.4%	0.3%	0.1%	0.1%
Overdue loan principal as a percentage of loan portfolio (excluding non-accrual loans)	0.0%	0.0%	0.0%	0.0%	0.0%
Non-accrual loans as a percentage of loan portfolio	0.3%	0.4%	0.4%	0.2%	0.2%
Allowance for loan losses as a percentage of loan portfolio	0.2%	0.2%	0.3%	0.2%	0.2%

(1)

In March 2014, the Shareholders’ Assembly authorized, effective 2015, to approve the maximum annual amount that management is authorized to contribute to Shareholders’ Special Funds during the fiscal year and to recognize these contributions as expenses. See Note 21 to CAF’s audited financial statements included elsewhere in this prospectus.

Income before unrealized changes in fair value related to financial instruments and Contributions to Shareholders’ Special Funds divided by annual average total shareholders’ equity. Annual average total shareholders’ equity is computed as the arithmetic average of total shareholders’ equity as of the beginning and the end of each period. Data for interim periods has been annualized.

(2)

Income before unrealized changes in fair value related to financial instruments and Contributions to Shareholders’ Special Funds divided by annual average subscribed and paid-in capital. Annual average subscribed and paid-in capital is computed as the arithmetic average of subscribed and paid-in capital as of the beginning and the end of each period. Data for interim periods has been annualized.

(3)

Income before unrealized changes in fair value related to financial instruments and Contributions to Shareholders’ Special Funds divided by annual average total assets. Annual average total assets is computed as the arithmetic average of total assets as of the beginning and the end of each period. Data for interim periods has been annualized.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with CAF’s audited financial statements and notes thereto, included elsewhere in this prospectus.

Market Overview and Portfolio Trends

During the last year, important global developments have occurred, including:

•	low growth rates in Latin America and the risk of a recession;

•	elevated funding cost for member shareholder countries;

•	local currency depreciation in part due to the increase in global interest rates and the high level of inflation;

•	the rise in geopolitical risk; and

•	the various presidential elections to be held in 2024 in associated shareholder countries and non-shareholder countries.

Both 2023 and 2022 were characterized by growth in CAF’s loan portfolio as a result of its strategy to expand its shareholder base without affecting its capitalization ratios in Central America and the Caribbean, principally through additional paid-in capital contributions by several of its existing shareholder countries, as well as the issuance of shares to new shareholder countries. These two main drivers have led CAF’s loan portfolio to grow 9.3% in 2023, 3.5% in 2022 and 5.3% in 2021.

As of March 31, 2024, CAF’s loan portfolio was distributed by country as follows:

Argentina	13.2%
Ecuador	12.8%
Colombia	11.4%
Brazil	9.1%
Bolivia	8.9%
Panama	7.7%
Paraguay	7.1%
Venezuela	6.2%
Peru	5.9%
Uruguay	5.1%
Mexico	3.9%
Trinidad & Tobago	3.9%
Costa Rica	1.4%
Dominican Republic	1.3%
El Salvador	0.9%
Chile	0.7%
Barbados	0.5%

Notwithstanding the presence of other state-sponsored development banks in the regions in which CAF operates, CAF does not expect that the growth of its loan portfolio will be materially affected by the activities of other development banks in these regions, since the financing needs of its shareholder countries exceed the current supply of lending resources. CAF believes that the activities of other development banks in the regions in which it operates are complementary to its lending operations.

LIBOR Replacement

The replacement of the LIBOR rates with a new reference rate or rates can be considered an industry risk due to the implications the replacement may have on the assets and the liabilities of financial institutions. CAF has been closely monitoring the developments and announcements from groups and organizations that are most closely involved with the phasing out of the LIBOR rate that affect the loan and derivatives markets, including the International Swaps and Derivatives Association (ISDA) and its publication of the ISDA 2020 IBOR Fallbacks Protocol, to which CAF adhered in January 2021. In addition, CAF has established an interdepartmental task force that is in charge of preparing CAF for the change in reference rates, including the adoption of measures such as the incorporation of fallback provisions on loans in order to mitigate any possible impact the replacement of the LIBOR rate may have. This task force, in coordination with management, recommended and approved that starting January 1, 2022, all loans originated will use the reference rate based on the Secured Overnight Financing Rate (“Term SOFR”). New financial liabilities have also been hedged to SOFR. Legacy loans, borrowings, derivatives, and other instruments that are referenced to LIBOR rate were converted to Term SOFR or another SOFR linked rate after June 2023, when LIBOR rate ceased to be representative. On April 3, 2023, the United Kingdom Financial Conduct Authority (“FCA”) announced that LIBOR rates of one, three and six months would be published using a representative “synthetic” methodology starting from July 1, 2023 to September 30, 2024. These synthetic rates are intended for use in legacy contracts only, to help ensure the incorporation of fallback language in the remaining legacy contracts.

If SOFR or another alternative reference rate does not achieve wide acceptance as the alternative to LIBOR, there may be disruption to financial markets. In the event that SOFR or another alternative reference rate is widely accepted, risks will remain in relation to outstanding loans, borrowings, derivatives, and other instruments using LIBOR in relation to transitioning those instruments to a new reference rate and the corresponding value transfer that may occur in connection with that transition, as the new reference rate will not exactly mimic LIBOR.

On the funding side, since December 2020, CAF ceased issuance of Floating Rate Notes (“FRN”) linked to LIBOR, and all previous LIBOR FRNs have matured as of the date of this prospectus. On June 15, 2021, CAF issued its first FRN bond that is linked to the SOFR rate for USD 400 million, an important step in the LIBOR transition process. As of March 31, 2024, CAF has issued seven (7) other FRN bonds linked to the SOFR rate for a total amount of USD 340.0 million.

Venezuela-Related Sanctions of the United States

The Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) administers sanctions in respect of the Government of Venezuela and certain Venezuelan-related individuals and entities, including certain Venezuelan government officials. CAF is not a U.S. Person (as defined by the laws and regulations administered by OFAC, 31 CFR Parts 500-598) and has not been sanctioned; however, the following discussion of the current sanctions administered by OFAC is included because Venezuela is a member shareholder country and minority shareholder of CAF, with which CAF has had transactional activity, including loans to Venezuela.

With regard to any individual or entity who has been added to OFAC’s list of Specially Designated Nationals and Blocked Persons (“SDN List”) under Venezuela-related sanctions, U.S. persons may not make to such listed persons, or receive from such listed persons, any contribution or provision of funds, goods, or services, or otherwise deal in property or interests in property of such persons. The OFAC-administered sanctions also prohibit, among other things and with certain limited exceptions:

•

transactions by a U.S. person or within the United States relating to new debt with a maturity greater than 30 days or new equity, of the Government of Venezuela, bonds issued by the Government of Venezuela prior to August 25, 2017, and dividend payments or other distributions of profits to the Government of Venezuela from its controlled entities, and

•	direct or indirect purchases by a U.S. person or within the United States of securities from the Government of Venezuela (other than new debt with a maturity of 30 days or less).

For purposes of these sanctions, certain amendments to outstanding debt of the Government of Venezuela, such as an extension of the maturity date, could be considered a “new debt” or other prohibited extension of credit. Unless otherwise specified in the relevant prospectus supplement, CAF will use the net proceeds of securities issued under this prospectus to fund its lending operations. CAF will not earmark the proceeds of particular issuances of securities to fund specific loan commitments or purchase specific investments. Accordingly, CAF believes that purchasers of securities will not acquire a direct or indirect interest in CAF’s loans to Venezuela, or any other specific assets of CAF, for purposes of the OFAC sanctions.

Although Venezuela is a member shareholder country and minority shareholder of CAF and two Venezuelan nationals designated by Venezuela serve as directors on the Board of Directors of CAF, neither the Government of Venezuela nor any member of the Board of Directors (whether or not a Venezuelan national) exercises control over CAF, has any operational or management role in CAF, or has any authority to negotiate on behalf of CAF or make binding commitments on behalf of CAF. In addition, CAF has implemented a robust business continuity plan that allows all of CAF’s operations to be conducted simultaneously from multiple country offices, which CAF believes ensures operational resilience in the event of unexpected disruptions in any specific location, including CAF’s office in Caracas.

Although CAF generally is not required to comply with the OFAC sanctions outlined above because CAF is not a U.S. person and does not generally operate in or from the United States, CAF also transacts in the ordinary course with various commercial counterparties in the United States that are required to comply with OFAC sanctions. Some of these U.S. counterparties may serve as correspondent banks or as other intermediaries with potential involvement in funds flows in respect of CAF’s loan operations, including CAF’s loans to the Government of Venezuela, and to the extent that they are so involved, would be required to comply with the Venezuela-related sanctions of the United States. In addition, U.S. persons may purchase CAF’s debt securities. CAF has been monitoring and will continue to monitor OFAC sanctions and restrictions thereunder as applied to U.S. persons, as well as potential sanctions that may be imposed by authorities in other jurisdictions in the future, including the European Union and the United Kingdom, insofar as such sanctions and restrictions may have an effect on CAF’s business and operations.

The OFAC sanctions on Venezuela, and any additional sanctions that may be imposed in the future, could make it more difficult for Venezuela to service or renegotiate its outstanding debt, including its outstanding loans from CAF.

In light of the November 2017 downgrade in Venezuela’s long-term foreign ratings by Standard & Poor’s and Fitch, to selective default (“SD”) from CC and to restricted default (“RD”) from C, respectively, CAF increased its provisions for loan losses with respect to loans made to Venezuela to USD 28.3 million as of March 31, 2019 from the USD 19.8 million reported in September 2017. The provision for loan losses for Venezuela as of each of March 31, 2024 and December 31, 2023 was USD 0.0. See Note 2(h) and Note 6 to CAF’s audited financial statements included elsewhere in this prospectus for further information regarding allowance for loan loss calculations.

On December 14, 2018, CAF granted to the Central Bank of Venezuela a credit facility in a total amount of USD 500.0 million. As of December 31, 2019, the credit facility was disbursed in full.

On January 25, 2019, President Trump signed an Executive Order amending prior economic sanctions targeting the Maduro government, and on January 28, 2019, Petróleos de Venezuela S.A. (“PDVSA”) and certain of its affiliates were designated under Executive Order 13850 and added to the SDN List.

CAF does not have direct lending relationships with PDVSA or its subsidiaries. The sanctions on PDVSA and its affiliates, however, may adversely affect the ability of the Maduro government to receive payment for

PDVSA’s production and sale of oil and related products and may therefore adversely affect macroeconomic conditions in Venezuela. As a result, Venezuela may find it more difficult to service its outstanding debt, including its outstanding loans from CAF.

On March 22, 2019, OFAC designated the Economic and Social Development Bank of Venezuela (“BANDES”) under Executive Order 13850 for operating in the financial sector of the Venezuelan economy and added it to the SDN List. As a result of that designation, all property and interests in property of BANDES, including any entity that is owned, directly or indirectly, 50% or more by BANDES, located in the United States or in the possession or control of U.S. persons, are blocked and must be reported to OFAC by persons subject to OFAC jurisdiction. BANDES holds series “B” shares of CAF and holds approximately 3.43% of CAF’s equity. The designation of BANDES therefore does not extend to CAF. Moreover, CAF is not a U.S. person and, therefore, the current sanctions regulations do not prevent CAF from engaging in transactions or dealings with BANDES that occur outside of U.S. jurisdiction. CAF continues to maintain a control framework aimed at verifying its counterparties against OFAC’s SDN List and other applicable sanctions lists.

On April 17, 2019, OFAC designated the Central Bank of Venezuela under Executive Order 13850 for operating in the financial sector of the Venezuelan economy and added it to the SDN List. At the same time, OFAC issued General License 20 (“GL 20”), which authorizes certain transactions and activities that are for the official business of certain international organizations, including CAF. OFAC has since issued the Venezuela Sanctions Regulations, 31 CFR part 591 (“VSR”), and has included an authorization for the conduct of the official business of CAF and other international organizations and entities, at 31 CFR § 591.510 (Official business of certain international organizations and entities). This provision of the VSR authorizes CAF to conduct transactions and activities involving the Central Bank of Venezuela to the extent they are subject to U.S. jurisdiction and are for CAF’s official business, subject to the terms of the authorization. Accordingly, the designation of the Central Bank of Venezuela has not had a material impact on CAF or its relationship with the Central Bank of Venezuela.

On August 5, 2019, President Donald Trump signed Executive Order 13884, which blocks all property and interests in property of the Government of Venezuela that are in or come within the United States or the possession or control of a U.S. person. For purposes of the Executive Order, the term “Government of Venezuela” is defined to include, among others, any person who has acted or purported to act directly or indirectly for or on behalf of the Government of Venezuela or of any political subdivision, agency, or instrumentality thereof, including the Central Bank of Venezuela. The CAF directors appointed by Venezuela as a Series “A” shareholders and by BANDES as a Series “B” shareholders may be considered to fall within the definition of “Government of Venezuela” in the Executive Order. The authorization at 31 CFR § 591.510 of the VSR (Official business of certain international organizations and entities), however, by its terms does not authorize transactions or dealings with any person other than the Central Bank of Venezuela whose property and interests in property are blocked under Executive Order 13850. Nevertheless, CAF has not observed any material adverse effects on CAF following the issuance of Executive Order 13884. CAF does not anticipate that the blocking of the Government of Venezuela will have a material adverse effect on CAF in the future.

When appropriate, CAF consults with OFAC regarding its activities related to Venezuela and believes that CAF is in compliance with U.S. sanctions, to the extent CAF is subject to U.S. jurisdiction. CAF understands that any repurchase of securities of Venezuela under the Support Program should not be affected by sanctions or risk direct or indirect violations of sanctions. Should the repurchase of shares of Venezuela under the Support Program be considered subject to U.S. jurisdiction, CAF believes that the authorization at 31 CFR §591.510 of the VSR (Official business of certain international organizations and entities) may be available to authorize such activity. CAF has also implemented measures to segregate its U.S. Dollar treasury, including funds from the offering, from funds used for distributions to Venezuela, which distributions are made only in non-U.S. currencies. CAF does not source any funds for distribution to Venezuela through any transactions involving U.S. persons, so CAF does not believe that the purchasers of the securities that may be offered by CAF under this prospectus and the applicable prospectus supplement face the risk of violating U.S. sanctions as a result of such purchases. CAF has not observed any material adverse effects on CAF following the issuance of Executive Order 13884. CAF does not anticipate that the blocking of the Government of Venezuela will have a material adverse effect on CAF in the future.

Venezuela Loan Portfolio

On March 31, 2020, CAF implemented the Support Program following formal approval by the Shareholders’ Assembly. The Support Program allowed CAF to repurchase the shares of a shareholder country that fulfilled the requirements and applied the proceeds to that country’s outstanding loans once a debt payment had not been made. The time frame to apply to the Support Program was six months. The only shareholder country that met the necessary requirements to apply to the Support Program was Venezuela. As part of the Support Program, Venezuela, maintained its representation on the Board of Directors, but was not allowed to have any new loans approved. From the inception of the Support Program through July 4, 2024, CAF repurchased a total of 168,573 shares totaling USD 2,393,737 thousand (USD 842,865 thousand of paid-in capital and USD 1,550,872 thousand of additional paid-in capital) and applied this amount to repay due and overdue amounts of principal, interests, and fees. As a result of the Support Program, Venezuela was current with its loans with CAF until the majority of its series “B” shares were depleted on July 4, 2024. Currently, Venezuela maintains 105 Series “B” shares and its Series “A” share.

As of July 10, 2024, CAF’s loan exposure to Venezuela, the entirety of which is classified as public sector, amounted to USD 1,939,316 thousand of which USD 32,598 thousand were overdue up to five (5) days. In accordance with CAF’s policies, a loan is considered to be in non-accrual status when a payment is more than 180 days overdue in the case of public sector loans. CAF expects to collect all amounts due, including interest and fees. Venezuela is one of the founding shareholders of CAF and has reiterated its commitment and its intention to undertake payments. CAF has not approved any new loans to Venezuela since 2018.

Critical Accounting Policies

General

The financial statements of CAF are prepared in accordance with U.S. GAAP, which requires it in some cases to use estimates and assumptions that may affect its reported results and disclosures. CAF describes its significant accounting policies in Note 2 to its audited financial statements included elsewhere in this prospectus. Some of the more significant accounting policies CAF uses to present its financial results involve the use of accounting estimates that CAF considers to be critical because they require (1) significant management judgment and assumptions about matters that are complex and inherently uncertain; and (2) the use of a different estimate or a change in estimate could have a material impact on CAF’s reported results of operations or financial condition. Specifically, the estimates CAF uses to determine the allowance for loan losses are critical accounting estimates.

Additionally, other important estimates related to the preparation of CAF’s financial statements are those related to revenue recognition and the valuation and classification at fair values of financial instruments. The fair values for some financial assets and liabilities recorded in CAF’s financial statements are determined according to the procedures established by the accounting pronouncement ASC 820. As of the date of this prospectus, CAF has not changed or reclassified any asset or liability from one level to another pursuant to the hierarchy reflected in ASC 820, thereby maintaining consistency in the application of accounting principles in this matter.

Statements of Comprehensive Income

Interest Income

Three Months Ended March 31, 2024 and 2023. For the three-month period ended March 31, 2024, CAF’s interest income was USD 885.4 million, representing an increase of USD 127.8 million, or 16.9%, compared to interest income of USD 757.6 million for the corresponding period in 2023. This increase resulted mainly from the 6.88% growth of CAF’s loan portfolio and higher interest rates charged on loans that accrued interest based on six-month Term SOFR and the spread differential. Average market interest rates were higher in the first three months of 2024, when six-month Term SOFR averaged 5.21%, a higher rate than that which existed during the first three months of 2023, when six-month Term SOFR averaged 4.92%.

2023, 2022, and 2021. For the year ended December 31, 2023, CAF’s interest income was USD 3,302.4 million, representing an increase of USD 1,987.1 million, or 151.1%, compared to interest income of USD 1,315.3 million for the year ended December 31, 2022. This increase resulted primarily from higher interest rates charged on loans that accrue interest based on six-month Term SOFR and the spread differential, an 8.92% growth in CAF’s loan portfolio, and an increase in investment income from the liquidity portfolio during 2023. Average market interest rates were higher during 2023, when six-month Term SOFR averaged 5.22%, than in 2022, when six-month Term SOFR averaged 2.52%. Interest income for the year ended December 31, 2022 was USD 1,315.3 million, representing an increase of USD 643.3 million, or 95.7%, compared to interest income of USD 672.0 million for the year ended December 31, 2021. This increase resulted from higher interest rates charged on loans that accrued interest based on six-month SOFR and the spread differential. Average market interest rates were lower in 2021 than in 2022; in 2021 the six-month Term SOFR averaged 0.056% compared to 2.52% in 2022.

Interest Expense

Three Months Ended March 31, 2024 and 2023. For the three-month period ended March 31, 2024, CAF’s interest expense was USD 626.5 million, representing an increase of USD 145.3 million, or 30.2%, compared to interest expense of USD 481.2 million for the corresponding period in 2023. This increase resulted from an increase of 7.6% in the bond portfolio and higher interest rates, specifically the six-month Term SOFR. Average market interest rates were higher in the first three months of 2024, when six-month Term SOFR averaged 5.21%, a higher rate than that which existed during the first three months of 2023, when six-month Term SOFR averaged 4.92%.

2023, 2022 and 2021. For the year ended December 31, 2023, CAF’s interest expense was USD 2,199.3 million, representing an increase of USD 1,344.6 million, or 157.3%, compared to interest expense of USD 854.7 million for the corresponding period in 2022. This increase resulted from higher overall funding costs due to the increase in six-month Term SOFR and the spread differential. Average market interest rates were higher during 2023, when six-month Term SOFR averaged 5.22%, than in 2022, when six-month Term SOFR averaged 2.52%. Interest expense for the year ended December 31, 2022 was USD 854.7 million, representing an increase of USD 483.5 million, or 130.2%, from CAF’s interest expense of USD 371.3 million for the year ended December 31, 2021. This increase resulted from higher overall funding costs associated with an increase in six-month Term SOFR and the spread differential.

Net Interest Income

Three Months Ended March 31, 2024 and 2023. For the three-month period ended March 31, 2024, CAF’s net interest income was USD 258.9 million, representing a decrease of USD 17.6 million, or 6.4%, compared to net interest income of USD 276.5 million for the corresponding period in 2023. This decrease resulted primarily from higher overall funding costs due to the increase in six-month Term SOFR and the spread differential. The net interest income margin was 2.05% for the three-month period ended March 31, 2024, as compared to 2.44% for the corresponding period in 2023.

2023, 2022, and 2021. For the year ended December 31, 2023, CAF’s net interest income was USD 1,103.2 million, representing an increase of USD 642.6 million, or 139.5%, compared to net interest income of USD 460.6 million for the year ended December 31, 2022. This increase resulted primarily from higher interest rates, growth in CAF’s loan portfolio, and an increase in investment income from the liquidity portfolio explained above. For the year ended December 31, 2022, CAF’s net interest income was USD 460.6 million, representing an increase of USD 159.8 million, or 53.2%, over net interest income of USD 300.7 million for the year ended December 31, 2021. This increase resulted from higher average market rates.

Provision (Credit) for Loan Losses

Three Months Ended March 31, 2024 and 2023. For the three-month period ended March 31, 2024, CAF recorded a credit for loan losses of USD 6.3 million, compared to a provision for loan losses of USD 3.8 million for the corresponding period in 2023. This credit for loan losses was mainly due to collection of non-accrual interest loans during the period.

2023, 2022 and 2021. For the year ended December 31, 2023, CAF recorded a provision for loan losses of USD 0.4 million due to an increase in non-sovereign loans and adjustments related to recoveries and write-offs of non-accrual interest loans during the year. For the year ended December 31, 2022, CAF recorded a credit for loan losses of USD 3.3 million. This was due to a decrease in private sector loans and improvements in the credit ratings of some shareholder countries, compared to a provision for loan losses of USD 29.9 million recorded for the year ended December 31, 2021. The provision for loan losses for the year ended December 31, 2021, decreased by USD 27.0 million, primarily due to a reduction in loan loss provisions related to sovereign credit risk.

Non-Interest Income

CAF’s non-interest income consists mainly of commissions, dividends arising from equity investments not accounted for using the equity method, its corresponding share of earnings or losses on equity investments, which are accounted for using the equity method, and other income.

Three Months Ended March 31, 2024 and 2023. For the three-month period ended March 31, 2024, CAF’s non-interest income was USD 7.2 million, representing an increase of USD 1.5 million, or 27.1%, compared to non-interest income of USD 5.6 million for the corresponding period in 2023. This increase was mainly due to an increase in dividends and equity in earnings of investees.

2023, 2022 and 2021. For the year ended December 31, 2023, CAF’s non-interest income was USD 58.3 million, representing an increase of USD 39.3 million, or 207.7%, compared to non-interest income of USD 18.9 million for the corresponding period in 2022. This increase was mainly due to unrealized changes in fair value related to equity investments. For the year ended December 31, 2022, CAF’s non-interest income was USD 18.9 million, representing a decrease of USD 20.0 million, or 51.4%, from the non-interest income of USD 39.0 million for the previous year. This decrease was mainly due to a reduction in other income, which decreased from USD 31.8 million in the prior year to USD 7.3 million, as a result of changes in fair value measurements in equity investments.

Non-Interest Expenses

CAF’s non-interest expenses consist mainly of administrative expenses, representing 97.3% and 87.3% of non-interest expenses for the years ended December 31, 2023 and December 31, 2022, respectively.

Three Months Ended March 31, 2024 and 2023. For the three-month period ended March 31, 2024, CAF’s non-interest expenses were USD 64.4 million, representing an increase of USD 8.9 million, or 16.0%, compared to non-interest income of USD 55.5 million for the corresponding period in 2023. This increase was due to an increase in other expenses and administrative expenses. Other expenses were USD 5.1 million in the three-month period ended March 31, 2024, representing an increase of USD 4.4 million or 659.6%, compared to other expenses of USD 0.7 million for the corresponding period in 2023, which was due to exchange rate differences. Administrative expenses were USD 59.4 million in the three-month period ended March 31, 2024, compared to administrative expenses of USD 54.8 million for the corresponding period in 2023, representing an increase of 8.2%, which was mainly due to new hires.

2023, 2022 and 2021. For the year ended December 31, 2023, CAF’s non-interest expenses were USD 210.8 million, representing an increase of USD 7.2 million, or 3.5%, compared to non-interest expenses of USD 203.6 million for the corresponding period in 2022. This increase resulted mainly from an increase in administrative expenses. For the year ended December 31, 2022, CAF’s non-interest expenses were USD 203.6 million, representing an increase of USD 32.3 million, or 18.8%, over non-interest expenses of USD 171.4 million for the year ended December 31, 2021. This increase was mainly due to a 13.0% growth in administrative expenses.

For the year ended December 31, 2023, administrative expenses were USD 205.2 million, or 0.39% of CAF’s average total assets, representing an increase of USD 27.4 million, compared to administrative expenses of USD 177.8 million for the year ended December 31, 2022. The increase was mainly due to several corporate actions that were taken, such as the decentralization process of employees and new hires. For the year ended December 31, 2022, administrative expenses were USD 177.8 million, or 0.35% of CAF’s average total assets, representing an increase of USD 20.5 million, compared to administrative expenses of USD 157.4 million for the year ended December 31, 2021. This increase was mainly due to new hires.

Income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds

Three Months Ended March 31, 2024 and 2023. For the three-month period ended March 31, 2024, CAF’s income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds was USD 207.9 million, representing a decrease of USD 14.9 million, or (6.7%), compared to an income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds of USD 222.8 million for the corresponding period in 2023. This decrease resulted primarily from the increase in funding costs due to higher interest rates.

2023, 2022 and 2021. For the year ended December 31, 2023, income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds was USD 950.2 million, representing an increase of USD 671.0 million, or 240.4%, compared to income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds of USD 279.2 million for the year ended December 31, 2022. This increase was mainly due to the rise in interest income, as a result of higher average market interest rates and the growth in CAF’s loan portfolio. Income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds for the year ended December 31, 2022 was USD 279.2 million, representing an increase of USD 140.8 million, or 101.7%, compared to income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds of USD 138.4 million for 2021. This increase was mainly due to higher average market interest rates, which generated higher income in CAF’s loan and investment portfolios.

Net Income

Three Months Ended March 31, 2024 and 2023. For the three-month period ended March 31, 2024, CAF’s net income was USD 175.1 million, representing a decrease of USD 28.4 million, or (13.9%), compared to net income of USD 203.5 million for the corresponding period in 2023. This decrease resulted primarily from the increase in funding costs due to higher interest rates.

2023, 2022 and 2021. For the year ended December 31, 2023, CAF’s net income was USD 810.0 million, representing an increase of USD 641.1 million, or 379.4%, compared to net income of USD 169.0 million for the corresponding period in 2022. This increase was mainly due to an increase in interest income as a result of higher average market rates that generated higher income in CAF’s loan portfolio and investment portfolio. For the year ended December 31, 2022, CAF recognized USD 89.0 million as a contribution to Shareholders’ Special Funds, resulting in net income of USD 169.0 million, representing an increase of USD 60.4 million, or 60.9%, compared to net income of USD 105.0 million for 2021. See Note 21 to CAF’s audited financial statements included elsewhere in this prospectus.

Balance Sheet

Assets

March 31, 2024. As of March 31, 2024, CAF’s total assets were USD 55.2 billion, representing an increase of USD 1.4 billion, or 2.6%, compared to total assets of USD 53.8 billion as of December 31, 2023. The increase in assets resulted primarily from an increase in liquidity assets, specifically marketable securities that grew by 20.0% compared to December 31, 2023.

2023 and 2022. As of December 31, 2023, CAF’s total assets were USD 53.8 billion, representing an increase of USD 3.4 billion, or 6.8%, compared to total assets of USD 50.4 billion as of December 31, 2022. This increase in total assets was mainly due to a 9.3% growth in the outstanding amount of total loans compared to December 31, 2022.

Liabilities

March 31, 2024. As of March 31, 2024, CAF’s total liabilities were USD 40.1 billion, representing an increase of USD 1.0 billion or 2.6%, compared to total liabilities of USD 39.1 billion as of December 31, 2023. The increase in liabilities resulted mainly from an increase in the outstanding amounts of bonds, which grew by 8.0% compared to December 31, 2023.

2023 and 2022. As of December 31, 2023, CAF’s total liabilities were USD 39.1 billion, representing an increase of USD 2.4 billion or 6.6%, compared to total liabilities of USD 36.7 billion as of December 31, 2022. The increase in total liabilities resulted mainly from an increase in the outstanding amount of bonds, which increased by 16.5% compared to December 31, 2022.

Shareholders’ Equity

March 31, 2024. As of March 31, 2024, CAF’s total shareholders’ equity was USD 15.1 billion, representing an increase of USD 380.5 million, or 2.6%, compared to total shareholders’ equity of USD 14.7 billion as of December 31, 2023. The increase in CAF’s total shareholders’ equity resulted mainly from an increase in reserves.

2023 and 2022. As of December 31, 2023, CAF’s total shareholders’ equity was USD 14.7 billion, representing an increase of USD 1.0 billion, or 7.4%, compared to total shareholders’ equity of USD 13.7 billion as of December 31, 2022. The increase in CAF’s total shareholders’ equity resulted mainly from an increase in retained earnings, reserves, and additional paid-in capital.

Asset Quality

Overdue Loans

March 31, 2024. As of March 31, 2024, there were no overdue loans (not including non-accrual loans in overdue status).

2023 and 2022. As of each of December 31, 2023 and December 31, 2022 there were no overdue loans (not including non-accrual loans in overdue status).

Impaired Loans and Non-accrual Loans

March 31, 2024. As of March 31, 2024 the total principal amount of CAF’s impaired loans was USD 50.3 million, or 0.2% of the total loan portfolio, showing no variation compared to December 31, 2023. CAF considers a loan to be impaired when it is in non-accrual status.

2023 and 2022. As of December 31, 2023, the total principal amount of CAF’s impaired loans was USD 50.3 million or 0.15% of the total loan portfolio, representing a decrease of USD 57.6 million compared to impaired loans of USD 107.9 million as of December 31, 2022. This decrease was due to recoveries and write-offs of the impaired loans during the period. CAF considers a loan to be impaired when it is in non-accrual status.

Restructured Loans

March 31, 2024. As of March 31, 2024, there were no restructured loans.

2023 and 2022. As of December 31, 2023, there were no outstanding restructured loans. As of December 31, 2022, the total principal amount of outstanding restructured loans was USD 23.1 million, or 0.07% of the total loan portfolio. This variation resulted from the repayment of the only restructured loan in the portfolio.

Loan Write-offs and Recoveries

March 31, 2024. There were no loans written-off during the three-month period ended March 31, 2024 or during the three-month period ended March 31, 2023. As of December 31, 2023, the remaining amount of the restructured loans was collected, including principal and interest, as a result of which CAF recognized a net gain of USD 16.4 million in the statement of income under Other Income.

2023 and 2022. There were USD 34.5 million of loans written-off during the year ended December 31, 2023 and USD 11.1 million of loans written-off in the same period of 2022.

See “Operations of CAF — Asset Quality” and “Operations of CAF — Loan Portfolio” for details regarding CAF’s asset quality and the distribution of CAF’s loans by country and economic sector, respectively.

Liquidity

CAF’s liquidity policy requires it to maintain sufficient liquid assets to cover at least 12 months of net cash requirements.

Net cash requirements under this new policy are calculated as follows:

(+)	Scheduled loan collections

(+)	Committed paid-in capital payments

(-)	Scheduled debt service

(-)	Committed disbursements

CAF’s investment policy requires that at least 90% of CAF’s liquid assets be held in the form of investment grade instruments rated A-/A3/A- or better by a U.S. nationally recognized statistical rating organization. The remaining portion of CAF’s liquid assets may be invested in non-investment grade instruments rated B-/Ba3/B or better by a U.S. nationally recognized statistical rating organization. CAF’s investment policy emphasizes security and liquidity over yield.

As of March 31, 2024, CAF’s liquid assets consisted of USD 17.9 billion of cash, deposits with banks, marketable securities and other investments, of which 95.6% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 33.4% of CAF’s liquid assets were invested in time deposits in financial institutions, 21.1% in commercial paper, 16.0% in certificates of deposit, 16.0% in U.S. Treasury Notes, 9.9% in corporate and financial institution bonds and 3.5% in other instruments, including deposits in cash.

As of December 31, 2023, CAF’s liquid assets consisted of USD 16.3 billion of cash, deposits with banks, marketable securities and other investments, of which 94.5% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 30.5% were invested in time deposits in financial institutions, 16.0% in commercial paper, 11.7% in corporate and financial institution bonds, 12.9% in certificates of deposit, 15.6% in U.S. Treasury Notes and 13.8% in other instruments.

As of December 31, 2023, CAF’s liquid assets were distributed by country as follows:

United States	29.7%
Supranationals	14.0%
Switzerland	8.4%
United Arab Emirates	7.4%
Chile	5.2%
Japan	5.2%
China	5.1%
Germany	4.4%
France	4.3%
Qatar	3.3%
Canada	3.1%
South Korea	2.3%
Kuwait	1.9%
United Kingdom	1.8%
Denmark	1.2%
Australia	0.7%
Others	2.0%

As of December 31, 2022, CAF’s liquid assets consisted of USD 15.3 billion of cash, deposits with banks, marketable securities and other investments, of which 94.5% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 6.4% of CAF’s liquid assets were invested in time deposits in financial institutions, 8.9% in commercial paper, 11.6% in corporate and financial institution bonds, 28.2% in certificates of deposit, 41.0% in U.S. Treasury Notes and 3.8% in other instruments, including deposits in cash.

As of December 31, 2022, CAF’s liquid assets were distributed by country as follows:

United States	29.6%
Japan	4.7%
France	5.0%
China	8.2%
Australia	1.1%
Canada	3.2%
Switzerland	9.4%
South Korea	1.0%
Spain	0.7%
Chile	7.1%
Germany	2.8%
Netherlands	0.1%
United Arab Emirates	1.1%
United Kingdom	0.7%
Qatar	2.9%
Ireland	0.9%
Supranationals	15.8%
Kuwait	2.9%
Hong Kong	0.2%
Others	2.6%

Commitments and Contingencies

CAF enters into commitments and contingencies in the normal course of business to facilitate its business and objectives. Commitments and contingencies include:

•	credit agreements subscribed and pending loan disbursements,

•	lines and letters of credit for foreign trade,

•	equity investment agreements subscribed, and

•	partial credit guarantees.

See Note 20 to CAF’s audited financial statements included elsewhere in this prospectus.

Strategy and Capital Resources

CAF’s business strategy is to provide financing for projects, trade, and investment in the shareholder countries. Management expects CAF’s assets to grow in the future, which will increase its need for additional funding. Likewise, maturing debt obligations will need to be replaced. In addition to scheduled capital increases, CAF’s management anticipates a need to increase funds raised in the international capital markets and to maintain funding through borrowings from multilateral and other financial institutions. While the substantial majority of CAF’s equity will continue to be held by full member shareholder countries, CAF intends to continue offering equity participation to associated shareholder countries through the issuances of Series “C” shares to such countries. See “Capital Structure.”

CAF intends to continue its programs to foster sustainable growth within the shareholder countries, and to increase its support for the private sector within their markets, either directly or through financial intermediaries. See “Operations of CAF.”

OPERATIONS OF CAF

The purpose of CAF is to foster and promote economic and social development and integration within the shareholder countries through the efficient use of financial resources in conjunction with both private sector and public sector entities. To accomplish its objective, CAF primarily engages in short-, medium- and long-term loans and guarantees. To a lesser extent, CAF makes limited equity investments in funds and companies, and provides technical and financial assistance, as well as administrative services for certain regional funds.

CAF also provides lending for projects in associated shareholder countries, including but not limited to projects that promote trade or integration with full member shareholder countries.

Business Management of CAF

CAF’s business management is composed of client relationship management and financial management.

Client Relationship Management

CAF’s client relationship management function is conducted by a group of relationship managers and sector and product specialists who are responsible for the development, structuring, appraisal, and implementation of its lending activities. Clients are identified through direct contact, referrals from CAF’s representative offices and referrals from third parties such as shareholders, multilateral institutions, international financial institutions, and other clients.

CAF’s client relationship management function is currently fulfilled by the following Vice- Presidencies and management group:

•	The Corporate Vice Presidency of Strategic Programming;

•	The Private Sector Vice Presidency; and

•	The Resource Mobilization and Global Partnerships Management.

The client relationship management group is also responsible for reviewing and developing lending policies and procedures and for monitoring the quality of the loan portfolio on an ongoing basis. In these duties, the client relationship management group is assisted by the Credit Administration Office and the Corporate Comptroller Office.

Financial Management

CAF’s financial management group is responsible for managing its funded debt, as well as its liquid assets. This group is responsible for developing, structuring, appraising, and implementing CAF’s borrowing activities. It is also responsible for reviewing and developing policies and procedures for the monitoring of CAF’s financial well-being and for the proper management of liquidity. The financial management group is headed by the Vice President of Finance.

The asset distribution group is a part of the financial management group, and has two basic responsibilities:

•	structuring “A/B” loan transactions in which CAF lends a portion of the total amount and other financial institutions loan the remainder; and

•	selling loans to international banks interested in increasing their exposure in the shareholder countries.

The staff of the financial management group works in close coordination with the client relationship managers. The client relationship management group and financial management group are supported by the financial control and budget, human resources, information systems and legal departments.

Loan Portfolio

CAF extends medium-term and long-term loans to finance both public sector and private sector projects in the shareholder countries, either directly to a project or through a financial institution in a shareholder country that lends the funds to the appropriate project. To a lesser extent, CAF also provides loans to finance trade by and among the shareholder countries. Loans may be used for any component of a project, subject to exceptions relating to, among other things, the acquisition of land and the payment of taxes. CAF endeavors to concentrate CAF’s lending activities on national and multinational economic development projects, especially those involving electricity, gas, and water supply, transport, or communications in two or more shareholder countries and those that generate foreign exchange.

CAF provides credit lines to financial institutions in the shareholder countries. The purpose of these credit lines is to enable these institutions to finance projects that fall within CAF’s overall objectives, but that are not sufficiently large to justify CAF being directly involved in the project. The relevant financial institutions are thereby provided with funds that enable them to strengthen their financial resources within parameters previously agreed to with CAF. Under such multi-sectoral credit lines, CAF takes the credit risk of the financial intermediary and also has recourse to the underlying borrowers. The financial intermediaries are responsible for repayment of their loans from CAF regardless of whether the underlying borrower repays the financial intermediary.

CAF endeavors to strengthen trade by and among shareholder countries and to assist companies in the shareholder countries to access world markets. CAF’s trade-financing activities are complementary to those of the export credit agencies of shareholder countries because it finances qualifying import or export operations, whereas those agencies generally are limited to providing financing only for goods exported from the respective countries. Through trade-financing, CAF finances the movement of merchandise. CAF also provides credit support to trade activities through the confirmation of letters of credit in situations where the issuing local bank would not be perceived as sufficiently creditworthy by financial institutions in the beneficiary’s country.

In 1997, CAF began making a portion of its loans through an “A/B” loan program, where it acts as lender of record for the entire loan and sells non-recourse participations in the “B” portion of the loan to financial institutions. The “A” portion of the loan is made directly to the borrower by CAF. Under the “B” portion, other financial institutions provide the funding and assume the credit risk; CAF does not provide funding under the “B” portion and, therefore, does not assume any credit risk. Because CAF acts as the lender of record for the entire loan, thereby operating as the one official lender in the transaction, the borrower receives an interest rate that is generally lower than the rate available in the commercial markets. The lower interest rate is a result, among other factors, of the reduced inherent risk resulting from CAF’s status as a multilateral financial institution.

CAF’s loan pricing is typically based on its cost of funds plus a spread to cover operational costs and credit risks. All sovereign-risk loans are made at the same spread for comparable maturities. Generally, CAF’s loans are made on a floating interest rate basis. Under certain exceptional circumstances, loans may be made at fixed interest rates, provided that the corresponding funding is obtained at fixed interest rates. CAF generally charges a loan origination fee up to 0.85% of the total loan amount and a commitment fee equal to 0.35% per annum on undisbursed loan balances. Substantially all loans are denominated in U.S. dollars.

CAF generally requires that the majority of loans to public sector entities have the benefit of sovereign guarantees. Loans to private sector entities other than banks generally must have the benefit of bank or other guarantees, or other collateral acceptable to CAF.

As of December 31, 2023, CAF’s total assets were USD 53.8 billion, of which USD 33.5 billion, or 62.2%, were disbursed and are outstanding loans. As of December 31, 2023, the “B” loan portion of CAF’s “A/B” loan transactions totaled USD 364.7 million. The tables on loan exposure that follow reflect only the “A” portion of the respective “A/B” loan transactions since CAF only assumes the credit risk of the “A” loan portion. CAF’s management expects further loan growth to be funded by additional borrowings and deposits, retained earnings, and planned capital increases.

Loans to Public and Private Sector Borrowers

CAF’s total loan portfolio outstanding, classified by public sector and private sector borrowers, was as follows:

	As of December 31,
	2023		2022	2021
	(in USD millions)
Public Sector	95.9%	32,327.7	29,791.0	27,723.9
Private Sector	4.1%	1,393.9	1,168.1	1,889.8

	100%	33,721.6	30,959.1	29,613.8

Fair value adjustments		(242.5)	(336.8)	(18.4)

		33,479.1	30,622.3	29,595.4

Geographic Distribution of Loans

CAF’s total loan portfolio outstanding, classified on a country-by-country basis, according to the location of the borrower, was as follows:

	As of December 31,
	2023			2022			2021
	Public	Private	Total	Public	Private	Total	Public	Private	Total
	(in USD millions)
Argentina	5,485.3	18.4	5,503.6	3,961.4	20.0	3,981.4	3,818.9	23.4	3,842.3
Barbados	175.0	—	175.0	181.1	—	181.1	172.7	—	172.7
Bolivia	2,917.3	31.1	2,948.5	3,085.5	15.2	3,100.7	2,661.8	26.7	2,688.5
Brazil	2,833.0	137.7	2,970.8	2,560.2	73.1	2,633.3	2,268.8	429.2	2,698.0
Chile	100.0	144.0	244.0	—	192.5	192.5	—	304.2	304.2
Colombia	3,667.5	174.9	3,842.4	3,538.6	187.6	3,726.3	3,123.5	279.9	3,403.4
Costa Rica	497.6	—	497.6	533.9	—	533.9	547.1	—	547.1
Dominican Republic	435.1	10.0	445.1	412.6	—	412.6	110.8	—	110.8
Ecuador	4,147.0	100.0	4,247.0	4,212.2	20.0	4,232.2	4,187.1	14.3	4,201.4
El Salvador	302.0	—	302.0	75.0	—	75.0	—	—	—
Honduras	—	—	—	—	—	—	—	—	—
Mexico	980.0	—	980.0	935.0	20.0	955.0	800.0	25.0	825.0
Panama	2,345.2	237.5	2,582.7	2,510.3	181.6	2,691.9	2,379.0	183.1	2,562.1
Paraguay	2,345.0	28.9	2,373.9	2,020.8	38.3	2,059.1	1,486.2	25.5	1,511.7
Peru	1,492.1	344.7	1,836.9	1,188.6	285.1	1,473.7	1,288.2	455.7	1,743.9
Trinidad and Tobago	1,305.5	—	1,305.5	1,217.2	—	1,217.2	1,164.0	—	1,164.0
Uruguay	1,164.7	166.8	1,331.4	845.9	134.6	980.5	844.3	122.9	967.2
Venezuela	2,135.4	—	2,135.4	2,512.6	—	2,512.6	2,871.5	—	2,871.5

	32,327.7	1,393.9	33,721.6	29,791.0	1,168.1	30,959.1	27,723.9	1,889.9	29,613.8

Fair value adjustments			(242.5)			(336.8)			(18.4)

Total			33,479.1			30,622.3			29,595.4

Loans Approved and Disbursed by Country

CAF’s loan approval process is described under “— Credit Policies.” After approval, disbursements of a loan proceed in accordance with the contractual conditions of the loan agreement.

Set forth below is a table of the amount of loans approved and loans disbursed, classified by country, for each of the years indicated:

	Approved(1)			Disbursed(2)
	2023	2022	2021	2023	2022	2021
	(in USD millions)			(in USD millions)
Argentina	2,815.3	1,468.6	1,377.8	2,078.4	761.5	699.4
Bolivia	1,111.9	616.6	397.9	162.6	627.1	467.0
Brazil	2,894.5	1,841.0	1,492.7	1,488.8	605.7	2,003.0
Chile	922.9	580.7	580.2	394.9	150.5	548.6
Colombia	1,743.1	1,784.4	1,712.3	509.1	1,140.5	1,321.8
Dominican Republic	195.1	21.0	20.6	50.9	319.5	—
Ecuador	2,995.5	967.8	1,159.1	578.4	610.7	534.4
El Salvador	295.9	300.3	—	227.3	75.0	—
Mexico	800.7	800.4	1,100.8	1,182.3	838.1	603.0
Panama	480.1	576.0	511.5	165.4	480.0	541.5
Paraguay	633.3	1,137.6	880.8	443.7	620.0	494.5
Peru	1,964.2	2,416.5	2,061.9	792.2	308.4	966.3
Trinidad & Tobago	75.5	195.7	230.8	135.6	100.8	160.1
Uruguay	726.1	850.8	1,100.7	427.5	182.3	290.9
Venezuela	1.5	0.6	1.1	14.0	27.8	29.7
Others(3)	348.5	542.9	348.5	253.2	385.7	228.9

Total	16,261.1	14,100.5	13,192.0	8,904.3	7,233.8	8,888.9

(1)

Loans approved for disbursement in a given year may be disbursed, in whole or in part, in the current year or at a later date. The amount of loans disbursed and the timing of any individual disbursement, including the quantum of disbursement, are a function of the type of project and loan being financed.

(2)	Includes short-term loans in the amounts of USD 5,715.8 million, USD 4,060.5 million and USD 5,176.8 million for the years ended December 31, 2023, 2022, and 2021, respectively.
(3)	Loans outside the full member shareholder countries for the years ended December 31, 2023, 2022, and 2021.

As of December 31, 2023, the increase (decrease) of CAF’s loan portfolio by country compared to the year ended December 31, 2022 was as follows:

Argentina	38.2%
Barbados	(3.4)%
Bolivia	(4.9)%
Brazil	12.8%
Chile	26.7%
Colombia	3.1%
Costa Rica	(6.8)%
Dominican Republic	7.9%
Ecuador	0.3%
El Salvador	302.7%
Mexico	2.6%
Panama	(4.1)%
Paraguay	15.3%
Peru	24.6%
Trinidad and Tobago	7.2%
Uruguay	35.8%
Venezuela	(15.0)%

The growth of the loan portfolio reflects loan approvals as a result of higher demand from shareholder countries and its increased share of infrastructure financings in the region. Loans to associated shareholder countries holding Series “C” shares totaled USD 1,652.7 million in 2023, compared to loans to associated shareholder countries holding Series “C” shares totaling USD 1,670.0 million in 2022.

Management anticipates that CAF’s loan portfolio will continue to grow as a result of its strategy to expand its shareholder base, both by issuing shares to new shareholder countries and by additional capital subscriptions by existing shareholder countries, which may result in increased loan demand for projects in such countries.

Distribution of Loans by Industry

As of December 31, 2023, CAF’s loan portfolio outstanding was distributed by country and industry as follows:

Sector	Argentina	Bolivia	Brazil	Colombia	Costa Rica	Dominican Republic	Ecuador	Jamaica	Mexico	Panama	Paraguay	Peru	Uruguay	Venezuela	Others(2)	Total by Sector	% of Total
Agriculture, hunting and forestry	66,170	4,554	—	—	—	—	—	—	—	—	—	—	—	—	—	70,724	0.21%
Supply of electricity, gas, and water	819,100	524,490	585,249	213,903	—	59,598	504,284	—	—	326,566	468,673	262,604	515,108	1,008,061	39,436	5,327,072	15.80%
Transport, warehousing and communications	1,618,047	1,126,837	1,546,119	209,073	19,155	—	1,082,966	—	—	984,407	820,805	391,337	265,595	155,556	783,333	9,003,229	26.70%
Financial intermediaries(1)	—	22,880	319,269	337,228	5,000	10,000	349,000	—	380,000	82,500	28,877	210,410	—	—	499,000	2,244,164	6.65%
Social and other infrastructure programs	2,999,542	1,166,059	482,998	3,082,154	467,742	375,507	2,307,590	—	600,000	1,034,186	1,055,535	972,500	550,739	971,753	963,444	17,029,750	50.50%
Other activities	767	3,644	37,128	—	—	—	3,114	—	—	—	—	—	—	—	2,000	46,653	0.14%
Total	5,503,626	2,848,465	2,970,763	3,842,359	491,897	445,105	4,246,954	—	980,000	2,427,659	2,373,889	1,836,850	1,331,442	2,135,370	2,287,213	33,721,592	100.00%

(1)	Multi-sectoral credit lines to public sector development banks, private banks, and other institutions.
(2)	This column includes loans outside the full member shareholder countries as of December 31, 2023.

Maturity of Loans

As of December 31, 2023, CAF’s outstanding loans were scheduled to mature as follows:

	2024	2025	2026	2027	2028	2029 and beyond
	(in USD millions)
Principal amount	5,715.8	3,175.2	3,079.7	3,211.0	2,936.2	15,603.8

Ten Largest Borrowers

The following table sets forth the aggregate principal amount of loans to CAF’s ten largest borrowers, and the percentage such loans represented of the total loan portfolio, as of December 31, 2023:

Borrower	Amount	As a Percentage of Total Loan Portfolio
	(in USD millions)
Argentine	3,933.1	11.8
Ecuador	3,553.5	10.7
Colombia	3,015.3	9.1
Bolivia	2,857.0	8.6
Panama	2,314.4	7.0
Paraguay	1,724.7	5.2
Venezuela	1,521.5	4.6
Trinidad and Tobago	1,178.3	3.5
Peru	1,096.2	3.3
Central Bank of Venezuela	747.0	2.2

	21,941.0	65.9

Selected Projects

Set out below are examples of projects approved by CAF during 2023 and the respective loan approval amounts. The selected projects represent a mix of its loan portfolio in the different sectors and activities in which CAF participates, including both public and private sector projects. They have been selected based on the relevance to the shareholder countries and are representative of CAF’s lending activities in each such country.

Argentina

Aqueduct Project for the Social and Productive Development. Amount: USD 200 million.

Bolivia

Uyuni-Hito LX Highway: Sections 1, 2 and 3. Amount: USD 224 million.

Brazil

State of Bahia — Integrated Road System Project of the State of Bahia Salvador Itaparica Island Bridge. Amount: USD 150 million.

Colombia

Uncommitted and non-revolving conditional line of credit to Empresa Metro de Bogotá S.A. Amount: USD 255 million.

Costa Rica

Financial Line of Credit to Banco Improsa S.A. Amount: USD 15 million.

Ecuador

Program for the Strengthening of the Power Distribution Network for the Water Sector Amount: USD 200 million.

El Salvador

Program for the Implementation of a Telemedicine System. Amount: USD 77 million.

Mexico

Financial Line of Credit to Nacional Financiera S.N.C. (NAFIN). Amount: USD 300 million.

Panama

Educational Access, Relevance, and Inclusion Program (PAPIE) Amount: USD 70 million.

Paraguay

Rehabilitation, improvement, and maintenance program of national route py22, Concepcion-Vallemí-San Lazaro Section and accesses (ROAD 4) Amount: USD 135 million.

Peru

Line of credit with Financiera Confianza S.A. Amount: USD 15 million.

Trinidad and Tobago

Educational Quality Improvement Program. Amount: USD 40 million.

Uruguay

Sector Program to Support the Implementation of Social Protection Tools Focusing on Education, Early Childhood and Health. Amount: USD 300 million.

Other Activities

Treasury Operations

CAF’s investment policy requires that at least 90% of its liquid assets be held in the form of investment grade instruments rated A-/A3/A- or better by a U.S. nationally recognized statistical rating organization. The remaining portion may be invested in non-investment grade instruments rated B-/B3/B- or better by a U.S. nationally recognized statistical rating organization. As of December 31, 2023, CAF’s liquid assets amounted to USD 16.3 billion, of which 30.5% were invested in time deposits in financial institutions, 16.0% in commercial paper, 11.7% in corporate and financial institution bonds, 12.9% in certificates of deposit, 15.6% in U.S. Treasury Notes and 13.8% in other instruments.

Equity Shareholdings

CAF may acquire equity shareholdings in new or existing companies within the shareholder countries, either directly or through investment funds focused on Latin America. CAF’s equity participation in any one company is limited to 1% of its shareholders’ equity. CAF’s policies do not permit it to be a company’s largest individual shareholder. In addition, the aggregate amount of CAF’s equity investments cannot exceed 10% of its shareholders’ equity. As of December 31, 2023, the carrying value of CAF’s equity investments totalled USD 392.2 million, representing 2.7% of its shareholders’ equity. As of December 31, 2023, 56.6% of CAF’s equity portfolio was held through investment funds.

Credit Guarantees

CAF has developed its credit guarantee product as part of its role of attracting international financing for its shareholder countries. As such, CAF may offer guarantees of private credit agreements, or it may offer public guarantees of obligations of the securities of third-party issuers. CAF generally offers only partial credit guarantees with the intention that private lenders or holders of securities share the risk along with CAF.

The emphasis of the credit guarantees is to aid in the financing of public sector projects, though CAF does not have any internal policies limiting its credit guarantees to public sector projects. Also, although CAF generally intends to guarantee approximately 25% of the financing for a given project, it may guarantee up to the full amount of the financing, subject to its other credit policies. CAF’s internal policies limit the aggregate outstanding amount of its credit guarantees to a maximum amount equivalent to 20% of its total equity. The amount of credit guarantees outstanding was USD 83.9 million as of December 31, 2023. Those credit guarantees represented 1.0% of CAF’s total equity and included guarantees issued for a public sector project in Peru and for several private sector companies that are operating in Argentina, Mexico, and Peru.

Promotion of Regional Development

As part of CAF’s role in advancing regional integration, it evaluates on an ongoing basis new investment opportunities intended to benefit the shareholder countries. CAF also provides technical and financial assistance for the planning and implementation of binational and multinational projects, help obtain capital and technology for these projects, and assist companies in developing and implementing modernization, expansion, and organizational development programs.

Fund Administration

In 2023, CAF acted as fund administrator for several funds funded by third parties and by CAF’s shareholders, the net assets of which totaled USD 501.3 million as of December 31, 2023. CAF has no residual interest in the net assets of the special funds.

Each year, the Shareholders’ Assembly of CAF approves a maximum amount to be contributed to Shareholders’ Special Funds during the fiscal year, which contributions are recognized as expenses.

In March 2023, the Shareholders’ Assembly of CAF approved a contribution of up to a maximum amount of USD 120.0 million to some Shareholders’ Special Funds for 2023. Subsequently, for the year ended December 31, 2023, based on the analysis of the new commitments contracted or the resources required by the Shareholders’ Special Funds, CAF’s Executive President directly or by delegation of the Shareholders’ Assembly of CAF authorized CAF to make contributions of USD 85.0 million, USD 31.5 million and USD 3.5 million to Compensatory Financial Fund (FFC), Technical Cooperation Fund (FCT) and Fund for the Development of Small and Medium Enterprises (FIDE), respectively. For the year ended December 31, 2023, CAF recognized USD 120.0 million as an expense and, as of December 31, 2023 recognized an unconditional obligation (accounts payable) of USD 13.4 million, which was paid in January 2024. In March 2022, the Shareholders’

Assembly of CAF approved a contribution of up to a maximum amount of USD 89.0 million to some Shareholders’ Special Funds for 2022. Subsequently, for the year ended December 31, 2022, based on the analysis of the new commitments contracted or the resources required by the Shareholders’ Special Funds, CAF authorized to make contributions of USD 70.0 million, USD 15.0 million, and USD 4.0 million to FFC, FCT and Human Development Fund (FONDESHU), respectively. For the year ended December 31, 2022, CAF recognized USD 89.0 million as an expense and, as of December 31, 2022 recognized an unconditional obligation (accounts payable) for USD 42.2 million, which was paid in January 2023.

As of December 31, 2023, the principal funds to which CAF made contributions were FFC, FIDE, FCT and FONDESHU.

Compensatory Financing Fund (FFC)

As of December 31, 2023, the Compensatory Financing Fund had a balance of USD 214.2 million. This fund was created to provide interest rate compensation of certain loans granted by CAF when a project providing social or developmental benefits is otherwise unable to sustain market interest rates.

Fund for the Development of Small and Medium Enterprises (FIDE)

As of December 31, 2023, the Fund for the Development of Small and Medium Enterprises had a balance of USD 66.4 million. The purpose of this fund is to finance and, in general, support initiatives that aid the development of an entrepreneurial class in CAF’s shareholder countries.

Technical Cooperation Fund (FCT)

As of December 31, 2023, the Technical Cooperation Fund had a balance of USD 96.4 million. The purpose of this fund is to finance research and development studies that may lead to the identification of project investment opportunities and, on occasion, to provide grants to its shareholder countries, that are typically less than USD 100,000 each, to facilitate the implementation of those projects.

Human Development Fund (FONDESHU)

As of December 31, 2023, the Human Development Fund had a balance of USD 3.1 million. This fund is devoted to assisting projects intended to promote sustainable development in socially excluded communities, as well as to support micro-enterprises through the financing of intermediary institutions that offer direct loans to rural and urban micro-entrepreneurs.

See Note 21 to CAF’s audited financial statements included elsewhere in this prospectus.

Credit Policies

The Constitutive Agreement limits the total amount of disbursed and outstanding loans, guarantees and equity investments to 4.0 times shareholders’ equity. CAF’s actual ratio as of December 31, 2023 was 2.3 times shareholders’ equity.

CAF applies commercial banking standards for credit approvals and maintains policies and procedures regarding risk assessment and credit policy. Relationship managers perform an initial screening of each potential client and transaction to ensure that the proposed extension of credit falls within CAF’s policies. Proposed project loans are evaluated in accordance with CAF’s Operational Policies, which set out detailed eligibility and evaluation guidelines. Loans to a private sector borrower are approved taking into consideration both the individual loan and the total exposure to the borrower.

The Loans and Investments Committee (the “Committee”) recommends approvals of loans and investments. The members of this Committee are the Vice Presidents and the Chief Risk Officer. The Committee is chaired by the Executive Vice President. The Secretary of the Committee is the Corporate Manager for Countries. The Vice President of Strategic Programming, the Vice President of the Private Sector, the Vice President of Finance, and the Corporate Risk Manager have a vote in the Committee. The General Counsel, a representative from the Office of the Executive President, and the Planning and Impact on Development Manager have voice in the Committee. The Executive President, upon the recommendation of the Committee, may approve (a) loans of up to USD 75.0 million for sovereign credits, (b) loans of up to USD 50.0 million for private credits, (c) investments of up to USD 25.0 million in the case of equity investments, (d) investments of up to 1% of total liquid assets of any issuer (unless the issuer is: (i) at least investment grade, in which case the investment may be up to 5% of the issuer’s total liquid assets, (ii) a government or governmental institution with an investment grade rating of at least AA+, in which case the investment may be up to 7% of the issuer’s total liquid assets, or (iii) the U.S. Treasury or the Bank for International Settlements, in which case CAF’s investment in notes, bills or bonds may be up to 50% of total liquid assets for each issuer), and (e) technical cooperation credits of up to USD 1.0 million. Amendments and waivers and approvals for mobilization of third party-funds connected to projects are approved by the Committee and extensions and renewals are also approved by the Committee.

CAF’s policies also impose limitations on loan concentration by country and by type of risk. Loans to entities in any one full member shareholder country may not exceed either 25% of CAF’s loan portfolio or 100% of its shareholders’ equity. Aggregate loans to entities in any associated shareholder country currently may not exceed eight times the total of such country’s paid-in capital contribution to CAF plus any assets entrusted by the country to it under a fiduciary relationship. This limit does not apply to trade loan financing with full member shareholder countries. Additionally, no more than four times the country’s paid-in capital contribution to CAF plus any assets entrusted to it under a fiduciary relationship may be committed to operations essentially national in character. The same limitation applies to CAF’s total loan portfolio in relation to its shareholders’ equity. Loans to a public sector or mixed-capital entity not considered a sovereign risk are limited in the aggregate to 15% of CAF’s shareholders’ equity. Additionally, the exposure to any individual private sector entity or to an economic group is limited to 2.35% and 3.5%, respectively, of CAF’s total loan portfolio.

Operations in which CAF extends credit to entities in Series “C” shareholder countries must generally be related to activities of such entities in, or related to, the full member shareholder countries. Notwithstanding the above, the aggregate total of outstanding loans in all such countries may not exceed 15% of CAF’s total loan portfolio.

CAF’s policies allow it to provide up to 100% of the total project costs with respect to short-term loans. For medium- and long-term loans, CAF determines the appropriate level of financing on a case-by-case basis; however, limited-recourse financing in such loans may not exceed 50% of project costs. In practice, however, CAF typically limits its loans to a smaller percentage of total project costs and generally require a larger percentage of financial support by the borrower than required by its credit policies.

Asset Quality

CAF classifies a loan as overdue whenever payment is not made on its due date. CAF charges additional interest on the overdue payment from the due date and immediately suspend disbursements on all loans to the borrower and to any other borrowers of which the overdue borrower is a guarantor. The entire principal amount of a loan is placed in non-accrual status when collection or recovery is doubtful or when any payment, including principal, interest, fees, or other charges in respect of the loan, is more than 90 days overdue in the case of a private sector loan or more than 180 days overdue in the case of a public sector loan. Interest and other charges on non-accruing loans are included in income only to the extent that payments have actually been received by CAF.

As of December 31, 2023, there were no loans overdue and USD 50.3 million of loans in non-accrual status. As of December 31, 2022, there were no loans overdue and USD 107.9 million of loans in non-accrual status.

For the year ended December 31, 2023, there were USD 34.5 million of loan write-offs. CAF believes it has not suffered any individually significant losses on its loan portfolio. Although CAF’s loans do not enjoy any legal preference over those of other creditors, CAF enjoys a de facto preferred creditor status arising from its status as a multilateral financial institution and from the interest of its borrowers in maintaining their credit standing with it. Although some of the shareholder countries have restructured their sovereign debt obligations, CAF has never had to declare an event of default with respect to such countries’ debt obligations to CAF.

Quality of Loan Portfolio

The following table shows CAF’s overdue loan principal, loans in non-accrual status, and the total allowance for loan losses and their percentages of its total loan portfolio at the respective dates indicated, as well as loans written-off during each period.

	As of December 31,
	2023	2022	2021
	(in USD millions)
Total loan portfolio	30,721.6	30,959.1	29,595.4
Overdue accrual loans	—	—	—
Loans in non-accrual status	50.3	107.9	112.1
Loans written-off during period	34.5	11.1	48.2
Allowance for loan losses	56.9	63.2	76.9
Troubled debt restructured	—	23.1	29.2
Overdue loans principal as a percentage of loan portfolio (excluding non-accrual loans)	0.00%	0.00%	0.00%
Non-accrual loans as a percentage of loan portfolio	0.15%	0.35%	0.38%
Allowance for loan losses as a percentage of loan portfolio	0.17%	0.21%	0.26%

FUNDED DEBT

Funding Strategy

CAF raises funds for operations primarily in the international financial markets, although a relatively small part is raised within its shareholder countries. CAF’s strategy with respect to funding, to the extent possible under prevailing market conditions, is to match the maturities of its liabilities to the maturities of its loan portfolio. In order to diversify CAF’s funding sources and to offer potential borrowers a wide range of credit facilities, it raises funds through bond issues in both the shareholder countries and the international capital markets. CAF also takes deposits and obtains loans and credit lines from central banks, commercial banks and, to the extent of imports related to projects funded by CAF, export credit agencies.

Within the shareholder countries, CAF raises funds from central banks and financial institutions and by means of regional bond issues. Outside Latin America and the Caribbean, it obtains funding from public sector development and credit agencies, from development banks, from various North American, European, and Asian commercial banks, from capital markets and from the U.S. and European commercial paper markets.

Sources of Funded Debt

The breakdown of CAF’s outstanding funded debt, both within and outside the shareholder countries, at each of the dates indicated below, was as follows:

	As of December 31,
	2023	2022	2021
	(in USD millions)
Within the shareholder countries:
Deposits	4,144.5	4,662.2	4,002.6
Borrowings from other institutions	28.7	27.6	30.8
Bonds	2,050.4	1,902.8	1,391.1

	6,223.6	6,592.6	5,424.5
Outside the shareholder countries:
Deposits	—	—	—
Commercial papers	4,653.5	4,618.8	2,813.6
Borrowings from other institutions	2,096.3	2,164.7	1,770.4
Bonds	24,197.9	22,413.2	23,196.5

	30,947.7	29,196.7	27,780.6
Variation effect between spot and original FX rate	(556.5)	(1,434.3)	746.2

Fair value adjustments on hedging activities	(1,003.8)	(1,742.0)	396.9

Origination costs	(6.6)	(5.7)	(6.8)

Total	35,605.1	32,607.4	34,341.4

Maturity of Funded Debt

The breakdown of CAF’s outstanding funded debt, by instrument and maturity, at each of the dates indicated below was as follows:

	As of December 31,
	2023	2022	2021
	(in USD millions)
Term deposits:
Up to 1 year	4,144.5	4,662.2	4,002.6
Acceptances, advances, and commercial paper and repurchase agreements:
Up to 1 year	4,653.5	4,618.8	2,813.6
Borrowings from other institutions:
Up to 1 year	432.2	192.9	178.0
Between 1 and 3 years	621.0	832.5	636.8
Between 3 and 5 years	344.0	371.6	360.3
More than 5 years	727.8	795.3	626.0

	2,125.0	2,192.3	1,801.2
Bonds:
Up to 1 year	3,331.9	4,781.8	3,944.5
Between 1 and 3 years	10,705.4	8,173.9	7,802.2
Between 3 and 5 years	7,576.1	6,256.1	8,044.6
More than 5 years	4,634.9	5,104.3	4,796.2

	26,248.3	24,316.1	24,587.6
Totals:
Up to 1 year	12,562.1	14,255.1	10,938.7
Between 1 and 3 years	11,326.4	9,006.4	8,439.0
Between 3 and 5 years	7,921.1	6,627.7	8,404.9
More than 5 years	5,362.7	5,899.6	5,422.2

	37,172.3	35,789.4	33,204.8
Variation effect between spot and original FX rate	(556.5)	(1,434.3)	746.2
Fair value adjustments on hedging activities	(1,003.0)	(1,742.0)	396.9
Originating costs	(6.6)	(5.7)	(6.8)

Total	35,606.0	32,607.4	34,341.1

CAF’s financial liabilities are primarily U.S. dollar-based: 40.6% of CAF’s total financial liabilities, or 95.8% of financial liabilities after swaps, were denominated in U.S. dollars as of December 31, 2023.

The principal amount of non-U.S. dollar financial liabilities outstanding as of December 31, 2023 included:

8,423.9 million Euros
188,100.0 million Japanese Yen
2,625.0 million Swiss Francs
1,462.0 billion Colombian Pesos
4,535.0 million Hong Kong Dollars
23,912.7 million Mexican Pesos
4,800.0 million Norwegian Kroner
1,884.9 million Australian Dollars
40.0 million Canadian dollars
1,067.1 million Brazilian Reales
2,025.0 million Turkish Lira
5,359.4 million Uruguayan Pesos
34.3 million Bolivian Bolivianos
93.1 million New Zealand Dollars
52,990.0 million Costa Rican Colon
250.0 million Czech Koruna
270.5 million Polish Zloty
72.4 million Paraguayan Guarani

All of these non-U.S. dollar financial liabilities are swapped or otherwise hedged into U.S. dollars

DEBT RECORD

CAF has never had an event of default declared with respect to the payment of principal of, or premium or interest on, any debt security it has issued, and has always met all of its debt obligations on a timely basis.

ASSET AND LIABILITY MANAGEMENT

CAF reduces its sensitivity to interest rate risk by extending its loans on a floating rather than a fixed interest rate basis. As of December 31, 2023, 22.1% of CAF’s outstanding loans were based on LIBOR and 77.9% based on Term SOFR and subject to interest rate adjustments at least every six months. The liabilities that fund these loans are also contracted at, or swapped into, SOFR floating interest rates. When CAF makes loans at fixed interest rates, it also obtains the corresponding funding on a fixed interest rate basis.

CAF requires that counterparties with which it enters into swap agreements be rated “A+/A1” or better by two U.S. nationally recognized statistical rating organizations or have signed a credit support agreement (resulting in the corresponding exchange of collateral), at the time of entering into the swap agreement. As of December 31, 2023, CAF was party to swap agreements with an aggregate notional amount of USD 29.5 billion.

CAF seeks, to the extent possible under prevailing market conditions, to match the maturities of its liabilities to the maturities of its loan portfolio. As of December 31, 2023, the weighted average life of CAF’s financial assets was 4.4 years, and the weighted average life of its financial liabilities was 3.6 years.

CAF’s management expects the weighted average life of CAF’s financial assets to increase gradually, as it makes more long-term loans for infrastructure development and similar purposes. At the same time, CAF’s management expects that the weighted average life of its liabilities will also increase as a result of its strategy of increasing its presence in the international long-term bond market as market conditions permit.

As of December 31, 2023, 99.1% of CAF’s assets and 40.6% of its liabilities were denominated in U.S. dollars, with the remainder of its liabilities being denominated principally in Euro, Yen, Hong Kong Dollar, Australian Dollar, Norwegian Kroner, Turkish Lire, South African Rand and Swiss Francs, which liabilities were swapped. After swaps, 95.8% of CAF’s liabilities were denominated in U.S. dollars as of December 31, 2023. Generally, funding that is contracted in currencies other than the U.S. dollar is swapped into U.S. dollars. In some cases, CAF extends its loans in the same non-U.S. dollar currencies as debt is incurred in order to minimize exchange risks. CAF’s shareholders’ equity is denominated entirely in U.S. dollars.

CAF’s treasury asset and liability management involves managing liquidity, funding, interest rate and exchange rate risk arising from non-trading positions through the use of on-balance sheet instruments. CAF’s external asset managers use derivatives to hedge the interest and exchange rate risk exposures of its non-U.S. dollar denominated investments. CAF’s policy is that its total exposure on trade derivatives should not exceed 3% of liquid investments. See Note 17 to CAF’s audited financial statements included elsewhere in this prospectus.

ADMINISTRATION

CAF is governed and administered by the bodies and officials detailed below:

Shareholders’ Assembly

The Shareholders’ Assembly is the ultimate decision-making body within CAF. Shareholders’ Assemblies can be ordinary or extraordinary and are governed by the requirement for the presence of a quorum of at least 80% Series “A” shareholders and a simple majority of the other shareholders, and compliance with other conditions set out in the Constitutive Agreement.

Ordinary Shareholders’ Assembly meetings are held once a year, within 90 days of the close of the financial year, and are convened by the Executive President. In ordinary meetings the Shareholders’ Assembly:

•	considers the Board of Directors’ annual report and CAF’s financial statements, receives the independent auditors’ report, and allocates its net income;

•	constitutes special funds for particular purposes;

•	elects the Board of Directors according to the Constitutive Agreement;

•	appoints external auditors;

•	determines compensation for the Board of Directors and the external auditors; and

•	may consider any other matter expressly submitted to it which is not within the purview of any other body of CAF.

Extraordinary Shareholders’ Assembly meetings may be convened after a call has been made at the initiative of the Board of Directors, or the Executive President, or at least 40% of Series “A” shareholders or any shareholders representing at least 25% of paid-in capital. In extraordinary meetings the Shareholders’ Assembly may:

•	increase, reduce or replenish CAF’s capital in accordance with the Constitutive Agreement;

•	dissolve CAF;

•	change the headquarters of CAF when the Board of Directors so proposes; and

•	consider any other matter that has been expressly submitted to it that is not within the purview of any other body of CAF.

Resolutions presented at ordinary meetings of the Shareholders’ Assembly are passed by the votes of at least 60% of Series “A” shareholders, together with a majority of the votes of the other shares represented at the meeting. Resolutions presented at extraordinary meetings of the Shareholders’ Assembly (including a decision to dissolve CAF) are passed by the votes of 80% of Series “A” shareholders, together with a majority of the votes of the other shares represented at the meeting, except for resolutions concerning modifications to the structure of the Board of Directors, which require the affirmative vote of all Series “A” shareholders and a majority of the votes of the other shares represented at the meeting. In the event of adjournment for lack of a quorum, two Series “A” shareholders, plus a majority of the other shares represented at the meeting, may deliberate and approve decisions at a reconvened meeting.

Board of Directors

The Board of Directors is composed of 23 directors, each of whom is elected for a term of three years and may be re-elected. Each of the Series “A” shareholders is represented by one director. Five directors represent the governments or governmental institutions holding Series “B” shares and one director represents the private financial institutions holding Series “B” shares. Holders of Series “C” shares are entitled to elect two directors. In the event of a vacancy in a director position, the corresponding alternate director serves as director until such vacancy has been filled. Responsibilities of the Board of Directors include:

•	establishing and directing CAF’s credit and economic policies;

•	approving CAF’s budget;

•	approving CAF’s borrowing limits;

•	approving credits granted by CAF in excess of a specified limit;

•	establishing or modifying internal regulations; and

•	appointing the Executive President.

As of the date of this prospectus, the Directors (and their Alternates) representing Series “A” shareholders are:

Argentina	Pablo Quirno (Matias Mana)	Secretary of Finance, Ministry of Economy (Subsecretary of International Financial Relations for Development)

Bolivia	Sergio Cusicanqui (Antonio Mullisaca)	Minister of Development Planning (Vice Minister of Public Investment and External Financing)

Brazil	Renata Vargas Amaral (João Luís Rossi)	Secretary for International Affairs and Development, Ministry of Planning and Budget (Director of International Organizations and Development, Ministry of Planning and Budget)

Chile	Mario Marcel Cullel (Heidi Berner)	Minister of Finance (Deputy Secretary of Finance)

Colombia	Ricardo Bonilla (Marta Villaveces)	Minister of Finance and Public Credit (Technical Vice-Minister-Ministry of Finance and Public Credit)

Dominican Republic	José Manuel Vicente (María José Martínez)	Minister of Finance (Vice-Minister of Public Credit)

Ecuador	Nelson Iván Andrade (Virna Rossi Flores)	President of the Board of Directors of Corporación Financiera Nacional (General Manager of Corporación Financiera Nacional)

El Salvador	Jerson Posada (Luis Enrique Sánchez Castro)	Minister of Finance (Vice-Minister of Finance)

Honduras	Marlon Ochoa (Orlando Garner)	Secretary of Finance (Director Manager of Public Credit)

Panama	Felipe Chapman (Javier Carrizo)	Minister of Economy and Finance (General Manager Banco Nacional de Panamá)

Paraguay	Carlos Fernández (Carlos Charotti)	Minister of Finance (Vice-Minister of Economy)

Perú	José Arista (Betty Sotelo)	Minister of Economy and Finance (Vice-Minister of Finance)

Trinidad and Tobago	Colm Imbert (Alvin Hilaire)	Minister of Finance (Governor of the Central Bank of Trinidad and Tobago)

Uruguay	Azucena Arbeleche (Washington Ribeiro)	Minister of Economy and Finance (President of Banco Central del Uruguay)

Venezuela	José Felix Rivas (Román Maniglia)	Head of the National Office of Public Credit (President Banco de Venezuela)

As of the date of this prospectus, the Directors (and their Alternates) representing Series “B” shareholders are:

Bolivia	Marcelo Montenegro Gómez (Juana Jiménez Soto)	Minister of Economy and Public Finance (Vice Minister of Treasury and Public Credit)

Colombia	Luis Carlos Reyes (Alexander Lopez Maya)	Minister of Commerce, Industry and Tourism (General Manager Department of Planning)

Ecuador	Juan Carlos Vega (Tatiana Rodríguez)	Minister of Economy and Finance (President of Monetary and Regulation Board)

Peru	Jorge Velarde (Carlos Alberto Gonzalez)	President of the Board of Directors of Corporación Financiera de Desarrollo (COFIDE) (Vice-Minister of Economy)

Venezuela	Héctor Obregon (Luis Peréz González)	Vice-Minister of Digital Economy, Banking Insurance and Assets (Executive Vice President of Banco de Desarrollo Económico y Social of Venezuela — BANDES)

Private Financial Institutions	Javier Suárez Esparragoza (Roberto Gónzalez)	President of Banco Davivienda S.A. (Executive President Banco del Pacifico)

As of the date of this prospectus, the directors representing the Series “C” shareholders are Carlos Cuerpo, Minister of Economy and Enterprise of Spain and Rogelio Ramírez de la O, Secretary of Finance and Public Credit of Mexico. Their alternates are Róger Madrigal López, President of the Central Bank of Costa Rica, and Ryan Straughn, Minister of Finance and Economic Affairs of Barbados, respectively.

The business address of each of the directors and each of the alternate directors listed above is Torre CAF, Piso 9, Avenida Luis Roche, Altamira, Caracas, Venezuela.

The Board of Directors annually elects a Chairman to preside over the meetings of the Board of Directors and the Shareholders’ Assembly. José Manuel Vicente is the current Chairman until March 31, 2025.

Executive President

The Executive President is CAF’s legal representative and chief executive officer. He is empowered to decide all matters not expressly reserved to the Shareholders’ Assembly and the Board of Directors. The Executive President is elected by the Board of Directors for a period of five years and may be re-elected.

In accordance with the procedures established in the Constitutive Agreement, on April 10, 2021, Mr. Renny Lopez was designated as the interim Executive President. Mr. Renny Lopez remained in such position until Mr. Sergio Diaz-Granados assumed as Executive President for the next five year period (September 2021 to August 2026), following the appointment made by the Board of Directors on July 5, 2021. In September, 2021 Mr. Diaz-Granados decided to move CAF’s executive presidency to Panama.

Officers

As of the date of this prospectus, the Executive Officers of CAF are:

Sergio Diaz-Granados	Executive President
Gianpiero Leoncini	Executive Vice President
Christian Asinelli	Corporate Strategic Programming Vice President
Antonio Silveira	Acting Vice President of Private Sector
Gabriel Felpeto	Vice President of Finance and Chief Financial Officer
Jorge Silva	General Counsel
Alejandra Claros	General Secretary
Iván Haas	General Auditor

Employees

As of June 30, 2024, CAF employs 862 professionals. The senior positions of Executive Vice President, Vice President of Finance, Corporate Strategic Programming Vice President, and Vice President of Private Sector are appointed by the Executive President, subject to ratification by the Board of Directors.

CAF’s management believes that the salaries and other benefits of CAF’s professional staff are competitive and that the local support staff is paid at levels above the prevailing local rates. Although CAF is not subject to local labor laws, it provides its employees with benefits and safeguards at least equivalent to those required under the law of the country where they normally work and reside. CAF offers technical and professional training opportunities through courses and seminars for its employees. CAF’s management considers the relationship with its employees to be good. There is no employee union and there have been no strikes in the history of CAF.

THE FULL MEMBER SHAREHOLDER COUNTRIES

Certain of the following information has been extracted from publicly available sources. CAF has not independently verified this information. The region occupied by the full member shareholder countries is bordered by the Atlantic Ocean on the east, the Caribbean Sea on the north and the Pacific Ocean on the west, and covers approximately 13.2 million square kilometers in South America (approximately 74% of the South American continent).

Selected Demographic and Economic Data(3)

The following table presents selected demographic and economic data for the full member shareholder countries for the years indicated:

	Argentina	Bolivia	Brazil	Chile	Colombia	Ecuador	El Salvador	Panama	Paraguay	Peru	Trinidad and Tobago	Uruguay	Venezuela
Population (in millions)(1)
2022	46.23	12.22	215.31	19.6	51.87	18	6.34	4.41	6.78	34.05	1.53	3.43	28.3
2021	45.81	12.08	214.33	19.49	51.52	17.8	6.31	4.35	6.7	33.72	1.53	3.43	28.2
2020	45.38	11.94	213.2	19.3	50.93	17.59	6.29	4.29	6.62	33.3	1.52	3.43	28.49
2019	44.94	11.78	211.78	19.04	50.19	17.34	6.28	4.23	6.53	32.82	1.52	3.43	28.97

GDP (USD in billions)(1)
2022	632.77	43.07	1,920.1	301.03	343.94	115.05	32.49	17.358	41.72	242.63	27.9	20.795	93.11	(2)
2021	487.23	40.41	1,649.62	316.71	318.51	106.17	29.45	15.491	39.95	223.72	24.46	17.924	57.14	(2)
2020	385.54	36.63	1,476.11	254.1	270.15	99.29	24.93	13.293	35.43	201.95	21.06	15.65	43.78	(2)
2019	447.75	40.9	1,873.29	278.49	323.03	108.11	26.88	16.473	37.93	228.33	23.85	18.098	73	(2)

GDP per capita (USD)
2022	13,686	3,523	8,918	15,356	6,630	6,391	5,127	17,358	6,153	7,126	18,222	20,795	3,459	(2)
2021	10,636	3,345	7,697	16,247	6,183	5,965	4,664	15,491	5,959	6,635	16,033	17,924	2,071	(2)
2020	8,496	3,069	6,924	13,165	5,304	5,645	3,962	13,293	5,353	6,064	13,872	15,650	1,566	(2)
2019	9,964	3,472	8,845	14,627	6,437	6,233	4,280	16,473	5,808	6,956	15,691	18,098	2,624	(2)

Gross reserves (excluding gold) (USD in millions)(1)
2022	41,198	1,275	317,119	39,088	56,432	6,491	N/A	6,876	9,041	N/A	6,719	15,121	5,989	(4)
2021	36,448	2,242	354,623	51,238	57,745	6,083	3,346	8,832	9,182	N/A	6,766	16,957	6,323	(4)
2020	35,650	2,662	351,519	39,151	58,248	5,236	2,999	9,614	8,704	72,671	6,836	16,244	1,286	(4)
2019	42,193	4,374	353,588	40,643	51,973	1,865	4,379	3,423	7,316	66,014	6,834	14,499	1,841	(4)

Customer price index growth
2022	94.79	3.13	5.79	12.77	13.11	3.74	7.32	2.08	8.12	8.46	8.74	8.29	310
2021	50.94	0.9	10.06	7.14	5.61	1.94	6.11	2.62	6.83	6.43	3.47	7.97	656
2020	36.14	0.67	4.52	2.93	1.59	-0.93	-0.08	-1.58	2.17	1.97	0.83	9.4	2,960
2019	53.83	1.47	4.31	2.95	3.76	-0.07	-0.01	-0.06	2.81	1.9	0.37	8.8	9,585

Exports of Goods (f.o.b.) (USD in millions)(1)
2022	88,515	13,528	340,328	98,584	59,764	33,451	5,723	N/A	12,815	66,235	N/A	17,156	4,762	(3)
2021	77,987	10,966	284,012	94,774	42,736	27,236	5,151	16,690	13,223	62,967	11,082	15,700	3,596	(3)
2020	54,946	7,013	210,707	74,024	32,309	20,591	3,920	11,601	10,955	42,826	6,003	10,057	4,846	(3)
2019	65,162	8,828	225,800	68,792	40,656	22,774	4,748	14,645	12,116	47,980	8,764	11,865	17,016	(3)

Import of Goods (f.o.b.) (USD in millions)
2022	76,163	11,859	296,175	94,741	71,582	30,489	15,292	N/A	14,725	55,902	N/A	13,615	10,856	(3)
2021	59,291	8,740	247,648	84,304	56,719	23,975	13,160	20,281	12,594	47,990	6,370	11,211	8,299	(3)
2020	40,315	6,334	178,337	55,108	41,179	17,092	8,945	14,402	9,729	34,724	5,019	7,904	6,806	(3)
2019	46,928	9,086	199,253	65,776	50,518	21,747	10,457	22,178	11,913	41,101	6,032	8,753	6,178	(3)

1	Source: World Development Indicators, World Bank, 2023
2	Source: World Economic Outlook, International Monetary Fund, April 2023
3	Source: Trademap. Mirror data
4	Source: CAF calculations based on Central Bank of Venezuela

DESCRIPTION OF THE DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities being offered and the extent to which such general provisions may apply will be described in a prospectus supplement relating to such debt securities.

The debt securities will be issued pursuant to a fiscal agency agreement, dated as of March 17, 1998, between CAF and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank), as fiscal agent. The following statements briefly summarize some of the terms of the debt securities and the fiscal agency agreement (a copy of which has been filed as an exhibit to the registration statement). These statements do not purport to be complete and are qualified in their entirety by reference to all provisions of the fiscal agency agreement and such debt securities.

General

The debt securities will constitute the direct, unconditional, unsecured, and general obligations of CAF. The debt securities will rank equally with all of CAF’s other unsecured Indebtedness, other than such obligations as may be preferred by provisions of law that are both mandatory and of general application. “Indebtedness” means all of CAF’s indebtedness in respect of monies borrowed by CAF and guarantees given by it for monies borrowed by others.

The accompanying prospectus supplement will describe the following terms of the debt securities, as applicable:

•	the title;

•	the price or prices at which CAF will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the currency or currency units for which the debt securities may be purchased and in which payments of principal and interest will be made;

•	the date or dates on which principal and interest will be payable;

•	the rate or rates at which any of the debt securities will bear interest, the date or dates from which any interest will accrue, and the record dates and interest payment dates;

•	the place or places where principal and interest payments will be made;

•	the time and price limitations on redemption of the debt securities;

•	CAF’s obligation, if any, to redeem or purchase the debt securities at the option of the holder;

•	the denominations in which any of the debt securities will be issuable, if other than denominations of USD 1,000;

•	if the amount of principal or interest on any of the debt securities is determinable according to an index or a formula, the manner in which such amounts will be determined;

•	whether and under what circumstances CAF will issue the debt securities as global debt securities; and

•	any other specific terms of the debt securities.

Certain debt securities will be treated for U.S. federal income tax purposes as having been issued with original issue discount (“Discount Securities”) if the excess of the debt security’s “stated redemption price at maturity” over its issue price is more than a “de minimis amount” (as defined for U.S. federal income tax purposes). See “Taxation — United States Taxation” for more information regarding the U.S. federal income tax consequences of the ownership and disposition of Discount Securities. If applicable, the prospectus supplement also may describe certain U.S. federal income tax considerations that may be relevant to a beneficial owner of Discount Securities and any other special rules regarding debt securities.

Denominations, Registration and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of USD 1,000 and integral multiples thereof.

At the option of the holder, subject to the terms of the fiscal agency agreement and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Debt securities may be presented for exchange and for registration of transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and as summarized in the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the terms of the debt securities.

If any definitive notes are issued and at that time the notes are listed on the Luxembourg Stock Exchange, CAF will appoint a transfer agent in Luxembourg, which it anticipates being the same entity that serves as CAF’s Luxembourg paying agent. In such circumstances, transfers or exchanges of any definitive notes may be made at the office of CAF’s Luxembourg transfer agent (in addition to the corporate trust office of the fiscal agent).

Global Debt Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global debt securities that will have an aggregate principal amount equal to that of the debt securities they represent. If applicable, each global debt security will be:

•	registered in the name of a depositary or its nominee identified in the prospectus supplement;

•	deposited with the depositary or nominee or the depositary’s custodian; and

•

printed with a legend regarding the restrictions on exchanges and registration of transfer of the security, and any other matters required by the fiscal agency agreement and the terms of the debt securities and summarized in the prospectus supplement.

Payment and Paying Agent

Unless otherwise indicated in the prospectus supplement, CAF will make payments of principal and interest on debt securities:

•	through the fiscal agent;

•	to the person in whose name the debt securities are registered at the close of business on the regular record date for the payments; and

•	at the office of the paying agent or agents designated by us; unless

•	at CAF’s option, payment is mailed to the registered holder, or

•	at the request of a registered holder of more than USD 1,000,000 principal amount of the securities, payment is made by wire transfer.

Unless otherwise indicated in the prospectus supplement, CAF’s sole paying agent for payments on the debt securities will be the corporate trust office of the fiscal agent in The City of New York.

Any monies CAF pays to its fiscal agent or any paying agent for the payment of the principal of or interest on any debt securities that remains unclaimed at the end of two years after such principal or interest has become due and payable will be repaid to CAF by such agent. Upon such repayment, all liability of CAF’s fiscal agent or any paying agent with respect to such monies shall thereupon cease, without, however, limiting in any way CAF’s unconditional obligation to pay principal of or any interest on the debt securities when due.

Negative Pledge

As long as any of the debt securities are outstanding and unpaid, but only up to the time amounts sufficient for payment of all principal and interest have been placed at the disposal of the fiscal agent, CAF will not cause or permit to be created on any of CAF’s property or assets any mortgage, pledge or other lien or charge as security for any bonds, notes or other evidences of indebtedness heretofore or hereafter issued, assumed or guaranteed by CAF for money borrowed (other than purchase money mortgages, pledges or liens on property purchased by it as security for all or part of the purchase price thereof), unless the debt securities are secured by such mortgage, pledge or other lien or charge equally and ratably with such other bonds, notes or evidences of indebtedness.

Default; Acceleration of Maturity

Each of the following will constitute an “event of default” with respect to the debt securities of any series:

•	a failure to pay any principal of or interest on any debt securities of that series when due and the continuance of the failure for 30 days;

•

a failure to perform or observe any material obligation under or in respect of any debt securities of that series or the fiscal agency agreement and the continuance of the failure for a period of 90 days after written notice of the failure has been delivered to CAF and to the fiscal agent by the holder of any debt security of that series;

•

a failure to pay any amount in excess of USD 100,000,000 (or its equivalent in any other currency or currencies) of principal or interest or premium in respect of any indebtedness incurred, assumed, or guaranteed by CAF as and when such amount becomes due and payable and the continuance of the failure until the expiration of any applicable grace period or 30 days, whichever is longer; or

•

the acceleration of any indebtedness incurred or assumed by CAF with an aggregate principal amount in excess of USD 100,000,000 (or its equivalent in any other currency or currencies) by any holder or holders thereof.

If an event of default occurs with respect to the debt securities of any series at the time outstanding, each holder of any debt security of that series may, by written notice to CAF and the fiscal agent, declare the principal of and any accrued interest on all the debt securities of that series held by it to be, and the principal and accrued interest shall thereupon become, immediately due and payable, unless prior to receipt of the notice by CAF all events of default in respect of such series of debt securities are cured. If all the events of default are cured following the declaration, the declaration may be rescinded by any such holder with respect to the previously accelerated series of debt securities upon delivery of written notice of the rescission to CAF and the fiscal agent.

Redemption for Tax Reasons

The debt securities may be redeemed at CAF’s option in whole, but not in part:

(i) at any time (if floating rate note provisions are not specified in the accompanying prospectus supplement as being applicable); or

(ii) on any interest payment date (if floating rate note provisions are specified in the accompanying prospectus supplement as being applicable),

on giving not less than 30 nor more than 60 days’ notice to the holders of the debt securities (which notice shall be irrevocable), at the principal amount of such debt securities or such other amount as may be specified in, or determined in accordance with, the accompanying pricing supplement, together with interest accrued (if any) to the date fixed for redemption, if:

(A)

CAF has or will become obliged to pay additional amounts as provided or referred to in “— Additional Payments by CAF” as a result of any change in, or amendment to, the laws or regulations of any of the full member shareholder countries or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of issue of the first tranche of the debt securities; and

(B)	such obligation cannot be avoided by CAF taking reasonable measures available to us,

provided, however, that no such notice of redemption shall be given earlier than:

(1)

where the debt securities may be redeemed at any time, 90 days prior to the earliest date on which CAF would be obliged to pay such additional amounts if a payment in respect of the debt securities were then due; or

(2)

where the debt securities may be redeemed only on an interest payment date, 60 days prior to the interest payment date occurring immediately before the earliest date on which CAF would be obliged to pay such additional amounts if a payment in respect of the debt securities were then due.

Prior to the publication of any notice of redemption pursuant to this section, CAF shall deliver to the fiscal agent (A) a certificate signed by two authorized officers of CAF stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of CAF so to redeem have occurred and (B) an opinion of independent legal advisers of recognized standing to the effect that CAF has or will become obliged to pay such additional amounts as a result of such change or amendment. Upon the expiration of any such notice as is referred to in this section, CAF shall be bound to redeem the debt securities in accordance with this section.

Additional Payments by CAF

All payments of principal and interest in respect of the debt securities by or on behalf of CAF will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any of the full member shareholder countries or any political subdivision therein or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, CAF will pay such additional amounts as will result in receipt by the holder of debt securities after such withholding or deduction of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any debt securities presented for payment:

•

by or on behalf of a holder of a debt security of any series who is liable for such taxes, duties, assessments, or governmental charges in respect of such debt security by reason of having some connection with any of the full member shareholder countries other than the mere holding of the debt security; or

•

if such withholding or deduction may be avoided by a holder of a debt security of any series complying with a request of CAF relating to any certification, identification or other reporting concerning its nationality, residence, identity or connection with any full member shareholder country if the holder is legally able to comply with the request and CAF has provided the notice in writing at least 60 days before such information is required to be provided by the holder; or

•

more than 30 days after the Relevant Date, except to the extent that the holder of such debt security of any series would have been entitled to such additional amounts on presenting such debt security for payment on the last day of such period of 30 days; or

•	any estate, inheritance, gift, sale, transfer, personal property or similar taxes, duties, assessments, or governmental charges; or

•	any taxes, duties, assessments, or governmental charges which are payable otherwise than by deduction or withholding from payments made under or with respect to the debt security; or

•

any taxes, duties, assessments, or governmental charges that were imposed with respect to any payment on a note to any person who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that no additional amounts would have been payable had the beneficial owner of the applicable note been the holder of such debt security; or

•

if such withholding or deduction is imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

Any reference in this section to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this section.

As used in this prospectus, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the fiscal agent on or prior to the due date, it means the first date on which, the full amount of the moneys having been so received and being available for payment to holders of debt securities of any series, notice to that effect will have been duly published as set forth below under “— Notices.”

Modification and Amendment

Each and every holder of the debt securities in a series must consent to any amendment of a provision of the debt securities or the fiscal agency agreement that would:

•	change the due date of the principal of or interest on any series of debt securities; or

•	reduce the principal amount, interest rate, or amount payable upon acceleration of the due date of the debt securities of a series; or

•	change the currency or place of payment of principal of or interest on the debt securities of a series; or

•

reduce the proportion of the principal amount of the debt securities of a series that must be held by any of the holders to vote to amend or supplement the terms of the fiscal agency agreement or the debt securities; or

•	change CAF’s obligation to pay additional amounts.

CAF may, however, with the written consent of the holders of 66 2/3% of the principal amount of the debt securities of a series, modify any of the other terms or provisions of the debt securities of that series or the fiscal agency agreement (as it applies to that series). Also, CAF and the fiscal agent may, without the consent of the holders of the debt securities of a series, modify any of the terms and conditions of the fiscal agency agreement and the debt securities of that series, for the purpose of:

•	adding to CAF’s covenants for the benefit of the holders of the debt securities; or

•	surrendering any right or power conferred on CAF; or

•	securing the debt securities of that series; or

•	curing any ambiguity or correcting or supplementing any defective provision of the fiscal agency agreement or the debt securities; or

•	for any purpose that CAF deems necessary or desirable that does not adversely affect the interests of the holders of the debt securities of that series in any material respect.

Notices

All notices will be delivered in writing to each holder of the debt securities of any series. If at the time of such notice the debt securities of a series are represented by global debt securities, the notice shall be delivered to the applicable depositary for such securities and shall be deemed to have been given three business days after delivery to such depositary. If at the time of the notice the debt securities of a series are not represented by global debt securities, the notice shall be delivered to the registered holders of the debt securities of the series and in that case shall be deemed to have been given three business days after the mailing of the notice by first-class mail.

Further Issues

CAF may from time to time without the consent of holders of the debt securities create and issue further debt securities so as to form a single series with an outstanding series of debt securities, provided that any new debt securities would be treated as fungible with the original debt securities for United States federal income tax purposes. If such additional notes are not fungible with the original debt securities for United States federal income tax purposes, the additional notes will be issued under a separate CUSIP number.

Governing Law; Submission to Jurisdiction; Waiver of Immunity

The debt securities are governed by, and shall be construed in accordance with, the laws of the State of New York. CAF will accept the jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York, in respect of any action arising out of or based on the debt securities that may be instituted by any holder of a debt security. CAF will appoint CT Corporation in The City of New York as its authorized agent upon which process in any such action may be served. CAF will irrevocably waive any immunity to which it might otherwise be entitled in any action arising out of or based on the debt securities brought in any state or federal court in the Borough of Manhattan, The City of New York. CT Corporation will not be an agent for service of process for actions brought under the United States securities laws, and CAF’s waiver of immunity will not extend to such actions.

DESCRIPTION OF THE GUARANTEES

From time to time CAF may issue under this prospectus and applicable prospectus supplement guarantees for the benefit of holders of specified securities of third parties. The issuers of the underlying securities may or may not be affiliated with CAF. A holder of a primary security will also have the benefit of CAF’s guarantee related to the primary security.

The terms and conditions of any guarantee will vary with the terms and conditions of the underlying securities. A complete description of the terms and conditions of any guarantee issued pursuant to this prospectus will be set forth in the prospectus supplement for the issue of the guarantees.

CAF may provide guarantees with respect to the certain obligations of an issuer under its securities, including without limitation:

•	payment of any accrued and unpaid distributions which are required to be paid under the terms of the securities;

•	payment of the redemption price of the securities, including all accrued and unpaid distributions to the date of the redemption;

•	payment of any accrued and unpaid interest payments, or payment of any premium which are required to be made on the securities; and

•	any obligation of the issuer pursuant to a warrant, option, or other rights.

Unless otherwise specified in the applicable prospectus supplement, guarantees issued under this prospectus will rank equally with all of CAF’s other unsecured general debt obligations, other than such obligations as may be preferred by provisions of law that are both mandatory and of general application, and will be governed by the laws of the State of New York.

TAXATION

Full Member Shareholder Country Taxation

Under the terms of the Constitutive Agreement, CAF is exempt from all types of taxes levied by each of the full member shareholder countries on CAF’s income, property, and other assets, and on operations CAF carries out in accordance with that treaty, and it is exempt from all liability related to the payment, retention or collection of any taxes, contributions, or tariffs.

Payments of principal and interest in respect of the debt securities to a non-resident of the full member shareholder countries will therefore not be subject to taxation in any of the full member shareholder countries, nor will any withholding for tax of any of the full member shareholder countries be required on any such payments to any holder of debt securities. In the event of the imposition of withholding taxes by any of the full member shareholder countries, CAF has undertaken to pay additional amounts in respect of any payments subject to such withholding, subject to certain exceptions, as described under “Description of the Debt Securities — Additional Payments by CAF.”

United States Taxation

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership, and disposition by a U.S. Holder (as defined below) of the debt securities CAF is offering. This summary does not address the material U.S. federal income tax consequences of every type of debt security which may be issued, and the relevant prospectus supplement with the terms of the securities in that offering will contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to such type of debt security as appropriate. This summary deals only with U.S. Holders that will hold debt securities as capital assets. The discussion does not cover all aspects of U.S. federal income taxation such as the Medicare contribution tax on net investment income that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the debt securities by particular investors, and does not address state, local, non-U.S. or tax laws other than U.S. federal income tax law. In particular, this summary does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as partnerships or other pass-through entities, financial institutions, insurance companies, investors liable for any alternative minimum tax, investors subject to special tax accounting rules as a result of any item of gross income with respect to debt securities being taken into account in an applicable financial statement, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the debt securities as part of straddles, wash sales, hedging transactions or conversion transactions for U.S. federal income tax purposes, U.S. Holders whose functional currency is not the U.S. dollar or persons holding debt securities in connection with a trade or business conducted outside the United States).

Moreover, this summary deals only with debt securities with a term of 30 years or less. The U.S. federal income tax consequences of owning debt securities with a longer term will be discussed in an applicable prospectus supplement.

The following summary does not discuss debt securities characterized as contingent payment debt instruments for U.S. federal income tax purposes. In the event CAF issue any such debt securities, the applicable prospectus supplement will describe the material U.S. federal income tax consequences thereof.

As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity treated as a corporation, created or organized under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has elected to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds debt securities, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A U.S. investor that is an entity treated as a partnership for U.S. federal income tax purposes holding debt securities should consult its own tax advisors concerning the U.S. federal income tax consequences to it and its partners of the acquisition, ownership, and disposition of debt securities by the partnership.

This summary is based on the tax laws of the United States including the United States Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury Regulations thereunder, published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.

The discussion assumed that debt securities will be issued only in registered form.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING THE DEBT SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Characterization of the Debt Securities

Whether a debt security is treated as debt (and not equity) for U.S. federal income tax purposes is an inherently factual question and no single factor is determinative. Unless otherwise set forth in an applicable prospectus supplement, CAF believes that the debt securities will be treated as indebtedness for U.S. federal income tax purposes, although no opinions have been sought, and no assurances can be given, with respect to such treatment. The following discussion assumes that such treatment will be respected.

Payments of Interest

Interest on a debt security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a “foreign currency”), other than interest on a “Discount Security” that is not “qualified stated interest” (each as defined below under “— Original Issue Discount — General”), will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Interest paid by CAF on the debt security and original issue discount, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) and any additional amounts paid with respect to withholding tax on such debt securities, including withholding tax on payments of such additional amounts will constitute income from sources outside the United States for foreign tax credit purposes.

In the event any foreign withholding tax is imposed, subject to certain limitations, a U.S. Holder will generally be entitled to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for foreign withholding taxes withheld by CAF (paid at the rate applicable to a U.S. Holder). Interest and OID will constitute foreign source income. For purposes of the foreign tax credit limitation, foreign source income is classified as belonging to a specified “basket”, and the credit for foreign taxes on income in any basket is limited to U.S. federal income tax allocable to that basket. Interest on the debt securities will generally be passive category income. There are additional significant and complex limits on a U.S. Holder’s ability to claim foreign tax credits, and certain U.S. Treasury regulations that apply to foreign income taxes paid or accrued in taxable years beginning on or after December 28, 2021 further restrict the availability of any such credit based on the nature of the tax imposed by the foreign jurisdiction (although Notice 2023-55 (as extended by the recent Notice 2023-80) provides temporary relief from the application of certain aspects of these regulations for taxable years ending on or before date that a notice or other guidance withdrawing or modifying the temporary relief is issued). U.S. Holders should consult their tax advisors concerning foreign tax credits.

Original Issue Discount

General. The following is a summary of certain U.S. federal income tax consequences of the ownership of debt securities issued with original issue discount (“OID”).

A debt security, other than a debt security with a term of one year or less (a “Short-Term Security”), will be treated as issued with OID (a “Discount Security”) if the amount by which the debt security’s “stated redemption price at maturity” exceeds its issue price is equal to or greater than a de minimis amount (0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). A debt security that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as a Discount Security if the excess of the debt security’s stated redemption price at maturity over its issue price is equal to or greater than 0.25% of the debt security’s stated redemption price at maturity multiplied by the weighted average maturity of the debt security. A debt security’s weighted average maturity is the sum of the following amounts determined for each payment on a debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest”. A qualified stated interest payment is generally any one of a series of stated interest payments on a debt security that are unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for different rates that take into account different compounding periods), or a variable rate (in the circumstances described below under “— Variable Interest Rate Securities”), applied to the outstanding principal amount of the debt security. Solely for the purposes of determining whether a debt security has OID, CAF will be deemed to exercise any unconditional call option that has the effect of decreasing the yield on the debt security, and the U.S. Holder will be deemed to exercise any unconditional put option that has the effect of increasing the yield on the debt security.

U.S. Holders of Discount Securities (regardless of their method of accounting) must include OID in income as it accrues, using a constant-yield method generally before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Securities. The amount of OID includible in income by a U.S. Holder of a Discount Security is the sum of the daily portions of OID with respect to the Discount Security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the Discount Security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Discount Security may be of any length and may vary in length over the term of the Discount Security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Discount Security occurs on either the first or final day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Security’s adjusted issue price at the beginning of the accrual period and the Discount Security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of each accrual period) over (b) the sum of the payments of qualified stated interest on the Discount Security allocable to the accrual period. The “adjusted issue price” of a Discount Security at the beginning of any accrual period is the issue price of the Discount Security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Discount Security that were not qualified stated interest payments.

The amount of OID allocable to the final accrual period is equal to the difference between: (i) the amount payable at the maturity of a debt security, other than any payment of qualified stated interest, and (ii) the debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. A U.S. Holder that purchases a Discount Security for an amount less than or equal to the sum of all amounts, other than qualified stated interest, payable on the Discount Security after the purchase date, but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, is permitted to reduce the daily portions of OID by a fraction equal to the excess of the U.S. Holder’s adjusted basis in the Discount Security immediately after its purchase over the debt security’s adjusted issue price divided by the excess of the sum of all amounts payable on the Discount Security after the purchase date, other than payments of qualified stated interest, over the Discount Security’s adjusted issue price.

Election to Treat All Interest as Original Issue Discount. A U.S. Holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under “— General”, with certain modifications. For purposes of this election, interest includes stated interest, acquisition discount OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “— Debt Securities Purchased at a Premium”) or acquisition premium. Generally, this election will apply only to the debt security with respect to which it is made and may not be revoked without the consent of the U.S. Internal Revenue Service (“IRS”). If this election is made with respect to a debt security that has amortizable bond premium, the electing U.S. Holder will be treated as having made the election discussed below under “— Debt Securities Purchased at a Premium” to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that the U.S. Holder held as of the beginning of the taxable year to which the election applies or acquired in any taxable year thereafter. If this election is made with respect to a Market Discount Security (as defined below), the electing U.S. Holder will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that are acquired on or after the first day of the first taxable year to which the election applies. U.S. Holders should consult their tax advisors concerning the propriety and consequences of this election.

Variable Interest Rate Securities. It is expected that debt securities that provide for interest at variable rates (“Variable Interest Rate Securities”) generally will bear interest at a “qualified floating rate” (defined below) and thus will be treated as “variable rate debt instruments” under Treasury Regulations governing accrual of OID. A Variable Interest Rate Security will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total non-contingent principal payments by more than an amount equal to the lesser of (x) .015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date, or (y) 15 percent of the total non-contingent principal payments, (b) it provides for stated interest, compounded or paid at least annually, only at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate (defined below), or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (c) it does not provide for any principal payments that are contingent (other than as described in (a) above). A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Security is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Security’s issue date) will be treated as a single qualified floating rate. The debt security would not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions), unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield of the debt security.

An “objective rate” is a rate that is not itself a qualified floating rate, but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within CAF’s control (or a related party) or that is unique to its circumstances (or a related party), such as dividends, profits or the value of its stock (although a rate does not fail to be an objective rate merely because it is based on its credit quality). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Security’s term.

A “qualified inverse floating rate” is any objective rate equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and the value of the variable rate on the Variable Interest Rate Security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the Variable Interest Rate Security which is unconditionally payable in cash or property (other than CAF’s debt instruments) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” will generally not be treated as having been issued with OID unless the Variable Interest Rate Security is issued at a price that is below the debt security’s stated principal amount by more than a specified de minimis amount. OID on a Variable Interest Rate Security arising from such discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security.

In general, any other Variable Interest Rate Security that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Security. Such a Variable Interest Rate Security must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security. In the case of a Variable Interest Rate Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest

Rate Security as of the Variable Interest Rate Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Security is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Interest Rate Security that qualifies as a “variable rate debt instrument” is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Interest Rate Security will account for the OID and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Security during the accrual period.

If a Variable Interest Rate Security does not qualify as a “variable rate debt instrument”, then the debt security will be treated as a contingent payment debt obligation. The U.S. federal income tax treatment of debt securities that are treated as contingent payment debt obligations will be described in an applicable prospectus supplement.

Short-Term Securities. In general, an individual or other cash basis U.S. Holder of a Short-Term Security is not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis U.S. Holders and certain other U.S. Holders are required to accrue OID on Short-Term Securities on a straight-line basis or, if the U.S. Holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. Holder not required and not electing to include OID in income currently, any gain recognized on the sale or retirement of the Short-Term Security will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if an election was made, based on the constant-yield method) through the date of sale or retirement. However, U.S. Holders who are not required and do not elect to accrue OID on Short-Term Securities will be required to defer deductions for interest on borrowings allocable to Short-Term Securities in an amount not exceeding the deferred income until the deferred income is recognized.

For purposes of determining the amount of OID subject to these rules, all interest payments on a Short- Term Security are included in the Short-Term Security’s stated redemption price at maturity. A U.S. Holder not otherwise required to accrue OID may elect to do so on a Short-Term Security as if the Short-Term Security had been originally issued to the U.S. Holder at the U.S. Holder’s purchase price for the Short-Term Security. This election will apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Market Discount

A debt security, other than a Short-Term Security, generally will be treated as purchased at a market discount (a “Market Discount Security”) if the debt security’s stated redemption price at maturity or, in the case of a Discount Security, the debt security’s “revised issue price”, exceeds the amount for which the U.S. Holder purchased the debt security by at least 0.25% of the debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity (or, in the case of a debt security that is an installment obligation, the debt security’s weighted average remaining maturity). For this purpose, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security and decreased by the amount of any payments previously made on the debt security that were not qualified stated interest payments. If this excess is not sufficient to cause the debt security to be a Market Discount Security, then the excess constitutes “de minimis market discount”, and the rules discussed below are not applicable.

Any gain recognized on the maturity or disposition of a Market Discount Security (including any payment on a debt security that is not qualified stated interest) will be treated as ordinary income to the extent of market discount that accrued on the debt security while held by such U.S. Holder. Alternatively, a U.S. Holder of a Market Discount Security may elect to include market discount in income currently over the life of the debt security. This election shall apply to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS. A U.S. Holder of a Market Discount Security that does not elect to include market discount in income currently will generally be required to defer deductions for interest on borrowings incurred to purchase or carry a Market Discount Security that is in excess of the interest and OID on the debt security includible in the U.S. Holder’s income, to the extent that this excess interest expense does not exceed the portion of accrued market discount allocable to the days on which the Market Discount Security was held by the U.S. Holder, until maturity or disposition of the Market Discount Security.

Market discount will accrue on a straight-line basis unless the U.S. Holder elects to accrue the market discount on a constant-yield method. This election applies only to the Market Discount Security with respect to which it is made and is irrevocable without the consent of the IRS.

Debt Securities Purchased at a Premium

A U.S. Holder that purchases a debt security for an amount in excess of its principal amount, or for a Discount Security, its stated redemption price at maturity, will not be required to include any OID in its income and may elect to treat the excess as “amortizable bond premium”, in which case the amount required to be included in the U.S. Holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to that year, as amount computed with reference to the amount payable on the earlier date of redemption. Any election to amortize bond premium shall apply to all bonds with amortizable bond premium (other than bonds the interest on which is excludable from gross income for U.S. federal income tax purposes) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and is irrevocable without the consent of the IRS. See “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale, Retirement or Other Taxable Disposition of Debt Securities

A U.S. Holder’s adjusted tax basis in a debt security will generally be its cost, increased by the amount of any OID or market discount included in the U.S. Holder’s income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. Holder’s income with respect to the debt security, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium previously applied to reduce interest on the debt security.

A U.S. Holder will generally recognize gain or loss on the sale, retirement, or other taxable disposition of a debt security equal to the difference between the amount realized on such disposition, other than amounts attributed to accrued but unpaid interest (which will be taxable as interest income to the extent not previously included in income), and the U.S. Holder’s adjusted tax basis of the debt security. Except to the extent described above under “Original Issue Discount — Market Discount” or “Original Issue Discount — Short Term Security” or attributable to changes in exchange rates (as discussed below), gain or loss recognized on the taxable disposition of a debt security will be capital gain or loss and will be long term capital gain or loss if the U.S. Holder’s holding period in the debt securities exceeds one year. The deductibility of capital losses is subject to limitations. Gain or loss realized by a U.S. Holder on the taxable disposition of a debt security generally will constitute income or loss from sources within the United States for U.S. foreign tax credit purposes. As a result, if there are any foreign taxes imposed on any gain, the U.S. Holder may not be able to utilize foreign tax credit with respect to such taxes. In addition, certain U.S. Treasury regulations that apply to foreign income taxes paid or accrued in taxable years beginning on or after December 28, 2021 further restrict the availability of any such credit based on the nature of the tax imposed by the foreign jurisdiction (although Notice 2023-55 (as extended by the recent Notice 2023-80) provides temporary relief from the application of certain aspects of these regulations for taxable years ending on or before date that a notice or other guidance withdrawing or modifying the temporary relief is issued). U.S. Holders should consult their tax advisors concerning foreign tax credits.

Foreign Currency Debt Securities

Interest. If an interest payment is denominated in, or determined by reference to, a foreign currency (for this purpose, meaning a non-U.S. dollar currency), the amount of income recognized by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

An accrual basis U.S. Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, in the case of an accrual period that spans two taxable years, the part of the period within the taxable year).

Under the second method, the U.S. Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period, an electing accrual basis U.S. Holder may instead translate the accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and will be irrevocable without the consent of the IRS.

Upon receipt of payment of accrued interest (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security) denominated in, or determined by reference to, a foreign currency, an accrual basis U.S. Holder may recognize exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

OID. OID for each accrual period on a Discount Security that is denominated in, or determined by reference to, a foreign currency, will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder, as described above. Upon receipt of an amount attributable to OID (whether in connection with a payment on the debt security or a sale of the debt security), a U.S. Holder may recognize exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

Market Discount. Market Discount on a debt security that is denominated in, or determined by reference to, a foreign currency, will be accrued in the foreign currency. If the U.S. Holder elects to include market discount in income currently, the accrued market discount will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the U.S. Holder’s taxable year). Upon the receipt of an amount attributable to accrued market discount, the U.S. Holder may recognize exchange gain or loss (which will be taxable as ordinary income or loss) determined in the same manner as for accrued interest or OID. A U.S. Holder that does not elect to include market discount in income currently will recognize, upon the disposition or maturity of the debt security, the U.S. dollar value of the amount accrued, calculated at the spot rate on that date, and no part of this accrued market discount will be treated as exchange gain or loss.

Bond Premium. Bond premium (including acquisition premium) on a debt security that is denominated in, or determined by reference to, a foreign currency, will be computed in units of the foreign currency, and any such bond premium that is taken into account currently will reduce interest income in units of the foreign currency. On the date bond premium offsets interest income, a U.S. Holder may recognize exchange gain or loss (taxable as ordinary income or loss) equal to the amount offset multiplied by the difference between the spot rate in effect on the date of the offset and the spot rate in effect on the date the debt securities were acquired by the U.S. Holder. A U.S. Holder that does not elect to take bond premium (other than acquisition premium) into account currently will recognize a capital loss when the debt security matures.

Sale, Retirement or Other Taxable Disposition. As discussed above under “Purchase, Sale, Retirement or Other Taxable Disposition of Debt Securities”, a U.S. Holder will generally recognize gain or loss on the sale, retirement, or other taxable disposition of a debt security equal to the difference between the amount realized on such sale, retirement or taxable disposition and its adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security that is denominated in a foreign currency will be determined by reference to the U.S. dollar cost of the debt security. The U.S. dollar cost of a debt security purchased with foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of debt securities traded on an established securities market, as defined in the applicable U.S. Treasury Regulations, that are purchased by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), on the settlement date for the purchase.

The amount realized on a sale, retirement or other taxable disposition of a debt security for an amount in foreign currency will be the U.S. dollar value of this amount on the date of such taxable disposition or, in the case of debt securities traded on an established securities market that are sold by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), on the settlement date for the sale. Such an election by an accrual basis U.S. Holder must be applied consistently from year to year and cannot be revoked without the consent of the IRS.

A U.S. Holder will recognize exchange rate gain or loss (taxable as ordinary income or loss) on the taxable disposition of a debt security equal to the difference, if any, between the U.S. dollar values of the U.S. Holder’s purchase price for the debt security on (i) the date of disposition and (ii) the date on which the U.S. Holder acquired the debt security. Any such exchange rate gain or loss will be realized only to the extent of total gain or loss realized on the sale or retirement.

Exchange gain or loss generally constitutes income or loss from sources within the United States for U.S. foreign tax credit purposes.

Backup Withholding and Information Reporting

In general, payments of interest and accruals of any OID on, and the proceeds of a sale, redemption, or other disposition of, debt securities payable to a U.S. Holder by a U.S. issuing and paying agent or other U.S.-related intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding will apply to these payments and payments of OID if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or if the U.S. Holder had been notified that it is subject to backup withholding because of a failure to report all interest and dividends required to be shown on its U.S. federal income tax returns. Certain U.S. Holders (including, among others, corporations) are not subject to backup withholding. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS and certain other requirements are met.

Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information to the IRS with respect to any interest in debt securities not held in an account maintained by a financial institution, or with respect to certain accounts maintained with non-U.S. financial institutions. U.S. Holders who fail to report required information could become subject to substantial penalties. U.S. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation for their ownership and disposition of the debt securities CAF is offering.

Reportable Transactions

Certain regulations meant to require the reporting of certain tax shelter transactions cover transactions generally not regarded as tax shelters, including certain foreign currency transactions giving rise to losses that equal or exceed a certain threshold. The scope and application of these rules is not entirely clear. A U.S. Holder may be required to treat a foreign currency exchange loss from debt securities as a reportable transaction if the loss exceeds a certain threshold in a single taxable year, if the U.S. Holder is an individual or trust, or higher amounts for other non-individual U.S. Holders. In the event the acquisition, holding or disposition of debt securities constitutes participation in a “reportable transaction” for purposes of those rules, a U.S. Holder will be required to disclose its investment by filing Form 8886 with the IRS. A certain penalty is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. Prospective purchasers are urged to consult their tax advisors regarding the application of these rules to the acquisition, holding or disposition of debt securities.

Foreign Account Tax Compliance Act

Pursuant to Sections 1471 to 1474 of the Code (provisions commonly referred to as “FATCA”), and subject to the proposed regulations described below, CAF and other non-U.S. financial institutions through which payments on the debt securities it is offering are made, may be required to withhold tax on all, or a portion of, payments made on any debt securities issued or materially modified on or after the date that is six months after final U.S. Treasury Regulations defining the term “foreign pass-through payment” are filed with the United States Federal Register. Under proposed regulations, any withholding on “foreign pass-through payments” on debt securities that are not otherwise grandfathered would apply to such payments made on or after the date that is two years after the date of publication in the United States Federal Register of applicable final regulations defining “foreign pass-through payments.” Taxpayers generally may rely on these proposed regulations until final regulations are issued. No such final regulations defining “foreign pass-through payments” have been issued as of the date of this prospectus. The rules governing FATCA are subject to change, and the future application of FATCA to CAF and CAF’s debt securities is uncertain. However, such withholding by CAF and other non-U.S. financial institutions through which payments on the debt securities are made, may be required, among others, where (i) CAF or such other non-U.S. financial institution is a foreign financial institution (“FFI”) that agrees to provide certain information on its account holders to the IRS (making CAF and such other non-U.S. financial institution a “participating FFI”) and (ii)(a) the payee itself is an FFI but is not a participating FFI or does not provide information sufficient for the relevant participating FFI to determine whether the payee is subject to withholding under FATCA or (b) the payee is not a participating FFI and is not otherwise exempt from FATCA withholding. Notwithstanding anything herein to the contrary, if an amount of, or in respect of, withholding tax were to be deducted or withheld from interest, principal, or other payments on the debt securities as a result of FATCA, CAF would not be required to pay any additional amounts as a result of the deduction or withholding of such tax. THE RULES GOVERNING FATCA ARE COMPLICATED. INVESTORS SHOULD CONSULT THEIR TAX ADVISERS TO DETERMINE WHETHER THESE RULES MAY APPLY TO PAYMENTS THEY WILL RECEIVE UNDER THE DEBT SECURITIES.

PLAN OF DISTRIBUTION

CAF may sell the securities described in this prospectus to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents, which agents may be affiliated with us. Any such underwriter or agent involved in the offer and sale of the securities will be named in the accompanying prospectus supplement.

CAF may sell its guarantees separately from debt securities to guarantee certain obligations associated with the securities of third-party issuers. In such cases, CAF may sell the guarantees in the same transaction as the sale of the underlying security, or it may sell the guarantee independently to guarantee the obligations of outstanding securities of third-party issuers.

Sales of securities offered pursuant to any prospectus supplement may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. CAF also may, from time to time, authorize underwriters, acting as CAF’s agents, to offer and sell securities upon the terms and conditions set forth in the prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from CAF in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from purchasers of securities for whom they may act as agent.

CAF may offer the securities of any series to present holders of its other securities as consideration for the purchase or exchange by CAF of other securities. This offer may be in connection with a publicly announced tender, exchange, or other offer for these securities or in privately negotiated transactions. This offering may be in addition to or in lieu of sales of securities directly or through underwriters or agents as set forth in the applicable prospectus supplement.

Any underwriting compensation CAF pays to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the prospectus supplement. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers, and agents may be entitled, under agreements entered into with CAF, to several indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the prospectus supplement, each series of securities will be a new issue with no established trading market. CAF may elect to list any series of securities on any exchange, but it is not obligated to do so.

One or more underwriters may make a market in a series of securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. Neither CAF nor any underwriter can give assurances as to the liquidity of the trading market for the securities.

Certain of the underwriters, agents and their affiliates may be customers of, engage in transactions with and perform services for CAF in the ordinary course of business, for which they received or will receive customary fees and expenses.

VALIDITY OF THE DEBT SECURITIES

The validity of the debt securities will be passed upon for CAF by Latham & Watkins LLP, and for any underwriters or agents by counsel to be named in the applicable prospectus supplement. Latham & Watkins LLP and counsel to the underwriters or agents may rely as to certain matters on the opinion of CAF’s General Counsel.

VALIDITY OF THE GUARANTEES

The validity of the guarantees will be passed upon for CAF by Latham & Watkins LLP, and for any underwriters or agents by counsel to be named in the applicable prospectus supplement. Latham & Watkins LLP and counsel to the underwriters or agents may rely as to certain matters on the opinion of CAF’s General Counsel.

EXPERTS

The financial statements of Corporación Andina de Fomento as of and for the years ended December 31, 2023, 2022, and 2021 included in this prospectus and the effectiveness of Corporación Andina de Fomento’s internal control over financial reporting, have been audited by Lara Marambio & Asociados, independent auditors, as stated in their reports. Such financial statements are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

AUTHORIZED REPRESENTATIVE

CAF’s authorized representative in the United States of America is Puglisi & Associates. The address of the authorized representative in the United States is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

WHERE YOU CAN FIND MORE INFORMATION

This registration statement of which the prospectus forms a part, including its various exhibits, is available to the public over the internet at the SEC’s website: http://www.sec.gov.

The information set forth herein, except the information appearing in the section entitled “The Full Member Shareholder Countries,” is stated on the authority of the Executive President of CAF, in his duly authorized capacity as Executive President.

Management’s Report on the Effectiveness of Internal Control over Financial Reporting

Corporación Andina de Fomento (“CAF”)’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Management of CAF is responsible for designing, implementing, and maintaining effective internal control over financial reporting. Management assessed the effectiveness of CAF’s internal control over financial reporting as of December 31, 2023, based on the criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on that assessment, CAF’s Management concluded that CAF’s internal control over financial reporting is effective as of December 31, 2023.

There are inherent limitations in the effectiveness of any internal control system, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even an effective internal control can provide only reasonable assurance with respect to financial statement preparation. Further, because of changes in conditions, the effectiveness of internal control may vary over time.

CAF’s financial statements as of December 31, 2023 and for the year then ended, have been audited by an independent accounting firm, which has also issued an independent auditor’s report on CAF´s internal control over financial reporting. The Independent Auditor´s Report on Internal Control over Financial Reporting, which is included in this document, expresses an unmodified opinion on CAF’s internal control over financial reporting as of December 31, 2023.

/s/ Sergio Díaz-Granados
Sergio Díaz-Granados
Executive President

/s/ Gabriel Felpeto	/s/ Corina Arroyo
Gabriel Felpeto	Corina Arroyo
Vice-President of Finance	Acting Executive Vice-President

February 9, 2024

Torre CAF, Av. Luis Roche, Altamira, Caracas, Venezuela. Telf. +58 (212) 209 2111 www.caf.com

Independent Auditor’s Report

To the Board of Directors and Shareholders of

Corporación Andina de Fomento (CAF)

Opinion on Internal Control Over Financial Reporting

We have audited the internal control over financial reporting of Corporación Andina de Fomento (CAF) as of December 31, 2023, based on the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, CAF maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, based on the criteria established in Internal Control — Integrated Framework (2013) issued by COSO.

We also have audited, in accordance with auditing standards generally accepted in the United States of America (GAAS), the financial statements of CAF as of and for the years ended December 31, 2023, 2022 and 2021, and our report dated February 9, 2024 expressed an unmodified opinion on those financial statements.

Basis for Opinion

We conducted our audit in accordance with GAAS. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of Internal Control Over Financial Reporting section of our report. We are required to be independent of CAF and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for Internal Control over Financial Reporting

Management is responsible for designing, implementing, and maintaining effective internal control over financial reporting, and for its assessment about the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on the Effectiveness of Internal Control over Financial Reporting.

Auditor’s Responsibilities for the Audit of Internal Control Over Financial Reporting

Our objectives are to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects and to issue an auditor’s report that includes our opinion on internal control over financial reporting. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit of internal control over financial reporting conducted in accordance with GAAS will always detect a material weakness when it exists.

In performing an audit of internal control over financial reporting in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Obtain an understanding of internal control over financial reporting, assess the risks that a material weakness exists, and test and evaluate the design and operating effectiveness of internal control over financial reporting based on the assessed risk.

Definition and Inherent Limitations of Internal Control over Financial Reporting

An entity’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct, misstatements. Also, projections of any assessment of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Deloitte

February 9, 2024

Caracas —Venezuela

Lara Marambio & Asociados. A member firm of Deloitte Touche Tohmatsu Limited.

www.deloitte.com/ve

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.

Independent Auditor’s Report

To the Board of Directors and Shareholders of

Corporación Andina de Fomento (CAF)

Opinion

We have audited the financial statements of Corporación Andina de Fomento (CAF), which comprise the balance sheets as of December 31, 2023, 2022 and 2021, and the related statements of income, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of CAF as of December 31, 2023, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with auditing standards generally accepted in the United States of America (GAAS), CAF’s internal control over financial reporting as of December 31, 2023, based on the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 9, 2024 expressed an unmodified opinion on CAF’s internal control over financial reporting.

Basis for Opinion

We conducted our audits in accordance with GAAS. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of CAF and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about CAF ability to continue as a going concern for one year after date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about CAF ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Deloitte

February 9, 2024

Caracas —Venezuela

Lara Marambio & Asociados. A member firm of Deloitte Touche Tohmatsu Limited.

www.deloitte.com/ve

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Balance Sheets

As of December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

	NOTES	2023	2022	2021
ASSETS
Cash and due from banks		70,592	107,592	112,047
Deposits with banks		4,963,938	6,535,869	3,210,216

Cash and due from banks and deposits with banks	3	5,034,530	6,643,461	3,322,263

Marketable securities - trading	4 and 18	9,988,218	8,483,605	12,503,067
Other investments	5	1,265,038	258,372	292,392
Loans (US$ 2,549,568, US$ 2,499,856 and US$ 2,389,651 at fair value as of December 31, 2023, 2022 and 2022, respectively)	6 and 18	33,479,085	30,622,324	29,595,386
Less loan commissions, net of origination costs		175,732	166,213	153,955
Less allowance for loan losses	6	56,913	63,192	76,650

Loans, net		33,246,440	30,392,919	29,364,781

Accrued interest and commissions receivable:	18
Loans		508,058	362,486	133,523
Others		449,514	311,406	224,313

		957,572	673,892	357,836
Derivative financial instruments	17 and 18	911,749	459,809	512,383
Equity investments	7	392,184	381,779	433,350
Property and equipment, net		91,675	98,804	105,987
Other assets	8	1,926,857	2,984,101	700,291

TOTAL		53,814,263	50,376,742	47,592,350

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits (US$ 0, US$ 109,377 and US$ 106,119 at fair value as of December 31, 2023, 2022 and 2021, respectively)	9 and 18	4,144,495	4,663,591	4,002,626
Commercial papers	10	4,653,512	4,618,797	2,813,646
Borrowings from other financial institutions (US$ 593,086, US$ 665,849 and US$ 740,028 at fair value as of December 31, 2023, 2022 and 2021, respectively), net	11 and 18	2,046,796	2,072,776	1,772,171
Bonds (US$ 24,608,695, US$ 21,137,893 and US$ 24,074,774 at fair value as of December 31, 2023, 2022 and 2021, respectively), net	12 and 18	24,759,450	21,252,213	24,260,537
Accrued interest payable	18	846,534	565,916	288,233
Derivative financial instruments	17 and 18	2,340,647	3,309,978	842,958
Accrued expenses and other liabilities	13	293,109	174,154	312,540

Total liabilities		39,084,543	36,657,425	34,292,711

SHAREHOLDERS’ EQUITY:	15
Subscribed capital		9,988,015	8,563,350	7,716,975
Less callable capital portion		1,819,660	1,625,660	1,589,660
Less capital subscriptions receivable		2,570,045	1,412,260	690,940

Paid-in capital		5,598,310	5,525,430	5,436,375

Additional paid-in capital		4,380,427	4,252,952	4,091,298
Reserves		3,940,935	3,771,966	3,666,951
Retained earnings		810,048	168,969	105,015

Total shareholders’ equity		14,729,720	13,719,317	13,299,639

TOTAL		53,814,263	50,376,742	47,592,350

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Income

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

	NOTES	2023	2022	2021
Interest income:
Loans	2 (g)	2,330,525	1,093,099	603,903
Investments and deposits with banks	2 (g), 3 and 4	922,659	172,987	23,098
Loan commissions	2 (g)	49,239	49,197	44,990

Total interest income		3,302,423	1,315,283	671,991

Interest expense:
Bonds		1,640,106	659,043	329,247
Commercial papers		236,761	62,532	5,077
Deposits		168,407	63,844	4,109
Borrowings from other financial institutions		143,978	58,941	22,427
Commissions		10,034	10,373	10,415

Total interest expense		2,199,286	854,733	371,275

Net interest income		1,103,137	460,550	300,716
Provision (credit) for loan losses	6	439	(3,287)	29,869

Net interest income, after provision (credit) for loan losses		1,102,698	463,837	270,847

Non-interest income:
Dividends and equity in earnings of investees	7	15,939	8,668	5,108
Other commissions		2,651	2,967	2,055
Other income	6 and 7	39,696	7,306	31,794

Total non-interest income		58,286	18,941	38,957

Non-interest expenses:
Administrative expenses		205,161	177,803	157,353
Other expenses	7	5,636	25,811	14,048

Total non-interest expenses		210,797	203,614	171,401

Income before unrealized changes in fair value related to other financial instruments and contributions to Shareholders’ Special Funds		950,187	279,164	138,403
Unrealized changes in fair value related to other financial instruments	19	(20,139)	(21,195)	(3,388)

Income before contributions to Shareholders’ Special Funds, net		930,048	257,969	135,015
Contributions to Shareholders’ Special Funds	21	120,000	89,000	30,000

Net income		810,048	168,969	105,015

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Shareholders’ Equity

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

				Reserves
	NOTES	Paid-in capital	Additional paid-in capital	General reserve	Article N° 42 of the Constitutive Agreement	Total reserves	Retained earnings	Total shareholders’ equity
BALANCES AS OF DECEMBER 31, 2020		5,366,050	3,961,900	2,878,929	548,200	3,427,129	239,822	12,994,901

Capital increase	15	221,105	406,833	—	—	—	—	627,938
Capital decrease due to shares’ repurchase	6	(150,780)	(277,435)	—	—	—	—	(428,215)
Net income and total comprehensive income	15	—	—	—	—	—	105,015	105,015
Appropriated for general reserve	15	—	—	215,839	—	215,839	(215,839)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement	15	—	—	—	23,983	23,983	(23,983)	—

BALANCES AS OF DECEMBER 31, 2021		5,436,375	4,091,298	3,094,768	572,183	3,666,951	105,015	13,299,639

Capital increase	15	254,235	465,585	—	—	—	—	719,820
Capital decrease due to shares’ repurchase	6	(165,180)	(303,931)	—	—	—	—	(469,111)
Net income	15	—	—	—	—	—	168,969	168,969
Appropriated for general reserve	15	—	—	94,505	—	94,505	(94,505)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement	15	—	—	—	10,510	10,510	(10,510)	—

BALANCES AS OF DECEMBER 31, 2022		5,525,430	4,252,952	3,189,273	582,693	3,771,966	168,969	13,719,317

Capital increase	15	269,560	489,366	—	—	—	—	758,926
Capital decrease due to shares’ repurchase	6	(196,680)	(361,891)	—	—	—	—	(558,571)
Net income	15	—	—	—	—	—	810,048	810,048
Appropriated for general reserve	15	—	—	152,069	—	152,069	(152,069)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement	15	—	—	—	16,900	16,900	(16,900)	—

BALANCES AS OF DECEMBER 31, 2023		5,598,310	4,380,427	3,341,342	599,593	3,940,935	810,048	14,729,720

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Cash Flows

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

	NOTES	2023	2022	2021
OPERATING ACTIVITIES:
Net income		810,048	168,969	105,015
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Unrealized (gain) loss on trading securities		(121,961)	50,336	72,788
Loan commissions, net of amortization of origination costs		(18,467)	(20,172)	(18,630)
Provision (credit) for loan losses	6	439	(3,287)	29,869
Impairment charge for equity investments	7	1,336	962	117
Unrealized changes in fair value related to equity investment	7	(11,403)	17,854	(26,748)
Equity in earnings of investees	7	(11,005)	(1,943)	871
Amortization of deferred charges		3,187	4,751	5,020
Depreciation of property and equipment		8,650	8,831	8,895
Provision for employees’ severance benefits		17,723	15,023	13,207
Provision for employees’ savings plan		607	744	823
Unrealized changes in fair value related to other financial instruments	19	20,139	21,195	3,388
Net changes in operating assets and liabilities:
Trading securities, net		(1,490,393)	3,965,795	(1,620,056)
Accrued interest and commissions receivable		(283,683)	(316,056)	28,789
Other assets		(31,362)	(22,004)	(18,891)
Accrued interest payable		280,619	277,683	(20,753)
Severance benefits paid or advanced		(15,862)	(14,417)	(10,345)
Employees’ savings plan paid or advanced		(1,648)	(2,101)	(783)
Accrued expenses and other liabilities		(47,366)	23,167	(44,330)

Total adjustments and net changes in operating assets and liabilities		(1,700,450)	4,006,361	(1,596,769)

Net cash (used in) provided by operating activities		(890,402)	4,175,330	(1,491,754)

INVESTING ACTIVITIES:
Purchases of other investments	5	(2,694,830)	(562,436)	(2,010,262)
Maturities of other investments	5	1,814,033	596,456	2,529,075
Loan origination and principal collections, net	6	(3,229,529)	(1,805,360)	(2,096,433)
Equity investments, net	7	10,667	34,698	25,010
Property and equipment, net		(1,521)	(1,648)	(3,148)

Net cash used in investing activities		(4,101,180)	(1,738,290)	(1,555,758)

FINANCING ACTIVITIES:
Net (decrease) increase in deposits	9	(514,720)	652,707	668,277
Proceeds from commercial papers	10	66,484,410	63,977,481	24,847,310
Repayment of commercial papers	10	(66,449,695)	(62,172,330)	(23,632,360)
Net decrease (increase) in derivative-related collateral		1,239,557	(2,414,170)	(445,293)
Proceeds from issuance of bonds	12	6,505,253	3,653,612	4,478,803
Repayment of bonds	12	(4,574,471)	(3,923,431)	(3,320,266)
Proceeds from borrowings from other financial institutions		186,023	797,723	374,681
Repayment of borrowings from other financial institutions		(252,632)	(407,254)	(177,605)
Proceeds from issuance of shares	15	758,926	719,820	627,938

Net cash provided by financing activities		3,382,651	884,158	3,421,485

NET (DECREASE) INCREASE IN CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS		(1,608,931)	3,321,198	373,973

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT BEGINNING OF THE YEAR		6,643,461	3,322,263	2,948,290

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT END OF THE YEAR		5,034,530	6,643,461	3,322,263

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Cash Flows

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

	NOTES	2023	2022	2021
SUPPLEMENTAL DISCLOSURE:
Interest paid during the year		1,925,433	612,024	374,796

NONCASH FINANCING ACTIVITIES:
Principal collections - Loans	6	558,571	469,111	428,215

Capital decrease	6	(558,571)	(469,111)	(428,215)

Change in derivative instruments assets		(451,940)	52,574	1,254,549

Change in derivative instruments liabilities		(969,331)	2,467,020	438,116

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

1.	ORIGIN

Business description – Corporación Andina de Fomento (CAF) began its operations on June 8, 1970 and was established under public international law which abides by the provisions set forth in its Constitutive Agreement. Series “A” and “B” shareholder countries are: Argentina, Bolivia, Brazil, Chile, Colombia, Dominican Republic, Ecuador, El Salvador, Honduras, Panama, Paraguay, Peru, Trinidad and Tobago, Uruguay and Venezuela. Series “C” shareholder countries are: Barbados, Costa Rica, Jamaica, Mexico, Portugal and Spain. In addition, there are 13 banks which are Series “B” shareholders.

CAF is headquartered in Caracas, Venezuela and has offices in Asuncion, Paraguay; Bogota, Colombia; Brasilia and Sao Paulo, Brazil; Buenos Aires, Argentina; Mexico City, Mexico; Panama City, Panama;La Paz, Bolivia; Lima, Peru; Madrid, Spain; Montevideo, Uruguay; Port of Spain, Trinidad and Tobago, Quito, Ecuador, San Salvador, El Salvador, Santiago de Chile, Chile and Santo Domingo, Dominican Republic.

CAF promotes a sustainable development model through credit, non-refundable resources, and supports in the technical and financial structuring of projects in the public and private sectors of Latin America and the Caribbean.

CAF offers financial and related services to the governments of its shareholder countries, as well as their public and private institutions, corporations and joint ventures. CAF’s principal activity is to provide short, medium and long-term loans to finance projects, working capital, trade activities and to undertakefeasibility studies for investment opportunities in shareholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its shareholder countries.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

a.

Financial statement presentation – The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles with the U.S. dollar as the functional currency.

b.

Use of estimates – The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheets, as well as the amounts reported as revenues and expenses during the corresponding reporting period. The most important estimates related to the preparation of the accompanyingfinancial statements refer to estimating the allowance for loan losses, and valuation and classification at fair values of financial instruments, among others. Management believes these estimates are adequate. Actual results could differ from those estimates.

c.

Transactions denominated in other currencies – Transactions denominated in currencies other than U.S. dollars are converted into U.S. dollars at exchange rates prevailing in international markets on the dates of the transactions. Currency balances other than U.S. dollars are converted into U.S. dollarsat year-end exchange rates. Any foreign exchange gains or losses, including related hedge effects, are included in the statements of income.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

d.	Cash and deposits with banks – Cash and deposits with banks comprised of cash, due from banksand short-term deposits with banks with an original maturity of three months or less.

e.

Marketable securities and other investments – These investments are classified as trading marketable securities, according to management’s intention and are recorded on the trade date. Trading marketable securities are securities that are mainly bought and held principally for the purpose of selling them in the near term and therefore held for only a short period of time. Trading marketable securities are recorded at fair value. Gains and losses from sales of trading marketable securities and changes in the fair value of trading marketable securities are included in interest income of investments and deposits with banks in the statements of income. Deposits with banks due more than 90 days (original maturity) and Special Drawing Rights are recorded as other investments.

f.

Reverse repurchase agreements – CAF has entered into reverse repurchase agreements as part of liquidity management. Under a reverse repurchase agreement, CAF purchases securities with an agreement to resell them to the counterparty on a specific date for a specific price plus interests, with earlier resale permitted. Securities purchased under reverse repurchase agreements are included in the balance sheets under account “Securities purchased under resale agreement” and interests thereon are included in the statements of income under “Investments and deposits with banks”.

All securities covered under reverse repurchase agreements are carried at face value, which approximate fair value due to their short-term in nature and minimal credit risk. There are no open positions as of December 31, 2023, 2022 and 2021.

g.

Loans – CAF grants short, medium and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities, both to public and private entities, for development and integration programs and projects in shareholder countries.

For credit risk purposes, CAF classifies its loans as follow:

(i)	Sovereign loans – Include loans granted to national, regional or local governments or decentralized institutions and other loans fully guaranteed by national governments.

(ii)	Non-sovereign loans – Include loans granted to corporate and financial sectors (public and private sectors), among others, which are not guaranteed by national governments.

Loans are carried at their unpaid principal balances less: (i) write-offs, (ii) the allowance for loan losses, and (iii) loan commission fees received upon origination net of certain direct origination costs. Interest income is accrued on the unpaid principal balance. Loan commission fees, net of certaindirect origination costs, are deferred and recognized as an adjustment of the related loan yield using the effective interest method and are presented as interest income—loan commissions in the statements of income.

Private sector loans that are 90 days overdue or public sector loans that are 180 days overdue are placed on non-accrual status and, as result, the accrual for interest on non-accrual loans is discontinued unless the loans are well-secured and in process of collection.

Interest accrued but not collected for loans that are placed on non-accrual loans status is reversed against interest income. The interest on non-accrual loans is accounted for on a cash-basis, until the

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

loans qualify for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Factors considered by management in determining non-accrual loans are payment status and the probability of collecting scheduled principal and interest payments when due.

When a loan is overdue, CAF will immediately suspend any pending disbursement for said loan and for any other loans in which the client is the borrower, beneficiary or guarantor for CAF. CAF charges late payments fees on these overdue loans.

Loan losses, partial or total, are written off against the allowance for loan losses when management confirms the uncollectability of a loan balance. Subsequent recoveries on written off loans, if any,will be credited to the allowance for loan losses.

CAF maintains risk exposure policies to avoid concentrating its loans in any one country or economic group, which might be affected by market situations or other circumstances. For thispurpose, CAF uses certain measurement parameters, such as: CAF’s shareholders’ equity, total loan balance, exposure to economic groups from public and private sectors, among others. CAF reviews, on a semi-annual basis, the credit risk rating of its loans and classifies the risk into the following categories:

(i)	Satisfactory-excellent – Extremely strong capacity to meet financial commitments.

(ii)	Satisfactory-very good – Strong capacity to meet financial commitments, not significantly vulnerable to adverse economic conditions.

(iii)	Satisfactory-adequate – Adequate capacity to meet financial commitments, but morevulnerable to adverse economic conditions.

(iv)	Watch – Acceptable payment capacity however some indicators and elements require special attention otherwise they could result in impairment.

(v)	Special mention – More vulnerable to adverse economic conditions but currently has thecapacity to meet financial commitments.

(vi)	Sub-standard – Currently vulnerable and dependent on favorable economic conditions to meet financial commitments.

(vii)	Doubtful – Currently highly vulnerable.

(viii)	Loss – Payment default on financial commitments.

h.

Allowance for loan losses – The allowance for credit losses is maintained at a level CAF believes to be appropriate to absorb expected lifetime credit losses over the contractual life of the loan portfolio.

The allowance for loan losses reflects CAF’s current estimate of all expected credit losses based on the information available at the date of the balance sheet, and these information are assessed and updated timely taking into account the market’s characteristics, policies and macroeconomic perspectives to adequately reflect the effect of those changes in borrower credit ratings and therefore in expected credit losses.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

For purposes of determining the allowance for expected credit losses, CAF management classifies its loans for credit risk purposes into sovereign loans and non-sovereign loans. The allowance for loan losses is estimated considering the credit risk exposure (undiscounted), cumulative default probability for 1 to 5 years tranches and loss given default, based on external data provided by risk rating agencies, recognizing such lifetime expected effects in profit or loss for the reporting period.

Sovereign loans within each country exhibit similar risk characteristics, therefore, the allowance for loan losses on sovereign loans is collectively evaluated at country level and established by CAF based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined using the average rating of three recognized international credit rating agenciesat the date of each of the balance sheet presented. The long-term foreign currency debt ratingconsiders a default probability. Given CAF’s status as a de facto preferred creditor and the immunities and privileges conferred by its shareholder countries, which are established in CAF’s Constitutive Agreement and other similar agreements, adjustments are made to reflect a lower default probability – usually equivalent to three levels to the average rating referred above. Historically, none of its sovereign loans has ever been placed in non-accrual status or has been written off. It is not the policy of CAF to restructure its sovereign loans and management does not have any expectation of writing off such loans.

For the non-sovereign loans, the allowance for loan losses is individually evaluated and calculated on a non-discounted cash flow method by considering CAF’s internal rating of each borrower, using the probability of default corresponding to the average rating of the equivalent categories of the international risk-rating agencies.

For those cases where the category equivalent to the rating of a particular borrower determined in accordance with any of the international risk-rating agencies is higher than the risk rating in local currency of the country corresponding to such borrower, or if for any reason there is no risk rating, the risk rating in local currency of such country determined by international credit rating agencies will be used.

CAF considers that external data provided by risk rating agencies used to determine the probability of default reflects its expectations about the future economic conditions and there are no other adjustments regarding historical loss information and future conditions that should be considered as significant factor to determining the expected collectability.

CAF assesses and determine the loss given default which considers the CAF´s status as a de facto preferred creditor, the immunities and privileges conferred by its shareholder countries, the collateral of each loan, the effect of interest on late payments to avoid the potential impairment derived by the time value of money and the evidence of historical loss data collected for each country through the years. In addition, given the nature of CAF´s lending activities as multilateral bank, in case of delay on payments of sovereign loans, the loss given default reflects the expectation to collect the total amount due, including accrued interests and commissions receivable for the period of delay.

A specific allowance for loan losses is individually evaluated and established by CAF for loans in non-accrual status as these loans do not have the same risk characteristics as other loans. A loan is considered in non-accrual status when, based on currently available information and events, it is

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

probable that CAF will not recover the total amount of principal and interest as agreed in the terms of the original loan contract. The allowance for loan losses is determined on a loan-by-loan basis based on the present value of expected future cash flows, discounted at the original loan’s effective interest rate.

i.

Equity investments – CAF invests in equity securities of companies and funds in strategic sectors,with the objective of promoting the development of such companies and funds and their participation in the securities markets and to serve as a catalyst in attracting resources to shareholder countries.

If CAF has the ability to exercise significant influence over the operating and financial policies of the investee, which is generally presumed to exist when CAF holds an ownership interest in the voting stock of an investee between 20% and 50%, the equity investments are accounted for using the equity method. Under the equity method, the carrying amount of the equity investment is adjusted to reflect CAF’s proportionate share of earnings or losses, dividends received and certain transactions of the investee Company.

Other than those accounted for under the equity method, CAF recorded investments in equity securities without readily determinable fair value, as follows:

(i)

Direct investments in equity securities of companies – These investments, which do not qualify for the net asset value practical expedient to estimate fair value, are accounted for at cost minus impairment (if any), plus or minus changes resulting from observable price changes in orderly transactions for an identical or similar investment of the same issuer.

(ii)	Equity investments in funds – These investments are carried at fair value using the net asset value practical expedient to estimate fair value.

Dividend income from equity investments without readily determinable fair value is recognized when CAF’s right to receive payment has been established.

j.

Property and equipment, net – Property and equipment are stated at cost less accumulated depreciation. Maintenance and repair expenses are charged directly to the statements of income for the year as incurred, while improvements and renewals are capitalized. Depreciation is calculated using the straight-line method and charged to the statements of income over the estimated useful life of assets.

The estimated useful life for assets is as follows:

Buildings	30 years
Building improvements	15 years
Leasing building improvements	Term of leasing contract
Furniture and equipment	2 to 10 years
Vehicles	5 years

k.	Other assets – Other assets mainly include the following:

(i)

Derivative-related collateral – CAF receives or provides cash collateral from or to individual swap and futures counterparties to mitigate its credit exposure to these counterparties. It is the policy of CAF to restrict and invest cash collateral received from swap and futures counterparties for fulfilling its obligations under the collateral agreement. CAF records cash collateral received

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

in other assets with a corresponding obligation to return the cash collateral received recorded in accrued expenses and other liabilities. Cash collateral provided to swap and futures counterparties, under the collateral agreement, are recorded in other assets.

(ii)

Intangible assets – Include software investments which are reported at cost less accumulated amortization. The amortization is calculated with the straight-line method over the useful lifeestimated by CAF. The estimated useful life of these assets is between 2 and 5 years.

l.

Impairment of investment accounted for under the equity method – An investment accounted for under the equity method is considered impaired and an impairment loss is recognized only if there are circumstances that indicate impairment as a result of one or more events (“loss events”) that have occurred after recognition of such investment.

An impairment charge is recorded whenever a decline in value of an investment below its carrying amount is determined to be other-than-temporary. In determining if a decline is other-than-temporary, factors such as the length of time and extent to which the fair value of the investment has been less than the carrying amount of the investment, the near-term and longer-term operating and financial prospects of the affiliate and the intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery are considered.

m.

Deposits – Deposits denominated in US$ are recorded at amortized cost. Deposits denominated in currencies other than the US$ are recognized at fair value. Gains or losses resulting from changes in the fair value of these deposits are recognized in the statements of income when they occur.

n.	Commercial papers – Commercial papers are recorded at amortized cost.

o.

Borrowings from other financial institutions – The borrowings from other financial institutions, both local or foreign financial institutions, are recorded at amortized cost, except for some borrowings that are designated a fair value hedge or as an economic hedge. The up-front costs and fees related to the issuance of borrowings recorded at amortized cost are deferred and reported in the balance sheets as a direct deduction from the face amount of borrowings and amortized during the term of the borrowings as interest expense. The up-front cost and fees related to borrowings that are designated a fair value hedge or as an economic hedge are recognized in the statements of income when they occur.

p.	Bonds – Medium and long-term bond issuances, whose objective is to provide the financial resources required to finance CAF’s operations, are recorded as follows:

(i)

Bonds denominated in currencies other than the US$ are recognized at fair value. Gains or losses resulting from changes in the fair value of these bonds, as well as the related bond’s up-frontcosts and fees, are recognized in the statements of income when they occur. CAF enters into cross-currency and interest rate swaps to economically hedge the interest rate and foreign exchange risks related with these bonds.

(ii)

Bond denominated in US$ are recognized at fair value. The interest rate risk on US$denominated bonds is hedged using interest rate swaps, and such interest rate swaps aredesignated as part of fair value hedge accounting relationships assuming no hedgeineffectiveness (the “shortcut method”). The related bond’s up-front costs and fees are deferred and reported in the balance sheets as a direct deduction from the face amount of the bonds and amortized during the term of the bonds as interest expense.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

Partial repurchases of bond issuances result in derecognition of the corresponding liabilities. The difference between the repurchase price and the bond’s carrying amount is recognized as income/loss for the year.

q.

Employees’ severance benefits – Accrual for severance benefits comprises all the liabilities related to the workers’ vested rights according to CAF’s employee policies and the applicable labor law of the member countries. The accrual for employee severance benefits is presented as part of “Employees’ severance benefits and savings plan” account under “Accrued expenses and other liabilities” caption.

Under CAF’s employee policies, employees earn a severance benefit equal to five days of salary per month, up to a total of 60 days per year of service. From the second year of service, employees earn an additional two days salary for each year of service (or fraction of a year greater than six months), cumulative up to a maximum of 30 days of salary per year. Severance benefits are recorded in the accounting records of CAF as they are incurred and interest on the amounts owed to employees are paid annually as a result of employees’ rights to receive severance benefits accrued in the year in which earned.

In the case of unjustified dismissal or involuntary termination, employees have the right to anadditional severance benefit of one month of salary per year of service.

r.

Pension plan – CAF has established a defined benefit plan (the Plan), which is mandatory for all employees hired on or after the establishment of the Plan and voluntary for all other employees. The Plan’s benefits are calculated based on years of service and the average salary of the three consecutive years in which the employee received the highest salary. CAF periodically updates the benefit obligations considering actuarial assumptions.

s.	Derivative financial instruments and hedging activities – CAF records all derivative financial instruments on the balance sheet at fair value, regardless of the purpose or intent for holding them.

CAF’s policy is not to enter into derivative financial instruments for speculative purposes. CAF also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative financial instruments that are used in hedging transactions are highly effective in offsetting changes in fair values of the hedged items.

Derivative financial instruments that are considered to be hedges from an accounting perspective are recognized in the balance sheet at fair value with changes in fair value either: (1) offset by changes in fair value of the hedged assets, liabilities or firm commitments through earnings within “Derivative financial instruments assets” or “Derivative financial instruments liabilities” if the derivative is designated as a fair value hedge, or (2) recognized in other income until the hedged item is recognized in earnings if the derivative is designated as a cash flow hedge. The ineffective portion of the change in fair value for a hedged derivative is immediately recognized in earnings as a component of “Unrealized changes in fair value related to other financial instruments”, regardless of whether the hedged derivative is designated as a cash flow or fair value hedge. In all situations in which hedge accounting is discontinued, CAF, recognizes any changes in its fair value in the statements of income.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

CAF discontinues hedge accounting prospectively upon determining that the derivative financial instrument is no longer effective in offsetting changes in the fair value of the hedged item; thederivative expires or is sold, terminated or exercised; the derivative is de-designated as a hedging instrument, because it is unlikely that a forecasted transaction will occur, a hedged firm commitment no longer meets the definition of a firm commitment, or management determines that the designation of the derivative financial instrument as a hedging instrument is no longer appropriate.

When hedge accounting is discontinued because it is determined that the derivative financialinstrument no longer qualifies as an effective fair value hedge, CAF continues to carry the derivative financial instrument on the balance sheets at its fair value, but no longer adjusts the hedged asset or liability for changes in fair value.

Certain derivative financial instruments, although considered to be an effective hedge froman economic perspective (economic hedge), have not been designated as a hedge for accounting purposes. The changes in the fair value of such derivative financial instruments are recognized in the statements of income, concurrently with the change in fair value of the underlying assets and liabilities.

t.

Fair value of financial instruments and fair value measurements – An entity is required tomaximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Accounting guidance establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Inputs used to measure fair value may fall into one of three levels:

Level 1 – Applies to assets or liabilities for which there are quoted prices in active markets foridentical assets or liabilities.

Level 2 – Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 – Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

u.

Guarantee fee income – CAF provides guarantees on loans originated by third parties to support projects located within a shareholder country that are undertaken by public and private entities. CAF may offer guarantees of private credit agreements or it may offer public guarantees of obligations of the securities of third-party issuers. CAF generally offers partial credit guarantees with the intention of sharing the risk with private lenders or holders of securities. CAF’s responsibility is limited to paying up to the amount of the guarantee upon default by the client. The guarantee fee income received is deferred and recognized over the period covered by the guarantee.

v.

Provision for guarantees losses – Provision for guarantees is maintained at a level CAF believes adequate to absorb probable losses inherent to the guaranteed loans originated by third parties as of the date of the financial statements. Guaranteed loans are classified as either sovereign ornon-sovereign.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

Provision for guarantees is estimated by CAF considering the credit risk exposure, default probability and loss given default. Provision for sovereign guarantees losses is based on the individual long-term foreign currency debt rating of the guarantor countries (“country risk rating”) considering the weighted average rating of three recognized international risk rating agencies at the date of the financial statements’ preparation. These country risk ratings have associated default probability. Given CAF’s status as a de facto preferred creditor, arising from its status as amultilateral financial institution and from the interest of its borrowers in maintaining their credit standing with CAF, and taking into account the immunities and privileges conferred by itsshareholder countries, which are established in CAF’s Constitutive Agreement and other similar agreements, a factor that reflects a lower default probability – usually equivalent to three levels up in this weighted average rating is used. For non-sovereign guarantees, the provision is determined by considering the CAF internal rating of each client and the weighted average rating of the aforementioned agencies.

The provision for guarantees losses are reported as other liabilities.

w.	Recent accounting pronouncements –

Recent accounting pronouncements applicable

ASU 2022-02, Troubled Debt Restructurings and Vintage Disclosures

In March 2022, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2022-02, Troubled Debt Restructurings and Vintage Disclosures (Topic 326). The amendments in this Update eliminate the accounting guidance for TDRs by creditors in Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. The amendments in this Update require that an entity disclose current-period gross write-offs by year of origination for financing receivables and net investments in leases within the scope of Subtopic 326-20, Financial Instruments—Credit Losses—Measured at Amortized Cost. CAF adopted the amendments in this Update on January 1, 2023 and the adoption did not have material effects in the financial statements.

ASU 2020-04, Reference Rate Reform

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). The ASU provides optional expedients and exceptions, for contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The amendments in this ASU do not apply to contract modifications made or other transactions entered after December 31, 2022. In January 2021, the FASB issued amendments in ASU 2021-01 to the expedients and exceptions in Topic 848 to capture the incremental consequences of the scope clarification and tailor the existing guidance to derivative instruments affected by the discounting transition. In December 2022, the FASB issued an amendment in ASU 2022-06, to defer the sunset date of Topic 848 from December 31, 2022, to December 31, 2024, after which entities will no longer be permitted to apply the relief in Topic 848. The impact of both ASUs have no material effects in the financial statements since the rates were offset between financial assets and liabilities.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

Libor Replacement

The replacement of the LIBOR rates with a new reference rate or rates is an industry risk due to the implications it has on the assets as well as the liabilities of financial institutions. In that regard, CAF has been closely following the recent developments and announcements from groups and organizations that are most closely involved with the phasing out of the LIBOR rate that affect the loan and derivatives markets, including the International Swaps and Derivatives Association (ISDA) andits publication of the ISDA 2020 IBOR Fallbacks Protocol, to which CAF has adhered inJanuary 2021. In addition, CAF has established an interdepartmental task force in charge of preparing the institution for the change in reference rates, including measures such as the incorporation of fallback provisions on loans to mitigate any possible impact LIBOR may have. This task force in coordination with management recommended and approved that starting January 1, 2022, all loans originated will be made in the reference rate Term SOFR. New financial liabilities will also be hedged to SOFR. Legacy loans that are referenced to LIBOR rate are being converted after June 2023 when LIBOR rate ceases to be representative. It is for this reason that we expected the LIBOR transition to occur smoothly. On April 3, 2023, the Financial Conduct Authority (FCA) announced that US$ LIBOR rates of 1, 3 and 6 months will be published using an unrepresentative ‘synthetic’ methodology starting July 1, 2023 up to September 30, 2024. These synthetic rates are intended for use in legacy contracts only, to help ensure the incorporation of fallback language in the remaining legacy contracts.

If SOFR or another rate does not achieve wide acceptance as the alternative to LIBOR, there likely will be disruption in financial markets. In the event that SOFR or another reference rate is widely accepted, risks will remain related to outstanding loans, borrowings, derivatives and other instruments using LIBOR related to transitioning those instruments to a new reference rate and the corresponding value transfer that may occur in connection with that transition, as the new reference rate will not exactly mimic LIBOR.

Accounting pronouncements pending adoption

ASU 2020-06, Simplifies Issuer’s Accounting for Convertible Instruments and Contracts on an Entity’s Own Equity

On August 5, 2020, the FASB issued ASU 2020-06, which simplifies the accounting forcertain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. This ASU is effective for fiscal years beginning after December 15, 2023 with early adoption permitted. CAF will not early adopt this ASU and estimates it will not have material effects in the financial statements.

ASU 2023-06, Disclosure Improvements

On October 9, 2023, the FASB issued ASU 2023-06, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). The ASU was issued in response to the Security Exchange Commission (SEC) Disclosure Update and Simplification Initiative that updated and simplified disclosure requirements that the SEC believed were “redundant, duplicative, overlapping, outdated, or superseded.” The new guidance is intended to align U.S. GAAP requirements with those of the SEC and to facilitate the application of U.S. GAAP for all entities. CAF will not early adopt this ASU and estimates it will not have material effects in the financial statements.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

ASU 2023-07, Improvements to Reportable Segment Disclosures

On November 27, 2023, the FASB issued ASU 2023-07, which amendments “improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses.” In addition, the amendments enhance interim disclosure requirements, clarify circumstances in which an entity can disclose multiple segment measures of profit or loss, provide new segment disclosure requirements for entities with a single reportable segment, and contain other disclosure requirements. The purpose of the amendments is to enable “investors to better understand an entity’s overall performance” and assess “potential future cash flows. This ASU is effective for fiscal years beginning after December 15, 2023 with early adoption permitted. CAF will not early adopt this ASU and estimates it will not have material effects in the financial statements.

3.	CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS

Cash and deposits with banks with original maturity of three months or less include the following:

	December 31, 2023	December 31, 2022	December 31, 2021
Cash and due from banks	70,592	107,592	112,047

Deposits with banks:
U.S. dollars	4,793,922	5,417,808	3,058,495
Euro	170,016	1,118,061	151,721

	5,034,530	6,643,461	3,322,263

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

4.	MARKETABLE SECURITIES

Trading

A summary of trading securities follows:

	December 31, 2023		December 31, 2022		December 31, 2021
		Average		Average		Average
		maturity		maturity		maturity
	Amount	(years)	Amount	(years)	Amount	(years)
U.S. Securities	2,542,017	1.45	1,775,459	1.70	2,219,711	1.60

Non-U.S. governments and government entities bonds	423,908	1.74	334,634	1.42	556,230	0.80

Financial institutions and corporate securities:
Commercial paper	2,610,195	0.39	1,851,803	0.23	3,861,129	0.14
Certificates of deposits(1)	2,103,754	0.39	2,769,645	0.36	3,284,428	0.24
Bonds	1,818,551	2.54	1,325,284	1.69	1,941,602	1.93
Collateralized mortgage obligation	377,665	4.56	266,250	5.11	290,805	5.95
Liquidity funds(2)	112,128	1.00	160,530	1.00	349,162	1.00

	7,022,293	1.18	6,373,512	0.81	9,727,126	0.73

Trading	9,988,218	1.27	8,483,605	1.02	12,503,067	0.89

(1)

Each certificate of deposit bears a maturity date and specified fixed interest rate. It also is held through The Depository Trust Company (DTC) and has a CUSIP number, which is a code that identifies a financial security and facilitates trading.

(2)	The liquidity funds are comprised of short-term (less than one year) securities representing high-quality liquid debt and monetary instruments.

The fair value of trading securities includes net unrealized gains of US$ 56,025 and losses US$ 65,936, US$ 15,600 as of December 31, 2023, 2022 and 2021, respectively.

For the years ended December 31, 2023, 2022 and 2021, Interest income – Investments and deposits with banks includes interest income for US$ 661,050, US$ 230,948 and 63,828, respectively, and gain and loss on the mark-to-market valuations for US$ 260,233, US$ 57,961 and 40,729, respectively. The fluctuation in Interest income - Investments and deposits with banks is mainly due to the increase of the benchmark interest rates since the start of 2022 due to high inflation expectations and the increase of the short-term interest rates by the U.S. Federal Reserve which affected the mark-to-market valuations of CAF´s trading securities during the years ended December 31, 2023 and 2022, respectively.

CAF places its short-term investments mainly in high grade financial institutions and corporate securities. CAF has conservative investment guidelines that limit the amount of credit risk exposure, considering among other factors, limits as to credit ratings, limits as to duration exposure, specific allocations by type of investment instruments and limits across sector and currency allocation. As of December 31, 2023,2022 and

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

2021, CAF does not have any significant concentrations of credit risk according to its investment guidelines. Non-US dollar-denominated securities included in marketable securities amounted to the equivalent of US$ 283,554, US$ 550,973 and US$ 307,437 as of December 31, 2023, 2022 and 2021, respectively.

Maturity of marketable securities are as follows:

	December 31, 2023	December 31, 2022	December 31, 2021
Less than one year	6,009,404	5,614,860	8,891,515
Between one and two years	2,377,609	1,941,949	2,351,677
Between two and three years	677,273	542,997	500,274
Between three and four years	309,478	189,879	407,059
Between four and five years	366,187	97,714	235,344
Over five years	248,267	96,206	117,198

	9,988,218	8,483,605	12,503,067

5.	OTHER INVESTMENTS

Other investments are as follows:

	December 31, 2023	December 31, 2022	December 31, 2021
Deposits with banks due more than 90 days
U.S. dollars	1,095,009	111,193	292,392
Euro	44,160	—	—
Colombian pesos	—	147,179	—

	1,139,169	258,372	292,392

Special drawing rights	125,869	—	—

	1,265,038	258,372	292,392

The interest rates on deposits with banks ranged from 2.52% to 6.60% as of December 31, 2023, from 0.39% to 6.60% as of December 31, 2022 and from 0.11% to 0.34% as of December 31, 2021.

Special Drawing Rights (SDR) are an international reserve asset issued by the International MonetaryFund (IMF) as a complementary official reserve for member countries, its value is based on a 5 currencies basket (the US dollar, the euro, the Chinese renminbi, the Japanese yen, and the British pound sterling). Since February 2023, CAF was named authorized holder by the International Monetary Fund allowingit hold and exchange SDR only with authorized holders. SDR holdings earn interest which is determined on weekly basis. The interest rate as of December 31, 2023 is 4.151%.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

6.	LOANS

Loans include short, medium and long-term loans to finance projects, working capital and trade activities. The majority of the loans are to Series “A” and “B” shareholder countries, or to private institutions or companies domiciled in those countries. Loans by country are summarized as follows:

	December 31, 2023	December 31, 2022	December 31, 2021
Shareholder country:
Argentina	5,503,626	3,981,391	3,842,317
Barbados	175,013	181,098	172,683
Bolivia	2,948,465	3,100,722	2,752,463
Brazil	2,970,763	2,633,318	2,698,038
Chile	244,000	192,510	304,187
Colombia	3,842,359	3,726,267	3,403,385
Costa Rica	497,638	533,937	547,145
Dominican Republic	445,105	412,627	110,789
Ecuador	4,246,954	4,232,207	4,201,415
El Salvador	302,000	75,000	—
Mexico	980,000	955,000	825,000
Panama	2,582,659	2,691,924	2,562,057
Paraguay	2,373,889	2,059,119	1,511,665
Peru	1,836,850	1,473,683	1,743,908
Trinidad & Tobago	1,305,459	1,217,246	1,163,978
Uruguay	1,331,442	980,458	903,243
Venezuela	2,135,370	2,512,567	2,871,509

Total	33,721,592	30,959,074	29,613,782
Fair value adjustments	(242,507)	(336,750)	(18,396)

Loans	33,479,085	30,622,324	29,595,386

Fair value adjustments of loans represent mainly adjustments to the amount of loans for which the fair value option is elected.

As of December 31, 2023, 2022 and 2021, loans denominated in currencies other than U.S. dollar weregranted for an equivalent of US$ 696,136, US$ 468,750 and US$ 170,401, respectively, mainly in Colombian pesos, Uruguayan pesos, Brazilian reales, Swiss francs, Peruvian nuevo sol, Paraguayan guarani and Bolivian bolivianos. All these loans are hedged with Swaps, Borrowings from other financial institution and Bonds. As of December 31, 2023, 2022 and 2021, fixed interest rate loans amounted to US$ 2,226,339, US$ 2,209,011 and US$ 2,321,999, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

Loans classified by sector borrowers and the weighted average yield of the loan portfolio is shown below:

	December 31, 2023		December 31, 2022		December 31, 2021
		Weighted		Weighted		Weighted
		average		average		average
	Amount	yield (%)	Amount	yield (%)	Amount	yield (%)
Public sector	32,327,694	7.30	29,791,001	6.17	27,723,931	2.25
Private sector	1,393,898	7.45	1,168,073	6.29	1,889,851	1.98

	33,721,592	7.30	30,959,074	6.18	29,613,782	2.23

Loans by industry segments are as follows:

	December 31, 2023		December 31, 2022		December 31, 2021
	Amount	%	Amount	%	Amount	%
Infrastructure programs	14,364,602	43	12,441,156	41	9,927,111	34
Transport, warehousing and communications	9,003,229	27	8,487,104	27	8,326,436	28
Electricity, gas and water supply	5,327,072	16	5,696,943	18	6,025,830	20
Health and social services	2,665,148	8	2,317,517	7	2,569,709	9
Financial services – Commercial banks	1,259,164	4	1,040,578	3	1,230,670	4
Financial services – Development banks	985,000	2	841,398	3	1,367,969	4
Agriculture, hunting and forestry	70,724	—	52,852	—	62,104	—
Manufacturing industry	—	—	24,392	—	32,291	—
Others	46,653	—	57,134	1	71,662	1

	33,721,592	100	30,959,074	100	29,613,782	100

Loans mature as follows:

	December 31, 2023	December 31, 2022	December 31, 2021
Less than one year	5,715,772	4,060,523	5,176,788
Between one and two years	3,175,175	3,158,733	2,721,602
Between two and three years	3,079,662	2,979,214	2,818,766
Between three and four years	3,210,996	2,785,391	2,811,208
Between four and five years	2,936,228	2,932,946	2,575,262
Between five and ten years	10,231,497	9,749,684	9,007,204
Between ten and fifteen years	4,159,272	3,980,057	3,335,471
Over fifteen years	1,212,990	1,312,526	1,167,481

	33,721,592	30,959,074	29,613,782

CAF maintains an internal risk rating system to evaluate the quality of the non-sovereign loans, which identifies, through a standardized rating and review parameters, those risks related to credit transactions in order to determine an internal risk rating classification designed by CAF. For purpose of determining the allowance for loan losses of sovereign loans as of December 31, 2023, 2022 and 2021, rating assigned by external agencies are used.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

The credit quality of the sovereign loans of estimating the allowance for credit losses is based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined using the average rating of three recognized international credit rating agencies. The credit quality by year of origination and taking the Moody’s rating as a reference as of December 31, 2023, is as follows:

	Credit Rating	Year of origination
Country		2023	2022	2021	2020	2019	Prior	Total
Argentina	Ca	1,540,214	489,970	773,755	697,856	8,969	1,924,493	5,435,257
Barbados	B3	—	—	30,000	100,000	3,695	41,318	175,013
Bolivia	Caa1	12,933	560,810	350,000	42,607	250,952	1,600,034	2,817,336
Brazil	Ba2	—	458,903	—	463,823	448,443	1,230,668	2,601,837
Colombia	Baa2	250,000	600,000	500,000	350,000	500,716	1,013,455	3,214,171
Costa Rica	B1	—	—	—	467,742	—	19,155	486,897
Dominican Republic	Ba3	—	300,000	59,598	—	—	75,507	435,105
Ecuador	Caa3	251,290	454,307	604,415	650,211	527,957	1,658,775	4,146,955
El Salvador	Caa3	227,000	75,000	—	—	—	—	302,000
Mexico	Baa2	380,000	300,000	—	300,000	—	—	980,000
Panama	Baa3	12,433	320,000	356,537	382,143	320,830	893,217	2,285,160
Paraguay	Ba1	187,200	322,763	250,000	414,950	135,793	1,034,307	2,345,013
Peru	Baa1	250,000	154,917	484,599	—	218,750	376,380	1,484,646
Trinidad & Tobago	Ba2	75,000	120,000	175,000	319,903	200,000	415,556	1,305,459
Uruguay	Baa2	520,315	170,674	240,000	40,476	—	192,462	1,163,927
Venezuela	C	—	—	—	—	441,176	1,694,191	2,135,367

		3,706,385	4,327,344	3,823,904	4,229,711	3,057,281	12,169,518	31,314,143

The credit quality of the non-sovereign loan portfolio by year of origination, as represented by the internal credit risk classification as of December 31, 2023, is as follows:

	Year of origination
Credit Rating	2023	2022	2021	2020	2019	Prior	Total
Satisfactory - outstanding	244,000	—	—	—	—	60,000	304,000
Satisfactory - very good	351,962	100,000	—	—	—	5,741	457,703
Satisfactory - adequate	543,980	190,059	50,221	45,380	41,882	222,189	1,093,711
Watch	69,500	1,900	8,193	66,667	88,299	—	234,559
Special mention	171,630	—	—	—	—	66,169	237,799
Doubtful	—	—	—	—	—	36,182	36,182
Sub-standard	—	—	—	—	—	29,335	29,335
Loss	—	—	—	—	—	14,160	14,160

	1,381,072	291,959	58,414	112,047	130,181	433,776	2,407,449

The internal and external ratings have been updated as of December 31, 2023.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

Loan portfolio quality

The loan portfolio quality indicators and the related amounts are presented below:

	December 31, 2023	December 31, 2022	December 31, 2021
During the year CAF recorded the following transactions:
Loans written-off	34,452	11,125	48,234
Purchases of loan portfolio	—	—	—
Sales of loan portfolio	33,000	37,500	—

	December 31, 2023	December 31, 2022	December 31, 2021
CAF presented the following amounts and quality indicators as of the end of the year:
Non-accrual loans	50,342	107,937	112,059
Troubled debt restructured	—	23,142	29,206
Overdue accrual loans	—	—	—
Allowance for loan losses as a percentage of loan portfolio	0.17%	0.21%	0.26%
Non-accrual loans as a percentage of loan portfolio	0.15%	0.35%	0.38%
Overdue loan principal as a percentage of loan portfolio	0.00%	0.00%	0.00%

No loans were restructured during the years ended December 31, 2023, 2022 and 2021. As of December 31, 2023, the remaining amount of the restructured loan was collected, including principal and interest, as a result of this transaction CAF, recognized a net gain of US$ 16,354 in the statement of income as other income.

As of December 31, 2023, 2022 and 2021, the total principal amount of non-accrual loans are related to private sector borrowers (non-sovereign loans) which were 2,749 days, 2,384 and 2,019 days overdue, respectively. For the years ended December 31, 2023, 2022 and 2021, there were no interest income recognized for non-accrual loans. The allowance of loan losses for non-accrual loans amount to US$ 6,155, US$ 22,103 and US$ 18,603 as of December 31, 2023, 2022 and 2021, respectively.

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Program”) approved by CAF’s Shareholders Assembly on March 3, 2020. The Program allows CAF to repurchase the shares of a shareholder country that fulfills the requirements of the Program and apply the proceeds to that country’s outstanding loans and interest. Pursuant to the Program, CAF notified Venezuela that it fulfills the requirements. Since inception of the Program to December 31, 2022 and 2021, CAF repurchased a total of 108,693 and 75.657, respectively, shares totaling US$ 1,543,440and US$ 1,074,329, respectively, deducting the amount of paid-in capital and additional paid-in capital for US$ 543,465, US$ 999,975 and US$ 378,285, US$ 696,044, respectively. For the year ended December 31, 2023, CAF repurchased an additional 39,336 shares totaling US$ 558,571 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

additional paid-in capital for US$ 196,680 and US$ 361,891, respectively. Thus, since the inception of the Program to December 31, 2023, CAF repurchased 148,029 shares totaling US$ 2,102,011 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 740,145 and US$ 1,361,866, respectively. As a result of the repurchases, as of February 9, 2024, Venezuela is current with its loans with CAF. It is estimated the Support Program will last during the year 2024. Venezuela is one of the founding shareholders of CAF in 1970. Venezuela has reiterated its commitment and its intention to undertake payments. CAF´s Management monitors its credit exposure periodically.

A/B Loans

CAF only assumes the credit risk for the portion of its participations of the loan. As of December 31, 2023, 2022 and 2021, CAF had loans of this nature amounting to US$ 452,641, US$ 361,170 and US$ 103,675, respectively, whereas other financial institutions provided funds for US$ 364,663, US$ 290,279 and US$ 46,215, respectively.

Allowance for Loan Losses

The allowance for credit losses is maintained at a level CAF believes to be appropriate to absorb expected lifetime losses over the contractual life of the loan portfolio and consider available information relevant to assessing the collectability of cash flows including a combination of internal and external information relating to past events, current conditions, and reasonable and supportable forecasts.

Changes in the allowance and the balance for loan losses over the outstanding amounts, individually and collectively evaluated, are presented below:

	For the years ended
	December 31, 2023			December 31, 2022			December 31, 2021
	Credit risk			Credit risk			Credit risk
		Non-			Non-			Non-
	Sovereign	sovereign	Total	Sovereign	sovereign	Total	Sovereign	sovereign	Total
Balances at beginning of year	—	63,192	63,192	—	76,650	76,650	—	95,015	95,015
Provision (credit) for loan losses	—	439	439	—	(3,287)	(3,287)	—	29,869	29,869
Loans written-off	—	(34,452)	(34,452)	—	(11,125)	(11,125)	—	(48,234)	(48,234)
Recoveries	—	27,734	27,734	—	954	954	—	—	—

Balances at end of year	—	56,913	56,913	—	63,192	63,192	—	76,650	76,650

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

Changes in the provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees, individually and collectively evaluated, are presented below:

	For the years ended
	December 31, 2023			December 31, 2022			December 31, 2021
	Credit risk			Credit risk			Credit risk
		Non-			Non-			Non-
	Sovereign	sovereign	Total	Sovereign	sovereign	Total	Sovereign	sovereign	Total
Balances at beginning of year	—	15,462	15,462	—	15,202	15,202	—	14,833	14,833
(Credit) provision for contingencies	—	(8,613)	(8,613)	—	260	260	—	369	369

Balances at end of year	—	6,849	6,849	—	15,462	15,462	—	15,202	15,202

(Credit) provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees are included in the statements of income as part of other income for the year ended December 31, 2023, and as part of the other expenses for the years ended December 31, 2022 and 2021.

7.	EQUITY INVESTMENTS

Equity investments, which have no readily determinable fair value, are as follows:

	December 31, 2023	December 31, 2022	December 31, 2021
Investments - Equity securities	338,965	340,407	380,167
Investments - Equity method	53,219	41,372	53,183

	392,184	381,779	433,350

CAF recognized the following in the statements of income related to investment in equity securities:

	For the years ended December 31,
	2023	2022	2021
Dividends	4,934	6,725	5,108
Changes in fair value measurements	11,403	(17,854)	26,748
Impairment in equity securities	(1,336)	(962)	(117)

For the years ended December 31, 2023, 2022 and 2021, CAF recognized gains of US$ 11,403, losses of US$ 17,854 and gains of US$ 26,748, respectively, corresponding to the net increase and net decrease in the fair value of investments in equity securities, which are included in the statements of income as part of other income and other expenses, respectively.

In addition, for the years ended December 31, 2023, 2022 and 2021, CAF recognized gains of its equity in earnings of the investees for US$ 11,005, US$ 1,943 and losses of US$ 871, respectively, for investments under the equity method, which are recorded in the statements of income as part of Dividends and equity in earnings of investees.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

8.	OTHER ASSETS

A summary of other assets follows:

	December 31, 2023	December 31, 2022	December 31, 2021
Derivative related collateral	1,823,920	2,913,970	645,632
Intangible assets, net of accumulated amortization of US$ 10,194, US$ 10,212 and US$ 8,381, respectively	63,142	38,463	25,386
Receivable from investment securities sold	6,867	2,237	4,017
Other	32,928	29,431	25,256

	1,926,857	2,984,101	700,291

9.	DEPOSITS

A summary of deposits follows:

	December 31, 2023	December 31, 2022	December 31, 2021
Demand deposits	212,768	219,557	83,157
Time deposits:
Less than one year	3,931,727	4,442,619	3,919,679

	4,144,495	4,662,176	4,002,836
Fair value adjustments	—	1,415	(210)

Carrying value of deposits	4,144,495	4,663,591	4,002,626

As of December 31, 2023, 2022 and 2021, the weighted average interest rate was 4.98%, 1.74% and 0.11%, respectively. Deposits are issued for amounts equal to or more than US$ 100. Total deposits denominated in currencies other than the U.S. dollar amount to an equivalent of US$ 116,412, US$ 610,372 and US$ 259,991 as of December 31, 2023, 2022 and 2021, respectively.

10.	COMMERCIAL PAPERS

A summary of commercial papers follows:

	December 31, 2023	December 31, 2022	December 31, 2021
U.S. dollars	4,439,048	3,614,583	2,814,740
Euros	292,559	1,057,709	—

	4,731,607	4,672,292	2,814,740
Less commercial papers issuance discount	(78,095)	(53,495)	(1,094)

Carrying value of commercial papers	4,653,512	4,618,797	2,813,646

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

As of December 31, 2023, 2022 and 2021, the weighted average interest rate was 5.21%, 2.00% and 0.23%, respectively. As of December 31, 2023, 2022 and 2021, commercial papers balance matures in 2024, 2023 and 2022, respectively.

11.	BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

A summary of borrowings from other financial institutions by currency follows:

	December 31, 2023	December 31, 2022	December 31, 2021
U.S. dollars	1,507,218	1,509,711	1,179,623
Euros	584,098	651,991	590,809
Colombian Pesos	28,695	27,546	30,764
Others	4,964	3,010	—

	2,124,975	2,192,258	1,801,196
Fair value adjustments	(77,562)	(118,191)	(28,328)
Less debt issuance costs	617	1,291	697

Carrying value of borrowings from other financial institutions	2,046,796	2,072,776	1,772,171

As of December 31, 2023, 2022 and 2021, the fixed interest-bearing borrowings amounted to US$ 330,443, US$ 419,693 and US$ 410,531, respectively. As of December 31, 2023, 2022 and 2021, the weighted average interest rate after considering the impact of interest rate swaps was 6.38%, 3.40% and 1.52%, respectively.

Borrowings from other financial institutions, by remaining maturities, are summarized below:

	December 31, 2023	December 31, 2022	December 31, 2021
Less than one year	432,236	192,930	178,039
Between one and two years	410,976	441,786	388,211
Between two and three years	209,985	390,697	248,616
Between three and four years	190,508	191,040	191,271
Between four and five years	153,462	180,539	169,039
Over five years	727,808	795,266	626,020

	2,124,975	2,192,258	1,801,196

As of December 31, 2023, 2022 and 2021, there were unused term credit facilities amounting to US$ 1,557,697, US$ 1,614,675 and US$ 1,899,056, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

12.	BONDS

A summary of outstanding bonds follows:

	December 31, 2023			December 31, 2022			December 31, 2021
	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year end)
U.S. dollars	8,115,053	8,115,053	8.42	7,249,762	7,249,762	3.02	8,428,409	8,428,409	1.35
Euro	8,784,835	8,322,257	6.79	8,457,619	7,674,839	4.83	8,637,076	8,274,796	1.25
Swiss francs	2,793,740	3,119,430	6.84	2,669,895	2,731,206	4.88	2,203,076	2,297,342	1.42
Japanese yen	1,614,238	1,333,853	6.74	1,467,350	1,194,018	5.03	1,404,689	1,297,358	1.28
Australian dollars	1,340,315	1,284,576	6.83	1,094,600	956,756	5.63	1,026,690	945,521	1.58
Mexican pesos	1,189,923	1,408,433	6.71	1,078,834	1,124,402	4.98	574,643	569,250	1.41
Norwegian kroner	694,695	471,898	6.89	694,695	490,813	5.26	694,695	544,687	1.24
Hong Kong dollars	584,332	580,710	7.02	584,332	580,725	5.05	635,865	632,757	1.73
Colombian pesos	405,968	348,568	6.55	334,455	207,944	5.96	334,464	248,243	1.53
Brazilian Real	201,662	219,915	6.29	201,662	201,880	4.99	280,304	250,040	1.20
Uruguayan pesos	143,845	137,889	6.02	287,852	287,198	4.20	201,662	191,590	0.70
Turkish lira	108,020	68,872	6.29	45,748	45,430	5.11	—	—	—
Costa Rica Colon	99,047	101,312	6.46	—	—	—	—	—	—
Polish Zloty	61,130	68,737	6.37	—	—	—	—	—	—
New Zealand Dollar	59,898	58,894	6.50	28,758	27,403	5.91	13,651	14,554	1.66
Canadian dollars	30,395	30,182	6.88	30,395	29,542	4.63	30,395	31,385	2.50
Czech Koruna	11,211	11,179	6.28	—	—	—	—	—	—
Paraguayan Guarani	9,952	9,952	1.30	—	—	—	—	—	—
Indonesian Rupee	—	—	—	75,000	66,403	4.28	75,000	72,467	0.46
Kazakhstan Tenge	—	—	—	15,082	13,420	6.25	15,082	14,295	1.21
Indian Rupee	—	—	—	—	—	—	31,891	28,729	2.71

	26,248,259	25,691,710		24,316,039	22,881,741		24,587,592	23,841,423

Fair value adjustments		(926,251)			(1,625,155)			425,217
Less debt issuance costs		6,009			4,373			6,103

Carrying value of bonds		24,759,450			21,252,213			24,260,537

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

A summary of the bonds issued, by remaining maturities at original exchange rate, follows:

	December 31, 2023	December 31, 2022	December 31, 2021
Less than one year	3,331,884	4,781,762	3,944,492
Between one and two years	5,210,881	3,230,823	4,557,150
Between two and three years	5,494,526	4,943,054	3,245,067
Between three and four years	4,382,168	3,682,075	4,256,759
Between four and five years	3,193,913	2,574,048	3,787,884
Over five years	4,634,887	5,104,277	4,796,240

	26,248,259	24,316,039	24,587,592

As of December 31, 2023, 2022 and 2021, fixed interest rate bonds amounted to US$ 25,737,649,US$ 23,836,526 and US$ 24,108,665, respectively, of which US$ 18,134,326, US$ 17,079,031 and US$ 16,173,655, respectively, are denominated in currencies other than U.S. dollar.

There were no bonds repurchased during the years ended December 31, 2023, 2022 and 2021.

13.	ACCRUED EXPENSES AND OTHER LIABILITIES

A summary of accrued expenses and other liabilities follows:

	December 31, 2023	December 31, 2022	December 31, 2021
Derivative-related collateral	152,447	2,940	104,083
Employees’ severance benefits and savings plan	95,298	99,495	12,467
Payable for investment securities purchased	18,461	2,467	15,202
Contributions to Shareholders’ Special Funds (Note 21)	13,450	44,244	148,773
Provision for contingencies (Note 6)	6,849	15,462	17,437
Other	6,604	9,546	14,578

	293,109	174,154	312,540

14.	PENSION PLAN

As of December 31, 2023, 2022 and 2021, the plan has 759, 714 and 687 participants and active employees, respectively. The date used to determine pension plan benefit obligation is December 31 of each year.

For the years ended December 31, 2023, 2022 and 2021, a reconciliation of beginning and ending balances of the benefit obligation follows:

	2023	2022	2021
Benefit obligation at beginning of year	42,766	36,520	32,079
Service cost	4,132	3,379	3,024
Interest cost	1,689	1,454	1,275
Plan participants’ contributions	3,031	2,499	2,225
Actuarial (gain) loss	(992)	615	(553)
Benefit paid	(1,979)	(1,701)	(1,530)

Benefit obligation at the end of year	48,647	42,766	36,520

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

For the years ended December 31, 2023, 2022 and 2021, a reconciliation of beginning and ending balances of the fair value of plan assets follows:

	2023	2022	2021
Fair value of plan assets at beginning of year	43,146	36,833	32,455
Actual return on plan assets	1,590	1,516	1,208
Contributions	6,208	6,498	4,700
Benefit paid	(1,979)	(1,701)	(1,530)

Fair value of plan assets at end of year	48,965	43,146	36,833

Plan assets are as follows:

	December, 31
	2023	2022	2021
Marketable securities	48,965	43,146	36,833

The table below summarizes the component of the amount of net benefit cost recognized for the years ended December 31, 2023, 2022 and 2021:

	2023	2022	2021
Service cost	4,132	3,379	3,024
Interest cost	1,689	1,454	1,275
Expected return on plan assets	(1,704)	(1,467)	(1,290)

	4,117	3,366	3,009

A summary of the net projected cost for the year ending December 31, 2024 follows:

Service cost
Contribution to the plan	2,876
Guaranteed benefit	1,177

4,053
Interest cost	1,931
Expected return on plan assets	(1,944)

4,040

A summary of the benefits that are expected to be paid for the next years follows:

2024	746
2025	906
2026	1,515
2027	1,737
2028	1,851
2029-2033	14,076

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

Weighted-average assumptions used to determine net benefit cost of the Plan to December 31, 2023,2022 and 2021 follows:

	2023	2022	2021
Discount rate	4.00%	4.00%	4.00%
Expected long-term nominal rate return on Plan assets	4.00%	4.00%	4.00%
Salary increase rate	3.00%	3.00%	3.00%

15.	SHAREHOLDERS’ EQUITY

Authorized capital

The authorized capital of CAF as of December 31, 2023 and, 2022 amounts to US$ 25,000,000, of which US$ 18,000,000 is ordinary capital shares and US$ 7,000,000 is callable capital shares, distributed among Series “A”, “B” and “C” shares. The authorized capital of CAF as of December 31, 2021 amounts to US$ 15,000,000, of which US$ 10,000,000 is ordinary capital shares and US$ 5,000,000 is callable capital shares, distributed among Series “A”, “B” and “C” shares.

Additional paid-in capital

The additional paid-in capital is the amount paid by Series “B” and Series “C” shareholders in excess of the par value. The additional paid-in capital of CAF as of December 31, 2023, 2022 and 2021 amounts to US$ 4,380,427, US$ 4,252,952 and US$ 4,091,298, respectively.

Subscribed callable capital.

In addition to our subscribed paid-in and un-paid capital, our shareholders have subscribed to callable capital totaling US$ 1,819,660, US$ 1,625,660 and US$ 1,589,660 as of December 31, 2023, 2022 and 2021, respectively. Our callable capital (comprised of Series “B” and Series “C” callable capital shares) may be called by the Board of Directors to meet our obligations only to the extent that we are unable to meet such obligations with our own resources.

The Constitutive Agreement provides that the obligation of shareholders to pay for the shares of callable capital, upon demand by the Board of Directors, continues until such callable capital is paid in full. Thus, we consider the obligations of shareholder countries to pay for their respective callable capital subscriptions to be binding obligations backed by the full faith and credit of their respective governments.

Shares

CAF´s Shares are divided into Series “A” Shares, Series “B” Shares and Series “C” Shares.

(i)

Series “A” shares may be owned only by the Member Countries. The term “Member Country” is defined in Article 3 of CAF’s General Regulations as any shareholder country holding at least one Series “A” share that, is either: i) a signatory to the Constitutive Agreement; or ii) a Latin America or the Caribbean country that has adhered to it. As of the date hereof, the Member Countries are the Argentine Republic, the Plurinational State of Bolivia, the Republic of Chile, the Republic of Colombia, Dominican Republic, Ecuador, El Salvador, Honduras, Panama, Paraguay, Peru, Trinidad

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

and Tobago, the Federative Republic of Brazil, the Oriental Republic of Uruguay, and the Bolivarian Republic of Venezuela. Each Member Country owns one Series “A” share, which is held by the government, either directly or through a government-designated social or public purpose institution. Each of the Member Countries owning a Series “A” share is entitled to elect one (1) Director and one (1) Alternate Director to our Board of Directors. The par value of the Series “A” Shares is one thousand two hundred US Dollars (US$ 1,200).

(ii)

Series “B” shares are currently owned by the Member Countries and are held by the governments either directly or through designated governmental entities, except for certain Series “B” shares currently constituting approximately 0.03% of our outstanding shares, which are owned by thirteen (13) private sector financial institutions in the Member Countries. As owners of Series “B” shares, the Member Countries collectively are entitled to elect five (5) additional Directors and five (5) additional Alternate Directors through cumulative voting, and the 13 private sector financial institutions collectively are entitled to elect one (1) Director and one (1) Alternate Director. The nominal value of the Series “B” Shares is five US Dollars (US$ 5).

(iii)

Series “C” shares are available for subscription by countries that are not Member Countries to strengthen relationships between these countries and the Member Countries. Series “C” shares are currently owned by six (6) associated shareholder countries: Barbados, Costa Rica, Jamaica, Mexico, Portugal and Spain. Holders of Series “C” shares collectively are entitled to elect two (2) Directors and two (2) Alternate Directors, and up to two (2) additional Directors with their respective two (2) Alternate Directors if additional new Series “C” Shares are subscribed and paid beyond certain threshold. In order for an additional director to be elected by the Series “C” shareholders, the subscription and payment for new Series “C” shares must represent an increase of one point five percent (1.5%) of CAF’s subscribed and paid-in capital equity in comparison with the total subscribed and paid-in capital at the end of the most recently completed fiscal year. The par value of the Series “C” Shares is five US Dollars (US$ 5.)

A summary of the changes in subscribed and paid-in capital for the years ended December 31, 2023,2022 and 2021 follows:

		Number of Shares			Nominal Amounts
	Note	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
As of December 31, 2020		11	972,353	98,217	13,200	4,861,765	491,085	5,366,050
Issued for cash		—	42,373	1,848	—	211,865	9,240	221,105
Shares’ repurchase		—	(30,156)	—	—	(150,780)	—	(150,780)

As of December 31, 2021		11	984,570	100,065	13,200	4,922,850	500,325	5,436,375
Issued for cash		1	47,367	3,240	1,200	236,835	16,200	254,235
Shares’ repurchase	6	—	(33,036)	—	—	(165,180)	—	(165,180)

As of December 31, 2022		12	998,901	103,305	14,400	4,994,505	516,525	5,525,430
Issued for cash		3	47,698	5,494	3,600	238,490	27,470	269,560
Shares’ repurchase	6	—	(39,336)	—	—	(196,680)	—	(196,680)
Share transfer		—	23,657	(23,657)	—	118,285	(118,285)	—

As of December 31, 2023		15	1,030,920	85,142	18,000	5,154,600	425,710	5,598,310

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

Subscribed and paid-in capital as of December 31, 2023 is as follows:

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Shareholder:
Argentina	1	131,876	—	1,200	659,380	—	660,580
Bolivia	1	66,555	—	1,200	332,775	—	333,975
Brazil	1	115,607	—	1,200	578,035	—	579,235
Chile	1	14,836	—	1,200	74,180	—	75,380
Colombia	1	210,016	—	1,200	1,050,080	—	1,051,280
Dominican Republic	1	17,177	—	1,200	85,885	—	87,085
Ecuador	1	70,447	—	1,200	352,235	—	353,435
El Salvador	1	9,256	—	1,200	46,280	—	47,480
Panama	1	41,988	—	1,200	209,940	—	211,140
Paraguay	1	40,747	—	1,200	203,735	—	204,935
Peru	1	216,835	—	1,200	1,084,175	—	1,085,375
Trinidad & Tobago	1	30,237	—	1,200	151,185	—	152,385
Uruguay	1	41,460	—	1,200	207,300	—	208,500
Venezuela	1	20,649	—	1,200	103,245	—	104,445
Honduras	1	2,691	—	1,200	13,455	—	14,655
Barbados	—	—	4,696	—	—	23,480	23,480
Costa Rica	—	—	11,038	—	—	55,190	55,190
Jamaica	—	—	182	—	—	910	910
Mexico	—	—	15,367	—	—	76,835	76,835
Portugal	—	—	1,920	—	—	9,600	9,600
Spain	—	—	51,939	—	—	259,695	259,695
Commercial banks	—	543	—	—	2,715	—	2,715

	15	1,030,920	85,142	18,000	5,154,600	425,710	5,598,310

As of December 31, 2023, the detail of unpaid subscribed capital and subscribed callable capital is presented below:

	Capital subscriptions receivable				Capital portion
	Series “B”		Series “C”		Series “B”		Series “C”
	Number	Nominal	Number	Nominal	Number	Nominal	Number	Nominal
	of shares	Amount	of shares	Amount	of shares	Amount	of shares	Amount
Shareholder:
Argentina	56,528	282,640	—	—	25,200	126,000	—	—
Bolivia	17,213	86,065	—	—	14,400	72,000	—	—
Brazil	12,536	62,680	—	—	25,200	126,000	—	—
Chile	93,364	466,820	—	—	25,200	126,000	—	—
Colombia	63,265	316,325	—	—	50,400	252,000	—	—
Dominican Republic	15,220	76,100	—	—	7,200	36,000	—	—
Ecuador	13,639	68,195	—	—	14,400	72,000	—	—
Honduras	29,706	148,530	—	—	7,200	36,000	—	—

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

	Capital subscriptions receivable				Capital portion
	Series “B”		Series “C”		Series “B”		Series “C”
	Number	Nominal	Number	Nominal	Number	Nominal	Number	Nominal
	of shares	Amount	of shares	Amount	of shares	Amount	of shares	Amount
El Salvador	23,141	115,705	—	—	7,200	36,000	—	—
Panama	17,200	86,000	—	—	7,200	36,000	—	—
Paraguay	17,961	89,805	—	—	7,200	36,000	—	—
Peru	56,880	284,400	—	—	50,400	252,000	—	—
Trinidad y Tobago	25,562	127,810	—	—	7,200	36,000	—	—
Uruguay	—	—	—	—	7,200	36,000	—	—
Venezuela	48,178	240,890	—	—	50,400	252,000	—	—
Barbados	—	—	2,348	11,740	—	—	—	—
Mexico	—	—	—	—	—	—	1,600	8,000
Portugal	—	—	—	—	—	—	16,332	81,660
Spain	—	—	21,268	106,340	—	—	40,000	200,000
Commercial banks	—	—	—	—	—	—	—	—

	490,393	2,451,965	23,616	118,080	306,000	1,530,000	57,932	289,660

Subscribed and paid-in capital as of December 31, 2022 is as follows:

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Shareholder:
Argentina	1	125,304	—	1,200	626,520	—	627,720
Bolivia	1	64,794	—	1,200	323,970	—	325,170
Brazil	1	103,071	—	1,200	515,355	—	516,555
Colombia	1	203,209	—	1,200	1,016,045	—	1,017,245
Ecuador	1	68,907	—	1,200	344,535	—	345,735
El Salvador	1	4,628	—	1,200	23,140	—	24,340
Panama	1	40,227	—	1,200	201,135	—	202,335
Paraguay	1	39,747	—	1,200	198,735	—	199,935
Peru	1	216,835	—	1,200	1,084,175	—	1,085,375
Trinidad & Tobago	1	30,237	—	1,200	151,185	—	152,385
Uruguay	1	41,460	—	1,200	207,300	—	208,500
Venezuela	1	59,985	—	1,200	299,925	—	301,125
Barbados	—	—	3,522	—	—	17,610	17,610
Chile	—	—	5,541	—	—	27,705	27,705
Costa Rica	—	—	11,038	—	—	55,190	55,190
Dominican Republic	—	—	13,796	—	—	68,980	68,980
Jamaica	—	—	182	—	—	910	910
Mexico	—	—	15,367	—	—	76,835	76,835
Portugal	—	—	1,920	—	—	9,600	9,600
Spain	—	—	51,939	—	—	259,695	259,695
Commercial banks	—	497	—	—	2,485	—	2,485

	12	998,901	103,305	14,400	4,994,505	516,525	5,525,430

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

As of December 31, 2022, the detail of unpaid subscribed capital and of subscribed callable capital is presented below:

	Capital subscriptions receivable				Capital portion
	Series “B”		Series “C”		Series “B”		Series “C”
	Number	Nominal	Number	Nominal	Number	Nominal	Number	Nominal
	of shares	Amount	of shares	Amount	of shares	Amount	of shares	Amount
Shareholder:
Argentina	6,220	31,100	—	—	25,200	126,000	—	—
Bolivia	18,961	94,805	—	—	14,400	72,000	—	—
Brazil	25,072	125,360	—	—	25,200	126,000	—	—
Colombia	13,192	65,960	—	—	50,400	252,000	—	—
Ecuador	15,169	75,845	—	—	14,400	72,000	—	—
El Salvador	27,769	138,845	—	—	7,200	36,000	—	—
Panama	—	—	—	—	7,200	36,000	—	—
Paraguay	—	—	—	—	7,200	36,000	—	—
Peru	—	—	—	—	50,400	252,000	—	—
Trinidad y Tobago	6,601	33,005	—	—	7,200	36,000	—	—
Uruguay	—	—	—	—	7,200	36,000	—	—
Venezuela	48,156	240,780	—	—	50,400	252,000	—	—
Chile	—	—	102,659	513,295	—	—	800	4,000
Dominican Republic	—	—	18,601	93,005	—	—	—	—
Mexico	—	—	—	—	—	—	1,600	8,000
Portugal	—	—	—	—	—	—	16,332	81,660
Spain	—	—	—	—	—	—	40,000	200,000
Commercial banks	52	260	—	—	—	—	—	—

	161,192	805,960	121,260	606,300	266,400	1,332,000	58,732	293,660

Subscribed and paid-in capital as of December 31, 2021, is as follows:

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Stockholder:
Argentina	1	119,079	—	1,200	595,395	—	596,595
Bolivia	1	62,360	—	1,200	311,800	—	313,000
Brazil	1	94,284	—	1,200	471,420	—	472,620
Colombia	1	196,613	—	1,200	983,065	—	984,265
Ecuador	1	65,115	—	1,200	325,575	—	326,775
Panama	1	37,793	—	1,200	188,965	—	190,165
Paraguay	1	37,313	—	1,200	186,565	—	187,765
Peru	1	211,432	—	1,200	1,057,160	—	1,058,360
Trinidad & Tobago	1	28,037	—	1,200	140,185	—	141,385
Uruguay	1	39,026	—	1,200	195,130	—	196,330
Venezuela	1	93,021	—	1,200	465,105	—	466,305
Barbados	—	—	3,522	—	—	17,610	17,610

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Chile	—	—	5,541	—	—	27,705	27,705
Costa Rica	—	—	11,038	—	—	55,190	55,190
Dominican Republic	—	—	10,556	—	—	52,780	52,780
Jamaica	—	—	182	—	—	910	910
Mexico	—	—	15,367	—	—	76,835	76,835
Portugal	—	—	1,920	—	—	9,600	9,600
Spain	—	—	51,939	—	—	259,695	259,695
Commercial banks	—	497	—	—	2,485	—	2,485

	11	984,570	100,065	13,200	4,922,850	500,325	5,436,375

As of December 31, 2021, the detail of unpaid subscribed capital and of subscribed callable capital is presented below:

	Capital subscriptions receivable				Capital portion
	Series “B”		Series “C”		Series “B”		Series “C”
	Number	Nominal	Number	Nominal	Number	Nominal	Number	Nominal
	of shares	Amount	of shares	Amount	of shares	Amount	of shares	Amount
Stockholder:
Argentina	12,445	62,225	—	—	25,200	126,000	—	—
Bolivia	2,434	12,170	—	—	14,400	72,000	—	—
Brazil	33,859	169,295	—	—	25,200	126,000	—	—
Colombia	19,788	98,940	—	—	50,400	252,000	—	—
Ecuador	—	—	—	—	14,400	72,000	—	—
Panama	2,434	12,170	—	—	7,200	36,000	—	—
Paraguay	2,434	12,170	—	—	7,200	36,000	—	—
Peru	5,403	27,015	—	—	50,400	252,000	—	—
Trinidad y Tobago	8,801	44,005	—	—	7,200	36,000	—	—
Uruguay	2,434	12,170	—	—	7,200	36,000	—	—
Venezuela	48,156	240,780	—	—	50,400	252,000	—	—
Barbados	—	—	—	—	—	—	—	—
Chile	—	—	—	—	—	—	800	4,000
Dominican Republic	—	—	—	—	—	—	—	—
Mexico	—	—	—	—	—	—	1,600	8,000
Portugal	—	—	—	—	—	—	16,332	81,660
Spain	—	—	—	—	—	—	40,000	200,000
Commercial banks	—	—	—	—	—	—	—	—

	138,188	690,940	—	—	259,200	1,296,000	58,732	293,660

General Reserve

CAF maintains a general reserve approved by the Shareholders’ Assembly, which is considered an equity reserve. Shareholders approved the increase in the general reserve by US$ 152,069, US$ 94,505 and US$ 215,839 during the years ended December 31, 2023, 2022 and 2021, through appropriations from net income for the years ended December 31, 2022, 2021 and 2020, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

Reserve Pursuant to Article N° 42 of the Constitutive Agreement

CAF’s Constitutive Agreement states that at least 10% of annual net income should be appropriated into a reserve fund until that reserve fund amounts to 50% of the subscribed capital. That reserve fund is considered an equity reserve. Additional appropriation may be approved by the shareholders. The Shareholders’ Assembly held in March 2023, 2022 and 2021, authorized an increase in the reserve fund forUS$ 16,900, US$ 10,510 and US$ 23,983, through an appropriation from net income for the years endedDecember 31, 2022, 2021 and 2020, respectively.

16.	TAX EXEMPTIONS

Pursuant to its Constitutive Agreement, CAF is exempt, in all of its Member Countries, from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes.

In addition, CAF has entered into agreements with each of the associated shareholder countries (defined in Article 3 of CAF’s General Regulations as any shareholder country holding directly or indirectly shares of CAF). Pursuant to these agreements, each country that is a shareholder but do not qualify as a Member Country has agreed to extend to CAF, with respect to its activities in and concerning that country, immunities and privileges similar to those than have been granted to CAF in the Member Countries.

17.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

CAF utilizes derivative financial instruments to reduce exposure to interest rate risk and foreign currency risk. CAF does not hold or issue derivative financial instruments for trading or speculative purposes.

The market risk associated with interest rate and foreign currency is managed by swapping marketable securities - trading, loans, borrowings from other financial institutions and bonds, subject to fixed interest rates and denominated in currency other than the U.S. dollar into floating interest rate instruments denominated in U.S. dollars. CAF enters into derivative financial instruments to offset the economic changes in value of specifically identified marketable securities – trading, loans, borrowings from other financial institutions and bonds.

Derivative financial instruments held by CAF consist of interest rate swaps designated as fair value hedges of specifically identified loans, bonds or borrowings from other financial institutions with fixed interest rates and denominated in U.S. dollars. Also, CAF enters into cross-currency and interest rate swaps as an economic hedge (derivative that is entered into to manage a risk but is not accounted as a hedge) for interest rate and foreign exchange risks related with deposits, bonds, borrowings or loans denominated in currencies other than the U.S. dollar where CAF’s management elected to measure those liabilities and assets at fair value under the fair value option guidance.

When the fair value of a derivative financial instrument is positive, the counterparty owes CAF, creating credit risk for CAF. When the fair value of a derivative financial instrument is negative, CAF owes the counterparty and, therefore, it does not have credit risk. CAF minimizes the credit risk in derivative financial instruments by entering into transactions with high-quality counterparties whose credit rating is “A” or higher.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

In order to reduce the credit risk in derivative financial instruments, CAF enters into credit support agreements with its major swap counterparties. This provides risk mitigation, as the swap contracts are regularly marked-to-market, and the party being the net obligor is required to post collateral when net mark to-market exposure exceeds certain predetermined thresholds. This collateral is in the form of cash.

CAF does not offset for each counterparty, the fair value amount recognized for derivative financial instruments with the fair value amount recognized for the collateral, whether posted or received, under master netting arrangements executed with the same counterparty. CAF reports separately the cumulative gross amounts for the receivable from and payable to for derivative financial instruments.

CAF also utilizes futures derivatives instruments to reduce exposure to price risk. These are contracts for delayed delivery of securities or money market instruments in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield. Initial margin requirements are met with cash or securities. CAF generally closes out open positions prior to maturity. Therefore, cash receipts or payments are limited to the change in fair value of the future contracts. Additionally, CAF utilizes forward contracts to reduce exposure to foreign currency risk.

The balance sheet details related to CAF’s derivative financial instruments are as follows:

	Derivative assets			Derivative liabilities
	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2023	December 31, 2022	December 31, 2021
Cross-currency swap	567,599	97,854	350,991	2,059,602	2,923,934	779,146
Interest rate swap	341,396	359,337	153,236	269,100	369,715	62,865
U.S Treasury futures	2,600	2,583	1,763	9,996	9	628
Cross-currency forward contracts	154	35	6,393	1,949	16,320	319

	911,749	459,809	512,383	2,340,647	3,309,978	842,958

The following table presents the notional amount and fair values of interest rate swaps and cross-currency swaps and the underlying hedged items:

	Notional amount		Fair value
	Interest rate	Cross- currency	Derivative	Derivative
	swap	swap	assets	liabilities
As of December 31, 2023:
Loans	2,185,292	—	286,406	2,773
Loans	—	555,412	33,917	70,142
Borrowings from other financial institutions	—	584,098	1,134	60,589
Borrowings from other financial institutions	86,551	—	—	3,236
Bonds	—	18,090,473	532,548	1,928,871
Bonds	8,003,323	—	54,990	263,091

	10,275,166	19,229,983	908,995	2,328,702

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

	Notional amount		Fair value
	Interest rate	Cross- currency	Derivative	Derivative
	swap	swap	assets	Liabilities
As of December 31, 2022:
Loans	2,435,671	—	359,337	2,124
Loans	—	418,772	29,879	14,151
Deposits	—	105,000	3,253	—
Borrowings from other financial institutions	—	651,991	86	98,067
Borrowings from other financial institutions	132,049	—	—	5,983
Bonds	—	17,040,870	64,636	2,811,716
Bonds	7,157,495	—	—	361,608

	9,725,215	18,216,633	457,191	3,293,649

	Notional amount		Fair value
	Interest rate	Cross- currency	Derivative	Derivative
	swap	swap	assets	Liabilities
As of December 31, 2021:
Loans	2,296,334	—	38,643	18,377
Loans	—	112,936	2,083	1,692
Deposits	—	110,000	1,498	5,639
Borrowings from other financial institutions	—	590,809	—	26,298
Borrowings from other financial institutions	177,547	—	5,191	—
Bonds	—	16,143,345	347,410	745,517
Bonds	8,250,000	—	109,402	44,488

	10,723,881	16,957,090	504,227	842,011

The following table presents the notional amount and fair values of U.S. treasury futures andcross-currency forward contracts:

As of December 31, 2023
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Futures long	Various	Until March 2024	US$	291,300	2,600

Forward contracts	Various	Various	Various	14,599	154

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures short	Various	Until March 2024	US$	851,442	(9,996)

Forward contracts	Various	Various	Various	131,513	(1,949)

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

As of December 31, 2022
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Futures short	Various	Until March 2023	Various	1,103,112	2,504

Futures long	Various	Until March 2023	US$	97,000	79

Forward contracts	December 2022	Until January 2023	Various	6,888	35

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures short	November 2022	Until March 2023	US$	5,600	—

Futures long	Various	Until March 2023	US$	25,800	(9)

Forward contracts	Various	Various	Various	279,064	(16,320)

As of December 31, 2021
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Futures short	Various	Until March 2022	Various	292,582	1,763

Forward contracts	December 2022	Until January 2022	Various	1,301,223	6,393

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures short	Various	Until March 2022	US$	47,000	(402)

Futures long	Various	Until March 2022	Various	144,264	(226)

Forward contracts	Various	Until March 2022	Various	33,684	(319)

The amounts of collateral posted related to U.S. treasury futures as of December 31, 2023, 2022 and 2021, was US$ 15,844, US$ 9,693 and US$ 8,977, respectively. As of December 31, 2023, 2022 and 2021, the amount of collateral received related to U.S. treasury futures was US$ 356, US$ 60 and US$ 17, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

CAF enters into International Swaps and Derivatives Association, Inc. (ISDA) master netting arrangements with all of its derivative counterparties. These legally enforceable master netting arrangements give CAF the right to take cash or liquidate securities held as collateral and to offset receivables and payables with the same counterparty, in the event of default by the counterparty. The following tables present information about the effect of offsetting of derivative financial instruments, although CAF has elected not to offset any derivative financial instruments by counterparty in the balance sheet:

As of December 31, 2023
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	908,995	(704,676)	(152,091)	52,228

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(2,328,702)	704,676	1,805,746	181,720

As of December 31, 2022
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	457,191	(421,915)	(2,880)	32,396

Derivative liabilities		Gross amounts not offset in the balance sheet
	Gross amounts of recognized	Financial	Cash and securities	Net
Description	liabilities	instruments	collateral pledged	amount
Swaps	(3,293,649)	421,915	2,904,277	32,543

As of December 31, 2021
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	504,227	(329,443)	(148,756)	26,028

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(842,011)	329,443	636,655	124,087

18.	FAIR VALUE MEASUREMENTS

The following section describes the valuation methodologies used by CAF to measure various financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each financial instrument is classified. Where appropriate, the description includes details of the valuation methodologies and the key inputs to those methodologies.

When available, CAF generally uses quoted prices in active markets to determine fair value.

If quoted market prices in active markets are not available, fair value is based upon internally developed valuation methodologies that use, where possible, current market-based or independently sourced market inputs, such as interest rates, currency rates, etc.

Where available, CAF may also make use of quoted prices in active markets for recent trading activity in positions with the same or similar characteristics to the financial instrument being valued. The frequency and size of trading activity and the amount of the bid-ask spread are among the factors considered in determining the liquidity of markets and the relevance of observed quoted prices from those markets.

The following valuation methodologies are used to estimate the fair value and determine the classification in the fair value hierarchy of CAF’s financial instruments:

-	Marketable securities: CAF uses quoted prices in active markets to determine the fair value of trading securities. These securities are classified in Level 1 of the fair value hierarchy.

-

Loans: The fair value of fixed rate loans, is determined using a discounted cash flow technique using the current variable interest rate for similar loans. These loans are classified in Level 2 of the fair value hierarchy.

-

Derivative assets and liabilities: The fair value is calculated using market prices provided by an independent financial information services company, which are determined using discounted cash flow valuation technique using observable inputs. Derivative assets and liabilities are classified in Level 2 of the fair value hierarchy.

-

Bonds, borrowings from other financial institutions and deposits: For CAF’s bonds issued and medium and long term borrowings from other financial institutions and deposits, fair value is determined by using a discounted cash flow technique, taking into consideration benchmark interest yield curves at the end of the reporting period to discount the expected cash flows for the applicable maturity, thus reflecting market fluctuations of key variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Bonds, borrowings from other financial institutions and deposits are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the discounted cash flow technique.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

Items Measured at Fair Value on a Recurring Basis

The following tables present for each of the fair value hierarchy levels CAF’s financial assets and liabilities that are measured at fair value on a recurring basis:

As of December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Securities	2,542,017	—	—	2,542,017

Non-U.S. governments and government entities bonds	209,372	214,536	—	423,908

Financial institutions and corporate securities:
Commercial papers	—	2,610,195	—	2,610,195
Certificate of deposits	2,103,754	—	—	2,103,754
Bonds	1,818,551	—	—	1,818,551
Collateralized mortgage obligation	377,029	636	—	377,665
Liquidity funds	112,128	—	—	112,128

	4,411,462	2,610,831	—	7,022,293

Sub-total financial assets at fair value	7,162,851	2,825,367	—	9,988,218

Loans	—	2,549,568	—	2,549,568

Derivative instruments:
Cross-currency swap	—	567,599	—	567,599
Interest rate swap	—	341,396	—	341,396
U.S Treasury futures	—	2,600	—	2,600
Cross-currency forward contracts	—	154	—	154

	—	911,749	—	911,749

Total financial assets at fair value	7,162,851	6,286,684	—	13,449,535

Liabilities:
Borrowings from other financial institutions	—	593,086	—	593,086

Bonds	—	24,608,695	—	24,608,695

Derivative instruments:
Cross-currency swap	—	2,059,602	—	2,059,602
Interest rate swap	—	269,100	—	269,100
U.S Treasury futures	—	9,996	—	9,996
Cross-currency forward contracts	—	1,949	—	1,949

	—	2,340,647	—	2,340,647

Total financial liabilities at fair value	—	27,542,428	—	27,542,428

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

As of December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Securities	1,775,459	—	—	1,775,459

Non-U.S. governments and government entities bonds	148,493	186,141	—	334,634

Financial institutions and corporate securities:
Commercial papers	—	1,851,803	—	1,851,803
Certificate of deposits	2,769,645	—	—	2,769,645
Bonds	1,325,284	—	—	1,325,284
Collateralized mortgage obligation	266,250	—	—	266,250
Liquidity funds	160,530	—	—	160,530

	4,521,709	1,851,803	—	6,373,512

Sub-total financial assets at fair value	6,445,661	2,037,944	—	8,483,605

Loans	—	2,499,856	—	2,499,856

Derivative instruments:
Cross-currency swap	—	97,854	—	97,854
Interest rate swap	—	359,337	—	359,337
U.S Treasury futures	—	2,583	—	2,583
Cross-currency forward contracts	—	35	—	35

	—	459,809	—	459,809

Total financial assets at fair value	6,445,661	4,997,609	—	11,443,270

Liabilities:
Deposits	—	109,377	—	109,377

Borrowings from other financial institutions	—	665,849	—	665,849

Bonds	—	21,137,893	—	21,137,893

Derivative instruments:
Cross-currency swap	—	2,923,934	—	2,923,934
Interest rate swap	—	369,715	—	369,715
U.S Treasury futures	—	9	—	9
Cross-currency forward contracts	—	16,320	—	16,320

	—	3,309,978	—	3,309,978

Total financial liabilities at fair value	—	25,223,097	—	25,223,097

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Securities	2,219,711	—	—	2,219,711

Non-U.S. governments and government entities bonds	418,413	137,817	—	556,230

Financial institutions and corporate securities:
Commercial papers	—	3,861,129	—	3,861,129
Certificate of deposits	3,284,428	—	—	3,284,428
Bonds	1,941,602	—	—	1,941,602
Collateralized mortgage obligation	288,583	2,222	—	290,805
Liquidity funds	349,162	—	—	349,162

	5,863,775	3,863,351	—	9,727,126

Sub-total financial assets at fair value	8,501,899	4,001,168	—	12,503,067

Loans	—	2,389,651	—	2,389,651

Derivative instruments:
Cross-currency swap	—	350,991	—	350,991
Interest rate swap	—	153,236	—	153,236
U.S Treasury futures	—	1,763	—	1,763
Cross-currency forward contracts	—	6,393	—	6,393

	—	512,383	—	512,383

Total financial assets at fair value	8,501,899	6,903,202	—	15,405,101

Liabilities:
Deposits	—	106,119	—	106,119

Borrowings from other financial institutions	—	740,028	—	740,028

Bonds	—	24,074,774	—	24,074,774

Derivative instruments:
Cross-currency swap	—	779,146	—	779,146
Interest rate swap	—	62,865	—	62,865
U.S Treasury futures	—	628	—	628
Cross-currency forward contracts	—	319	—	319

	—	842,958	—	842,958

Total financial liabilities at fair value	—	25,763,879	—	25,763,879

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

Items that are not measured at fair value.

The carrying amount and estimated fair values of CAF’s financial instruments that are not recognized in the balance sheets at fair value are as follows:

		December 31, 2023		December 31, 2022		December 31, 2021
	Hierarchy Levels	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Financial assets:
Cash and due from banks	1	70,592	70,592	107,592	107,592	112,047	112,047
Deposits with banks	1	4,963,938	4,963,938	6,535,869	6,535,869	3,210,216	3,210,216
Other investments:
Bank deposits	1	1,139,169	1,139,169	258,372	258,372	292,392	292,392
Special Drawing Rights	2	125,869	125,869	—	—	—	—
Loans, net	2	30,696,872	30,684,248	27,893,063	27,880,109	26,976,260	26,949,431
Accrued interest and commissions receivable	2	957,572	957,572	673,892	673,892	357,836	357,836
Derivate related collateral	1	1,823,920	1,823,920	2,913,970	2,913,970	645,362	645,632
Receivable from investment securities sold	1	6,867	6,867	2,237	2,237	4,017	4,017

Financial liabilities:
Deposits	2	4,144,495	4,144,495	4,554,214	4,554,214	3,896,507	3,896,507
Commercial papers	2	4,653,512	4,653,512	4,618,797	4,618,797	2,813,646	2,813,646
Borrowings from other financial institutions, net	2	1,453,710	1,444,501	1,406,927	1,399,446	1,032,143	1,014,964
Bonds, net	2	150,755	155,230	114,320	117,070	185,763	16,035
Accrued interest payable	2	846,534	846,534	565,916	565,916	288,233	288,233
Derivate related collateral	1	152,447	152,447	2,940	2,940	148,773	1,443,467
Payable for investment securities purchased	1	18,461	18,461	2,467	2,467	17,437	14,960

The following methods and assumptions were used to estimate the fair value of those financial instruments not accounted for at fair value on recurring basis:

-

Cash and due from banks, deposits with banks, other investments – Deposits with banks due more than 90 days, accrued interest and commissions receivable, deposits, commercial papers, accrued interest payable, derivative-related collateral, receivable from investment securities sold and payable for investment securities purchased: The carrying amounts approximate fair value because of the short maturity of these instruments.

-

Other investments – Special drawing rights: The carrying amount approximates fair value because this asset is based on a basket of 5 international currencies (euro, Japanese yen, renminbi Chinese, pounds sterling and US dollar) reviewed and published by the IMF.

-

Loans: CAF is one of the few institutions that grant loans for development projects in the shareholder countries. A secondary market does not exist for the type of loans granted by CAF. As rates on variable rate loans are reset on a semiannual basis, the carrying value, adjusted for credit risk, was determined

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

to be the best estimate of fair value. The fair value of fixed rate loans is determined by using the current variable interest rate for similar loans. The fair value of non-accrual status loans is estimated using the discounted cash flow technique.

-

Equity investments: The direct investments in equity securities of companies without a readily determinable fair value are measured at cost, less impairment plus or minus observable price changes of an identical or similar instrument of the same issuer. As of December 2023, 2022 and 2021, the carrying amount of those investments amounted to US$ 117,358, US$ 118,186 and US$ 113,036, respectively. In addition, as of December 31, 2023, 2022 and 2021, investments in funds without a readily determinable fair value, with carrying amount of US$ 221,909, US$ 222,222 and 267,1311, respectively, and the net effects of impairment and the changes in observable prices for the years ended December 31, 2023, 2022 and 2021 amounted to US$ 10,067, US$ (18,816) and US$ 26,631, respectively, are accounted for at fair value applying the practical expedient, using the net asset value per share. These financial instruments are generally classified in level 3 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology (these instruments are not disclosed in the table above).

-

Bonds and borrowings from other financial institutions: For CAF’s bonds issued and medium and long term borrowings, fair value is determined using a discounted cash flow technique, taking into consideration yield curves to discount the expected cash flows for the applicable maturity, thus reflecting the fluctuation of variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Those financial instrument are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology.

19.	NET LOSS ON CHANGES IN FAIR VALUE RELATED TO FINANCIAL INSTRUMENTS

The loss on changes in fair value of cross-currency swaps and financial liabilities carried at fair value under the fair value option are as follows:

	Year ended December 31, 2023
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Deposits	(3,253)	4,377	1,124
Bonds	1,350,756	(1,421,864)	(71,108)
Loans	(51,954)	89,871	37,917
Borrowings from other financial institutions	38,526	(37,882)	644

	1,334,075	(1,365,498)	(31,423)

	Year ended December 31, 2022
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Deposits	7,393	(8,258)	(865)
Bonds	(2,348,973)	2,315,379	(33,594)
Loans	15,337	1,980	17,317
Borrowings from other financial institutions	(71,682)	78,689	7,007

	(2,397,925)	2,387,790	(10,135)

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

	Year ended December 31, 2021
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Bonds	(1,602,158)	1,575,875	(26,283)
Deposits	(3,438)	3,224	(214)
Loans	(482)	(7,970)	(8,452)
Borrowings from other financial institutions	(54,335)	87,737	33,402

	(1,660,413)	1,658,866	(1,547)

In addition, for the years ended December 31, 2023, 2022 and 2021, CAF recorded net gains of US$ 11,284 and losses of US$ 11,060, US$ 1,841 respectively, related to changes in fair value of U.S. treasury futures and U.S. treasury forwards and changes in fair value of the U.S. Treasury Notes.

20.	COMMITMENTS AND CONTINGENCIES

Commitments and contingencies include the following:

	December 31, 2023	December 31, 2022	December 31, 2021
Loan commitments subscribed – eligible	6,278,476	7,160,613	5,659,681
Lines of credit	5,120,740	4,427,207	3,328,384
Loan commitments subscribed – non eligible	1,812,229	1,681,977	1,091,726
Equity investments agreements subscribed	108,629	74,410	79,769
Guarantees	83,917	136,993	129,804

These commitments and contingencies arose from the normal course of CAF’s business and are related principally to loans that have been approved or committed for disbursement.

In the ordinary course of business, CAF has entered into commitments to extend loans; such loan commitments are reported in the above table upon signing the corresponding loan agreement and are reported as loans in the balance sheets when disbursements are made. Loan commitments that have fulfilled the necessary requirements for disbursement are classified as eligible.

The commitments to extend loans have fixed expiration dates and in some cases expire without a loan being disbursed. Therefore, the amounts of total commitment to extend loans do not necessarily represent future cash requirements. Also, based on experience, portions of the loan commitments are disbursed on average two years after the signing of the loan agreement.

The lines of credit are extended to financial and corporate institutions as a facility to grant short term loans basically to finance working capital and international trade activities.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

Guarantees mature as follows:

	December 31, 2023	December 31, 2022	December 31, 2021
Less than one year	6,471	41,053	6,338
Between one and five years	15,265	37,712	62,649
Over five years	62,181	58,228	60,817

	83,917	136,993	129,804

To the best knowledge of CAF’s management, CAF is not involved in any litigation that is material to CAF’s business or that is likely to have any impact on its business, financial condition or results of operations.

21.	SPECIAL FUNDS AND OTHER FUNDS UNDER MANAGEMENT

CAF, as a multilateral financial institution, acts as administrator of several funds owned by third parties and CAF’s shareholders’ special funds, created to promote technical and financial cooperation, sustainable human development, and management of poverty relief funds in shareholder countries.

The shareholders’ special funds contribute to regional integration and sustainable development through capacity building, increased domestic and international exchanges, generation and use of knowledge, as well as training human resources and fortifying institutions. The shareholders’ special funds are governed by the provisions of the Constitutive Agreement and any other provisions that may be established by the Board of Directors.

The Shareholders’ Assembly of CAF approves a maximum amount to be contributed to shareholders’ special funds during the fiscal year and to recognize these contributions as expenses.

The net assets of the shareholders’ special funds, that come from contributions by CAF, are completely independent from the net assets of CAF and are thus so maintained, accounted for, presented, utilized, invested, committed and otherwise disposed of. With regard to the use of the shareholders’ special funds, the financial responsibility of CAF, as administrator, is limited to the net assets of each of the constituted shareholders’ special funds. CAF has no residual interest in the net assets of the shareholders’ special funds.

In March 2023, the Shareholders’ Assembly of CAF approved the contribution up to a maximum amountof US$ 120,000 to some shareholders’ special funds for 2023. Subsequently, for the year ended December 31, 2023, based on the analysis of the new commitments contracted or the resources required bythe shareholders’ special funds, CAF recognized contributions of US$ 85,000, US$ 31,500, and US$ 3,500 to Compensatory Financial Fund (FFC), Technical Cooperation Fund (FCT) and Fund for the Development of Small and Medium Enterprises (FIDE), respectively. For the year ended December 31, 2023, CAF recognized US$ 120,000 as an expense and, as of December 31, 2023 recognized an unconditional obligation (accounts payable) for US$ 13,450 which was paid in January 2024.

In March 2022, the Shareholders’ Assembly of CAF approved the contribution up to a maximum amountof US$ 89,000 to some shareholders’ special funds for 2022. Subsequently, for the year ended December 31, 2022, based on the analysis of the new commitments contracted or the resources required by the shareholders’

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

special funds, CAF recognized contributions of US$ 70,000, US$ 15,000 and US$ 4,000 to FFC, FCT and Human Development Fund (FONDESHU), respectively. For the year ended December 31, 2022, CAF recognized US$ 89,000 as an expense and, as of December 31, 2022 recognized an unconditional obligation (accounts payable) for US$ 44,244 which was paid in January 2023.

In March 2021, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 30,000 to FCT for 2021. Subsequently, for the year ended December 31, 2021, based on the analysis of the new commitments contracted or the resources required by the stockholders’ special funds, CAF recognized US$ 30,000 as an expense and, as of December 31, 2021 recognized an unconditional obligation (accounts payable) for US$ 12,467 which was paid in January 2022.

Managed funds assets are:

	December 31, 2023	December 31, 2022	December 31, 2021
FFC(1)	214,182	191,710	192,250
FCT	96,433	88,130	93,862
FIDE	66,438	61,411	63,130
FONDESHU	3,148	6,837	4,439
Others non related with shareholders’ special funds	121,147	116,029	88,634

	501,348	464,117	442,315

(1)

FFC was created by CAF’s shareholders for the purpose of compensating a portion of the interest costs of certain loans granted by CAF to finance economic and social infrastructure projects. For the years ended December 31, 2023, 2022 and 2021, FFC compensated interest amounting to US$ 59,290,US$ 63,089 and US$ 67,077, respectively, which amounts are included in interest income – loans in the statements of income.

22.	SEGMENT REPORTING

Management has determined that CAF has only one operating and reportable segment since it does not manage its operations by allocating resources based on a determination of the contributions to net income of individual operations. CAF does not differentiate on the basis of the nature of the products or services provided, the preparation process, or the method for providing services among individual countries.

For years ended December 31, 2023, 2022 and 2021, loans made to or guaranteed by three countries individually generated in excess, of 10% of interest income on loans, as follows:

	2023	2022	2021
Ecuador	308,457	153,978	86,239
Argentina	317,795	148,997	85,082
Brazil	238,967	105,214	51,316

	865,219	408,189	222,637

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2023, 2022 and 2021

(In thousands of U.S. dollars)

23.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through February 9, 2024, the date these financial statements were available to be issued. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in these financial statements except for:

-	During January 2024, Spain paid US$ 31.7 million related to 6,330 shares Serie “C”.

-	During January 2024, CAF repurchased a total of 3,269 shares from Venezuela, totaling US$ 46.4 million.

-	On January 17, 2024, CAF issued bonds for UYU 53.5 million, equivalent to US$ 1.4 million, 3.61% due 2039, under its EMTN Programme.

-	On January 23, 2024, CAF issued bonds for US$ 25 million, SOFR plus 0.68% due 2026, under its EMTN Programme.

-	On January 24, 2024, CAF issued bonds for US$ 1,750 million, 5.00% due 2029, under its US Shelf Programme.

-	On January 29, 2024, Trinidad and Tobago paid US$ 36.2 million related to 2,552 shares Series “B”.

-	On January 30, 2024, CAF issued bonds for PYG 222 billion, equivalent to US$ 30.4 million, 7.80% due 2029, under its Medium-Term Note Programme.

-

In February 2024, CAF received the full-payment of the short-term bridge loan for US$ 960.0 million granted to the Republic of Argentina dated December 19, 2023, to support this country to cover the payment of the debt service to the International Monetary Fund.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Balance Sheets

As of March 31, 2024 and December 31, 2023

(In thousands of U.S. dollars)

	NOTES	2024	2023
ASSETS

Cash and due from banks		101,951	70,592
Deposits with banks		3,535,261	4,963,938

Cash and due from banks and deposits with banks		3,637,212	5,034,530

Marketable securities - trading	3 and 15	11,983,970	9,988,218
Other investments	4	2,305,313	1,265,038
Loans (US$ 2,393,242 and US$ 2,549,568 at fair value as of March 31, 2024 and as of December 31, 2023, respectively)	5 and 15	33,027,390	33,479,085
Less loan commissions, net of origination costs		174,034	175,732
Less allowance for loan losses	5	50,683	56,913

Loans, net		32,802,673	33,246,440

Accrued interest and commissions receivable:
Loans		627,529	508,058
Others		466,326	449,514

		1,093,855	957,572
Derivative financial instruments	14 and 15	684,760	911,749
Equity investments		390,867	392,184
Property and equipment, net		89,924	91,675
Other assets	6	2,220,040	1,926,857

TOTAL		55,208,614	53,814,263

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits	7 and 15	2,889,944	4,144,495
Commercial papers	8	4,694,971	4,653,512
Borrowings from other financial institutions (US$ 567,574 and US$ 593,086 at fair value as of March 31, 2024 and December 31, 2023, respectively), net	9 and 15	2,115,380	2,046,796
Bonds (US$ 26,570,073 and US$ 24,608,695 at fair value as of March 31, 2024 and December 31, 2023, respectively), net	10 and 15	26,736,483	24,759,450
Accrued interest payable		809,571	846,534
Derivative financial instruments	14 and 15	2,575,654	2,340,647
Accrued expenses and other liabilities	11	276,420	293,109

Total liabilities		40,098,423	39,084,543

SHAREHOLDERS’ EQUITY:
Subscribed capital		9,956,090	9,988,015
Less callable capital portion		1,819,660	1,819,660
Less capital subscriptions receivable		2,465,810	2,570,045

Paid-in capital		5,670,620	5,598,310

Additional paid-in capital		4,513,477	4,380,427
Reserves		4,750,983	3,940,935
Retained earnings		175,111	810,048

Total shareholders’ equity		15,110,191	14,729,720

TOTAL		55,208,614	53,814,263

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Income

For the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

	NOTES	2024	2023
Interest income:
Loans		635,823	520,974
Investments and deposits with banks	3 and 4	234,077	225,240
Loan commissions		15,481	11,430

Total interest income		885,381	757,644

Interest expense:
Bonds		472,079	355,704
Commercial paper		63,042	48,823
Deposits		48,858	39,556
Borrowings from other financial institutions		36,131	32,364
Commissions		6,354	4,710

Total interest expense		626,464	481,157

Net interest income		258,917	276,487
(Credit) provision for loan losses	5	6,304	3,754

Net interest income, after (credit) provision for loan losses		265,221	272,733

Non-interest income:
Dividends and equity in earnings of investees		5,345	1,192
Other commissions		647	1,115
Other income		1,173	3,332

Total non-interest income		7,165	5,639

Non-interest expenses:
Administrative expenses		59,371	54,858
Other expenses	5	5,059	666

Total non-interest expenses		64,430	55,524

Income before unrealized changes in fair value related to other financial instruments and contributions to Shareholders’ Special Funds		207,956	222,848
Unrealized changes in fair value related to other financial instruments	16	2,828	10,654

Income before contributions to Shareholders’ Special Funds, net		210,784	233,502
Contributions to Shareholders’ Special Funds	12	35,673	30,000

Net income		175,111	203,502

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Shareholders’ Equity

For the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

				Reserves
	NOTES	Paid-in capital	Additional paid-in capital	General reserve	Article N° 42 of the Constitutive Agreement	Total reserves	Retained earnings	Total shareholders’ equity
BALANCES AS OF DECEMBER 31, 2022		5,525,430	4,252,952	3,189,273	582,693	3,771,966	168,969	13,719,317
Capital increase		43,105	77,106	—	—	—	—	120,211
Capital decrease due to shares’ repurchase	5	29,165	53,665	—	—	—	—	82,830
Net income		—	—	—	—	—	203,502	203,502
Appropriated for general reserve		—	—	152,069	—	152,069	152,069	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement		—	—	—	16,900	16,900	16,900	—

BALANCES AS OF MARCH 31, 2023		5,539,370	4,276,393	3,341,342	599,593	3,940,935	203,502	13,960,200

BALANCES AS OF DECEMBER 31, 2023		5,598,310	4,380,427	3,341,342	599,593	3,940,935	810,048	14,729,720
Capital increase		104,235	191,792	—	—	—	—	296,027
Capital decrease due to shares’ repurchase	5	31,925	58,742	—	—	—	—	90,667
Net income		—	—	—	—	—	175,111	175,111
Appropriated for general reserve		—	—	728,548	—	728,548	728,548	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement		—	—	—	81,500	81,500	81,500	—

BALANCES AS OF MARCH 31, 2024		5,670,620	4,513,477	4,069,890	681,093	4,750,983	175,111	15,110,191

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Cash Flows

For the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

	NOTES	2024	2023
OPERATING ACTIVITIES:
Net income		175,111	203,502
Adjustments to reconcile net income to net cash used in operating activities:
Unrealized gain on trading securities		16,307	(46,328)
Loan commissions, net of amortization of origination costs		4,370	4,756
(Credit) provision for loan losses	5	6,304	3,754
Impairment charge for equity investments		36	163
Unrealized changes in fair value related to equity investment		5,227	176
Equity in earnings of investees		5	(658)
Amortization of deferred charges		1,692	825
Depreciation of property and equipment		1,887	2,209
Provision for employees’ severance benefits		5,176	4,675
Provision for employees’ savings plan		143	149
Unrealized changes in fair value related to other financial instruments	16	2,828	(10,654)
Net changes in operating assets and liabilities:
Marketable securities - trading, net		1,976,928	1,963,246
Accrued interest and commissions receivable		136,283	210,539
Other assets		2,645	4,993
Accrued interest payable		36,963	46,808
Severance benefits paid or advanced		1,871	3,548
Employees’ savings plan paid or advanced		323	683
Accrued expenses and other liabilities		21,117	19,042

Total adjustments and net changes in operating assets and liabilities		2,159,357	2,205,688

Net cash used in operating activities		1,984,246	2,002,186

INVESTING ACTIVITIES:
Purchases of other investments	4	2,958,234	1,445,536
Maturities of other investments	4	1,917,959	35,304
Loan origination and principal collections, net	5	287,057	293,270
Equity investments, net		6,513	3,493
Property and equipment, net		136	199

Net cash used in investing activities		746,841	1,700,208

FINANCING ACTIVITIES:
Net decrease in deposits	7	1,254,551	1,980,400
Proceeds from commercial paper	8	7,499,469	15,027,207
Repayment of commercial paper	8	7,458,010	15,529,093
Net (decrease) increase in derivative-related collateral		345,975	460,899
Proceeds from issuance of bonds	10	4,116,112	3,514,894
Repayment of bonds	10	1,571,567	1,079,287
Proceeds from borrowings from other financial institutions	9	122,277	79,381
Repayment of borrowings from other financial institutions	9	70,013	37,393
Proceeds from issuance of shares		296,027	120,211

Net cash provided by financing activities		1,333,769	576,419

NET DECREASE IN CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS		1,397,318	3,125,975
CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT BEGINNING OF THE PERIOD		5,034,530	6,643,461

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT END OF THE PERIOD		3,637,212	3,517,486

SUPPLEMENTAL DISCLOSURE:
Interest paid during the period		650,079	464,485

NONCASH FINANCING ACTIVITIES:
Principal collections - Loans	5	90,667	82,830

Capital decrease	5	90,667	82,830

Change in derivative instruments assets		226,989	71,529

Change in derivative instruments liabilities		235,007	303,409

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

1.	ORIGIN

Business description – Corporación Andina de Fomento (CAF) began its operations on June 8, 1970 and was established under public international law which abides by the provisions set forth in its Constitutive Agreement. Series “A” and “B” shareholder countries are: Argentina, Bolivia, Brazil, Chile, Colombia, Dominican Republic, Ecuador, El Salvador, Honduras, Panama, Paraguay, Peru, Trinidad and Tobago, Uruguay and Venezuela. Series “C” shareholder countries are: Barbados, Costa Rica, Jamaica, Mexico, Portugal and Spain. In addition, there are 13 banks which are Series “B” shareholders.

CAF is headquartered in Caracas, Venezuela and has offices in Asuncion, Paraguay; Bogota, Colombia; Brasilia and Sao Paulo, Brazil; Buenos Aires, Argentina; Mexico City, Mexico; Panama City, Panama; La Paz, Bolivia; Lima, Peru; Madrid, Spain; Montevideo, Uruguay; Port of Spain, Trinidad and Tobago; Quito, Ecuador; San Salvador, El Salvador; Santiago de Chile, Chile and Santo Domingo, Dominican Republic.

CAF promotes a sustainable development model through credit, non-refundable resources, and supports in the technical and financial structuring of projects in the public and private sectors of Latin America and the Caribbean.

CAF offers financial and related services to the governments of its shareholder countries, as well as their public and private institutions, corporations and joint ventures. CAF’s principal activity is to provide short, medium and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities in shareholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its shareholder countries.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Financial statement presentation –The condensed interim financial information as of March 31, 2024, and December 31, 2023, and for the three-month periods ended March 31, 2024 and 2023 is unaudited and has been prepared, in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, such condensed interim financial information includes all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The results of operations for the three-month period ended March 31, 2024 are not necessarily an indication of the results to be expected for the full year 2024.

This condensed interim financial information should be read in conjunction with CAF’s audited financial statements as of and for the years ended December 31, 2023 and 2022 and the notes thereto (“audited financial statements”).

For a detailed discussion about CAF´s significant accounting policies to Note 2 of the audited financial statements.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

Recent accounting pronouncements –

Recent accounting pronouncements applicable

ASU 2022-02, Troubled Debt Restructurings and Vintage Disclosures

In March 2022, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2022-02, Troubled Debt Restructurings and Vintage Disclosures (Topic 326). The amendments in this Update eliminate the accounting guidance for TDRs by creditors in Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. The amendments in this Update require that an entity disclose current-period gross write-offs by year of origination for financing receivables and net investments in leases within the scope of Subtopic 326-20, Financial Instruments—Credit Losses—Measured at Amortized Cost. CAF adopted the amendments in this Update on January 1, 2023 and the adoption did not have material effects in the financial statements.

ASU 2020-04, Reference Rate Reform

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). The ASU provides optional expedients and exceptions, for contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The amendments in this ASU do not apply to contract modifications made or other transactions entered after December 31, 2022. In January 2021, the FASB issued amendments in ASU 2021-01 to the expedients and exceptions in Topic 848 to capture the incremental consequences of the scope clarification and tailor the existing guidance to derivative instruments affected by the discounting transition. In December 2022, the FASB issued an amendment in ASU 2022-06, to defer the sunset date of Topic 848 from December 31, 2022 to December 31, 2024, after which entities will no longer be permitted to apply the relief in Topic 848. Both ASUs have no material effects in the financial statements since the rates were offset between financial assets and liabilities.

Libor Replacement

The replacement of the LIBOR rates with a new reference rate or rates is an industry risk due to the implications it has on the assets as well as the liabilities of financial institutions. In that regard, CAF has been closely following the recent developments and announcements from groups and organizations that are most closely involved with the phasing out of the LIBOR rate that affect the loan and derivatives markets, including the International Swaps and Derivatives Association (ISDA) and its publication of the ISDA 2020 IBOR Fallbacks Protocol, to which CAF has adhered in January 2021. In addition, CAF has established an interdepartmental task force in charge of preparing the institution for the change in reference rates, including measures such as the incorporation of fallback provisions on loans to mitigate any possible impact LIBOR may have. This task force in coordination with management recommended and approved that starting January 1, 2022, all loans originated will be made in the reference rate Term SOFR. New financial liabilities will also be hedged to SOFR. Legacy loans that are referenced to LIBOR rate are being converted after June 2023 when LIBOR rate ceases to be representative. It is for this reason that we expected the LIBOR transition to occur smoothly. On April 3, 2023, the Financial Conduct Authority (FCA) announced that US$ LIBOR rates of 1, 3 and 6 months will be published using an unrepresentative ‘synthetic’ methodology

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

starting July 1, 2023 up to September 30, 2024. These synthetic rates are intended for use in legacy contracts only, to help ensure the incorporation of fallback language in the remaining legacy contracts.

If SOFR or another rate does not achieve wide acceptance as the alternative to LIBOR, there likely will be disruption in financial markets. In the event that SOFR or another reference rate is widely accepted, risks will remain related to outstanding loans, borrowings, derivatives and other instruments using LIBOR related to transitioning those instruments to a new reference rate and the corresponding value transfer that may occur in connection with that transition, as the new reference rate will not exactly mimic LIBOR.

ASU 2020-06, Simplifies Issuer’s Accounting for Convertible Instruments and Contracts on an Entity’s Own Equity

On August 5, 2020, the FASB issued ASU 2020-06, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. This ASU is effective for fiscal years beginning after December 15, 2023 with early adoption permitted. The adoption of this ASU has not material effects in the financial statements of CAF.

Accounting pronouncements pending adoption

ASU 2023-06, Disclosure Improvements

On October 9, 2023, the FASB issued ASU 2023-06, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). The ASU was issued in response to the Security Exchange Commission (SEC) Disclosure Update and Simplification Initiative that updated and simplified disclosure requirements that the SEC believed were “redundant, duplicative, overlapping, outdated, or superseded.” The new guidance is intended to align U.S. GAAP requirements with those of the SEC and to facilitate the application of U.S. GAAP for all entities. CAF will not early adopt this ASU and estimates it will not have material effects in the financial statements. For all entities within the scope of the affected Codification subtopics, if by June 30, 2027, the SEC has not removed the applicable requirement from Regulation S-X or Regulation S-K, the pending content of the associated amendment will be removed from the Codification and will not become effective for any entities.

ASU 2023-07, Improvements to Reportable Segment Disclosures

On November 27, 2023, the FASB issued ASU 2023-07, which amendments “improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses.” In addition, the amendments enhance interim disclosure requirements, clarify circumstances in which an entity can disclose multiple segment measures of profit or loss, provide new segment disclosure requirements for entities with a single reportable segment, and contain other disclosure requirements. The purpose of the amendments is to enable “investors to better understand an entity’s overall performance” and assess “potential future cash flows. This ASU is effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. CAF will not early adopt this ASU and estimates it will not have material effects in the financial statements.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

3.	MARKETABLE SECURITIES - TRADING

A summary of trading securities follows:

	March 31, 2024		December 31, 2023
	Amount	Average maturity (years)	Amount	Average maturity (years)
U.S. securities	2,882,787	1.31	2,542,017	1.45

Non-U.S. governments and government entities bonds	328,219	1.48	423,908	1.74

Financial institutions and corporate securities:
Commercial paper	3,714,175	0.35	2,610,195	0.39
Certificates of deposits(1)	2,847,111	0.29	2,103,754	0.39
Bonds	1,716,302	2.20	1,818,551	2.54
Collateralized mortgage obligation	370,613	4.54	377,665	4.56
Liquidity funds(2)	124,763	1.00	112,128	1.00

	8,772,964	0.88	7,022,293	1.18

Trading	11,983,970	1.00	9,988,218	1.27

(1)

Each certificate of deposit bears a maturity date and specified fixed interest rate. It also is held through The Depository Trust Company (DTC) and has a CUSIP number, which is a code that identifies a financial security and facilitates trading.

(2)	The liquidity funds are comprised of short-term (less than one year) securities representing high-quality liquid debt and monetary instruments.

The fair value of trading securities includes net unrealized gains of US$ 72,332 and US$ 56,025 as of March 31, 2024 and December 31, 2023, respectively.

For the three-month periods ended March 31, 2024 and 2023, Interest income - Investments and deposits with banks includes interest income for US$ 173,103 and US$ 145,802, respectively, and gain on the mark-to-market valuations for US$ 63,765 and US$ 79,438, respectively. The fluctuation in Interest income - Investments and deposits with banks is mainly due to the increase of the benchmark interest rates since the start of 2022 due to high inflation expectations and the increase of the short-term interest rates by the U.S. Federal Reserve which affected the mark-to-market valuations of CAF´s trading securities during the three-month period ended March 31, 2024 and 2023.

CAF places its short-term investments mainly in high grade financial institutions and corporate securities. CAF has conservative investment guidelines that limit the amount of credit risk exposure, considering among other factors, limits as to credit ratings, limits as to duration exposure, specific allocations by type of investment instruments and limits across sector and currency allocation. As of March 31, 2024 and December 31, 2023, CAF does not have any significant concentrations of credit risk according to its investment guidelines. Non-US dollar-denominated securities included in marketable securities amounted to the equivalent of US$ 283,073 and US$ 283,554 as of March 31, 2024 and December 31, 2023, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

Maturity of marketable securities are as follows:

	March 31, 2024	December 31, 2023
Less than one year	8,318,341	6,009,404
Between one and two years	2,282,625	2,377,609
Between two and three years	690,302	677,273
Between three and four years	336,184	309,478
Between four and five years	194,883	366,187
Over five years	161,635	248,267

	11,983,970	9,988,218

4.	OTHER INVESTMENTS

Other investments are as follows:

	March 31, 2024	December 31, 2023
Deposits with banks due more than 90 days
U.S. dollars	2,147,000	1,095,009
Euro	—	44,160

	2,147,000	1,139,169

Special drawing rights	158,313	125,869

	2,305,313	1,265,038

The interest rates on deposits with banks ranged from 5.39% to 6.10% as of March 31, 2024 and from 2.52% to 6.60% as of December 31, 2023.

Special Drawing Rights (SDR) are an international reserve asset issued by the International Monetary Fund (IMF) as a complementary official reserve for member countries, its value is based on a five currencies basket (the US dollar, the euro, the Chinese renminbi, the Japanese yen, and the British pound sterling). Since February 2023, CAF was named authorized holder by the IMF allowing it hold and exchange SDR only with authorized holders. SDR holdings earn interest which is determined on weekly basis. The interest rate as of March 31, 2024 is 4.11%. For the three-month period ended March 31, 2024, Interest income - Investments and deposits with banks includes interest income for US$ 2,235 and loss in currency exposure for US$ 5,026 related to SDR investments.

There were no SDR investments as of March 31, 2023, or effects on the statement of income.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

5.	LOANS

Loans include short, medium and long-term loans to finance projects, working capital and trade activities. The majority of the loans are to Series “A” and “B” shareholder countries, or to private institutions or companies domiciled in those countries. Loans by country are summarized as follows:

	March 31, 2024	December 31, 2023
Shareholder country:
Argentina	4,399,714	5,503,626
Barbados	172,632	175,013
Bolivia	2,966,798	2,948,465
Brazil	3,028,856	2,970,763
Chile	250,000	244,000
Colombia	3,792,037	3,842,359
Costa Rica	479,071	497,638
Dominican Republic	438,208	445,105
Ecuador	4,273,555	4,246,954
El Salvador	302,000	302,000
Mexico	1,300,000	980,000
Panama	2,550,215	2,582,659
Paraguay	2,372,161	2,373,889
Peru	1,954,069	1,836,850
Trinidad & Tobago	1,289,905	1,305,459
Uruguay	1,689,704	1,331,442
Venezuela	2,076,790	2,135,370

Total	33,335,715	33,721,592
Fair value adjustments	(308,325)	(242,507)

Loans	33,027,390	33,479,085

Fair value adjustments of loans represent mainly adjustments to the amount of loans for which the fair value option is elected.

As of March 31, 2024 and December 31, 2023, loans denominated in currencies other than U.S. dollar were granted for an equivalent of US$ 625,612 and US$ 696,136, respectively, mainly in Colombian pesos, Uruguayan pesos, Brazilian reales, Swiss francs, Peruvian nuevo sol, Paraguayan guarani and Bolivian bolivianos. All these loans are hedged with swaps, Borrowings from other financial institution and Bonds. As of March 31, 2024 and December 31, 2023, fixed interest rate loans amounted to US$ 2,480,858 and US$ 2,226,339, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

Loans classified by sector borrowers and the weighted average yield of the loan portfolio is shown below:

	March 31, 2024		December 31, 2023
	Amount	Weighted average yield (%)	Amount	Weighted average yield (%)
Public sector	32,025,833	7.24	32,327,694	7.30
Private sector	1,309,882	7.43	1,393,898	7.45

	33,335,715	7.24	33,721,592	7.30

The public sector corresponds to entities dependent on the national government, subnational entities, public companies owned by the latter, or mixed companies controlled by the national government or subnational entities.

The private sector corresponds to entities controlled by private investors.

Loans by industry segments are as follows:

	March 31, 2024		December 31, 2023
	Amount	%	Amount	%
Infrastructure programs	13,866,947	42	14,364,602	43
Transport, warehousing and communications	8,920,512	27	9,003,229	27
Electricity, gas and water supply	5,448,267	16	5,327,072	16
Health and social services	2,634,582	8	2,665,148	8
Financial services - Commercial banks	1,374,853	4	1,259,164	4
Financial services - Development banks	977,325	3	985,000	2
Agriculture, hunting and forestry	66,576	—	70,724	—
Others	46,653	—	46,653	—

	33,335,715	100	33,721,592	100

Loans mature as follows:

	March 31, 2024	December 31, 2023
Less than one year	5,076,090	5,715,772
Between one and two years	3,147,236	3,175,175
Between two and three years	3,207,786	3,079,662
Between three and four years	3,175,758	3,210,996
Between four and five years	2,954,205	2,936,228
Between five and ten years	10,290,703	10,231,497
Between ten and fifteen years	4,207,730	4,159,272
Over fifteen years	1,276,207	1,212,990

	33,335,715	33,721,592

CAF maintains an internal risk rating system to evaluate the quality of the non-sovereign loans, which identifies, through a standardized rating and review parameters, those risks related to credit transactions in

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

order to determine an internal risk rating classification designed by CAF. For purpose of determining the allowance for loan losses of sovereign loans as of March 31, 2024 and December 31, 2023, rating assigned by external agencies are used.

The credit quality of the sovereign loans of estimating the allowance for credit losses is based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined using the average rating of three recognized international credit rating agencies. The credit quality by year of origination and taking the Moody’s rating as a reference as of March 31, 2024, is as follows:

Country	Credit Rating	Year of origination
		2024	2023	2022	2021	2020	Prior	Total
Argentina	Ca	—	579,202	500,470	773,755	707,798	1,775,121	4,336,346
Barbados	B3	—	—	—	30,000	100,000	42,632	172,632
Bolivia	Caa1	—	29,217	567,140	350,000	42,607	1,777,027	2,765,991
Brazil	Ba2	—	—	522,302	—	485,723	1,667,538	2,675,563
Colombia	Baa2	—	250,000	600,000	500,000	350,000	1,481,510	3,181,510
Costa Rica	B1	—	—	—	—	451,613	17,240	468,853
Dominican Republic	Ba3	—	—	300,000	59,598	—	68,610	428,208
Ecuador	Caa3	50,000	251,290	454,307	596,722	644,656	2,136,580	4,133,555
El Salvador	Caa3	—	227,000	75,000	—	—	—	302,000
Mexico	Baa2	200,000	300,000	300,000	—	300,000	—	1,100,000
Panama	Baa3	—	11,868	320,000	343,574	380,357	1,210,666	2,266,465
Paraguay	Ba1	—	187,200	327,168	250,000	421,730	1,137,813	2,323,911
Peru	Baa1	—	500,000	154,917	507,599	—	540,609	1,703,125
Trinidad & Tobago	Ba2	—	75,000	120,000	175,000	319,903	600,000	1,289,903
Uruguay	Baa1	375,000	511,241	165,948	240,000	40,476	185,962	1,518,627
Venezuela	C	—	—	—	—	—	2,076,790	2,076,790

		625,000	2,922,018	4,407,252	3,826,248	4,244,863	14,718,098	30,743,479

The credit quality of the non-sovereign loan portfolio by year of origination, as represented by the internal credit risk classification as of March 31, 2024, is as follows:

	Year of origination
Credit Rating	2024	2023	2022	2021	2020	Prior	Total
Satisfactory - outstanding	200,000	50,000	—	—	—	60,000	310,000
Satisfactory - very good	75,000	252,392	100,000	—	—	5,219	432,611
Satisfactory - adequate	353,177	402,693	161,635	44,712	38,184	263,861	1,264,262
Watch	13,245	69,500	1,969	8,487	66,666	87,046	246,913
Special mention	90,000	105,807	—	—	—	64,169	259,976
Doubtful	—	—	—	—	—	36,182	36,182
Sub-standard	—	—	—	—	—	28,132	28,132
Loss	—	—	—	—	—	14,160	14,160

	731,422	880,392	263,604	53,199	104,850	558,769	2,592,236

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

The internal and external ratings have been updated as of March 31, 2024.

Loan portfolio quality

The loan portfolio quality indicators and the related amounts are presented below:

	March 31, 2024	March 31, 2023
During the period CAF recorded the following transactions:
Loans written-off	—	—
Purchases of loan portfolio	—	—
Sales of loan portfolio	22,500	—

	March 31, 2024	December 31, 2023
CAF presented the following amounts and quality indicators as of the end of the period/year:
Non-accrual loans	50,342	50,342
Troubled debt restructured	—	—
Overdue accrual loans	—	—
Allowance for loan losses as a percentage of loan portfolio	0.15%	0.17%
Non-accrual loans as a percentage of loan portfolio	0.15%	0.15%
Overdue loan principal as a percentage of loan portfolio	0.00%	0.00%

For the three-month period ended March 31, 2024 and for the years ended December 31, 2023, there were no new restructured loans. As of December 31, 2023, the remaining amount of the restructured loan was collected, including principal and interest, as a result of this transaction CAF, recognized a net gain of US$ 16,354 in the statement of income as other income.

As of March 31, 2024 and December 31, 2023, the total principal amount of non-accrual loans are related to private sector borrowers (non-sovereign loans) which were 2,840 days and 2,749 days overdue, respectively. For the three-month periods ended March 31, 2024 and 2023, there were no interest income recognized for non-accrual loans. The allowance of loan losses for non-accrual loans amount to US$ 6,155 as of March 31, 2024 and December 31, 2023.

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Program”) approved by CAF’s Shareholders Assembly on March 3, 2020. The Program allows CAF to repurchase the shares of a shareholder country that fulfills the requirements of the Program and apply the proceeds to that country’s outstanding loans and interest. Pursuant to the Program, CAF notified Venezuela that it fulfills the requirements. Since inception of the Program to December 31, 2023, CAF repurchased a total of 148,029 shares totaling US$ 2,102,011 deducting the amount of paid-in capital and additional paid-in capital for US$ 740,145 and US$ 1,361,866, respectively. For the three-month period ended March 31, 2024, CAF repurchased an additional 6,385 shares totaling US$ 90,667 and applied that

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 31,925 and US$ 58,742, respectively. Thus, since the inception of the Program to March 31, 2024, CAF repurchased 154,414 shares totaling US$ 2,192,678 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 772,070 and US$ 1,420,608, respectively. As a result of the repurchases, as of May 17, 2024, Venezuela is current with its loans with CAF. It is estimated the Support Program will last until year 2024. Venezuela is one of the founding shareholders of CAF in 1970. Venezuela has reiterated its commitment and its intention to undertake payments. CAF´s Management monitors its credit exposure periodically.

A/B Loans

CAF only assumes the credit risk for the portion of its participations of the loan. As of March 31, 2024 and December 31, 2023, CAF had loans of this nature amounting to US$ 543,716 and US$ 452,641, respectively, whereas other financial institutions provided funds for US$ 451,333 and US$ 364,663, respectively.

Allowance for Loan Losses

The allowance for credit losses is maintained at a level CAF believes to be appropriate to absorb expected lifetime losses over the contractual life of the loan portfolio and consider available information relevant to assessing the collectability of cash flows including a combination of internal and external information relating to past events, current conditions, and reasonable and supportable forecasts.

Changes in the allowance and the balance for loan losses over the outstanding amounts, individually and collectively evaluated, are presented below:

	For the three-months period ended March 31,
	2024			2023
	Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of year	—	56,913	56,913	—	63,192	63,192
(Credit) provision for loan losses	—	(6,304)	(6,304)	—	3,754	3,754
Recoveries	—	74	74	—	—	—

Balances at end of year	—	50,683	50,683	—	66,946	66,946

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

Changes in the provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees, individually and collectively evaluated, are presented below:

	For the three-months period ended March 31,
	2024			2023
	Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of year	—	6,849	6,849	—	15,462	15,462
Provision (credit) for contingencies	—	498	498	—	(609)	(609)

Balances at end of year	—	7,347	7,347	—	14,853	14,853

Provision (credit) for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees are included in the unaudited condensed interim statements of income as part of other expenses as of March 31, 2024, and as part of the other income as of March 31, 2023, respectively.

6.	OTHER ASSETS

A summary of other assets follows:

	March 31, 2024	December 31, 2023
Derivative-related collateral	2,111,254	1,823,920
Intangible assets, net of accumulated amortization of US$ 10,351 and US$ 10,194, respectively	65,188	63,142
Receivable from investment securities sold	11,762	6,867
Other	31,836	32,928

	2,220,040	1,926,857

7.	DEPOSITS

A summary of deposits follows:

	March 31, 2024	December 31, 2023
Demand deposits	116,672	212,768
Time deposits:
Less than one year	2,773,272	3,931,727

Carrying value of deposits	2,889,944	4,144,495

As of March 31, 2024 and December 31, 2023, the weighted average interest rate was 5.38% and 4.98%, respectively. Deposits are issued for amounts equal to or more than US$ 100. Total deposits denominated in currencies other than the U.S. dollar amount to an equivalent of US$ 113,667 and US$ 116,412 as of March 31, 2024 and December 31, 2023, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

8.	COMMERCIAL PAPERS

A summary of commercial papers follows:

	March 31, 2024	December 31, 2023
U.S. dollars	4,687,133	4,439,048
Euros	80,915	292,559

	4,768,048	4,731,607
Less commercial papers issuance discount	(73,077)	(78,095)

Carrying value of commercial papers	4,694,971	4,653,512

As of March 31, 2024 and December 31, 2023, the weighted average interest rate was the weighted average interest rate was 5.64% and 5.21%, respectively. As of March 31, 2024 and December 31, 2023, commercial papers balances matures in 2024.

9.	BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

A summary of borrowings from other financial institutions by currency follows:

	March 31, 2024	December 31, 2023
U.S. dollars	1,601,055	1,507,218
Euros	542,265	584,098
Colombian pesos	28,814	28,695
Others	4,974	4,964

	2,177,108	2,124,975
Fair value adjustments	(61,242)	(77,562)
Less debt issuance costs	486	617

Carrying value of borrowings from other financial institutions	2,115,380	2,046,796

As of March 31, 2024 and December 31, 2023, the fixed interest-bearing borrowings amounted to US$ 320,236 and US$ 330,443, respectively. As of March 31, 2024 and December 31, 2023, the weighted average interest rate after considering the impact of interest rate swaps was 7.39% and 6.38%, respectively.

Borrowings from other financial institutions, by remaining maturities, are summarized below:

	March 31, 2024	December 31, 2023
Less than one year	623,923	432,236
Between one and two years	213,062	410,976
Between two and three years	207,610	209,985
Between three and four years	190,191	190,508
Between four and five years	144,713	153,462
Over five years	797,609	727,808

	2,177,108	2,124,975

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

As of March 31, 2024 and December 31, 2023, there were unused term credit facilities amounting to US$ 1,507,165 and US$ 1,557,697, respectively.

10.	BONDS

A summary of outstanding bonds follows:

	March 31, 2024			December 31, 2023
	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (period end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year end)
U.S. dollars	9,705,999	9,705,999	8.16	8,115,053	8,115,053	8.42
Euro	9,748,536	9,157,730	6.72	8,784,835	8,322,257	6.79
Swiss francs	2,463,131	2,578,177	6.76	2,793,740	3,119,430	6.84
Australian dollars	1,729,769	1,619,200	6.73	1,340,315	1,284,576	6.83
Japanese yen	1,568,189	1,209,379	6.60	1,614,238	1,333,853	6.74
Mexican pesos	1,189,994	1,438,736	6.60	1,189,923	1,408,433	6.71
Hong Kong dollars	584,332	579,456	6.81	584,332	580,710	7.02
Norwegian kroner	549,486	359,139	6.74	694,695	471,898	6.89
Colombian pesos	405,966	350,005	6.55	405,968	348,568	6.55
Brazilian Real	201,662	212,798	6.25	201,662	219,915	6.29
Uruguayan pesos	146,822	145,799	6.17	143,845	137,889	6.02
Turkish lira	108,020	62,620	6.15	108,020	68,872	6.29
Costa Rica Colon	99,047	105,739	6.22	99,047	101,312	6.46
Indonesian Rupee	90,433	89,923	6.34	—	—	—
Polish Zloty	61,130	67,732	6.17	61,130	68,737	6.37
New Zealand Dollar	59,898	55,654	6.39	59,898	58,894	6.50
Paraguayan Guarani	40,226	39,862	6.18	9,952	9,952	1.30
Canadian dollars	30,395	29,529	6.70	30,395	30,182	6.88
Czech Koruna	11,211	10,660	6.11	11,211	11,179	6.28

	28,794,246	27,818,137		26,248,259	25,691,710

Fair value adjustments		(1,074,173)			(926,251)
Less debt issuance costs		7,481			6,009

Carrying value of bonds		26,736,483			24,759,450

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

A summary of the bonds issued, by remaining maturities at original exchange rate, follows:

	March 31, 2024	December 31, 2023
Less than one year	3,243,656	3,331,884
Between one and two years	6,386,822	5,210,881
Between two and three years	4,369,775	5,494,526
Between three and four years	4,462,310	4,382,168
Between four and five years	4,131,402	3,193,913
Over five years	6,200,281	4,634,887

	28,794,246	26,248,259

As of March 31, 2024 and December 2023, fixed interest rate bonds amounted to US$ 28,271,124 and US$ 25,737,649, respectively, of which US$ 19,097,801 and US$ 18,134,326, respectively, are denominated in currencies other than U.S. dollar.

For the three-month period ended March 31, 2024 and the year ended December 31, 2023, there were no bonds repurchase.

11.	ACCRUED EXPENSES AND OTHER LIABILITIES

A summary of accrued expenses and other liabilities follows:

	March 31, 2024	December 31, 2023
Employees’ severance benefits and savings plan	100,067	95,298
Derivative-related collateral	92,846	152,447
Contributions to Shareholders’ Special Funds (Note 12)	35,673	13,450
Payable for investment securities purchased	35,529	18,461
Provision for contingencies (Note 5)	7,347	6,849
Other	4,958	6,604

	276,420	293,109

12.	CONTRIBUTIONS TO SHAREHOLDERS’ SPECIAL FUNDS

In March 2024, the Shareholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 138,000 to some shareholders’ special funds for 2024. Subsequently, during the three-month period ended March, 31, 2024, based on the analysis of the new commitments contracted or the resources required by the shareholders’ special funds, authorized the contributions of US$ 97,000, US$ 34,000, US$ 4,500 and US$ 2,500 to Compensatory Financial Found (FFC), Technical Cooperation Fund (FCT), Human Development Fund (FONDESHU), and Fund for the Development of Small and Medium Enterprises (FIDE), respectively. For the three-month period ended March 31, 2024, CAF has recognized US$ 35,673 as an expense and, as of March 31, 2024, recognized an unconditional obligation (accounts payable) for US$ 35,673 which was paid in April 2024.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

In March 2023, the Shareholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 120,000 to some shareholders’ special funds for 2023. Subsequently, during the three-month period ended March, 31, 2023, based on the analysis of the new commitments contracted or the resources required by the shareholders’ special funds, authorized the contributions of US$ 85,000, US$ 31,500, and US$ 3,500 to FFC, FCT, and FIDE, respectively. For the three-month period ended March 31, 2023, CAF has recognized US$ 30,000 as an expense and, as of March 31, 2023, recognized an unconditional obligation (accounts payable) for US$ 30,000 which was paid in April 2023.

13.	TAX EXEMPTIONS

Pursuant to its Constitutive Agreement, CAF is exempt, in all of its Member Countries, from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes.

In addition, CAF has entered into agreements with each of the associated shareholder countries (defined in Article 3 of CAF’s General Regulations as any shareholder country holding directly or indirectly shares of CAF). Pursuant to these agreements, each country that is a shareholder but do not qualify as a Member Country has agreed to extend to CAF, with respect to its activities in and concerning that country, immunities and privileges similar to those than have been granted to CAF in the Member Countries.

14.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

CAF utilizes derivative financial instruments to reduce exposure to interest rate risk and foreign currency risk. CAF does not hold or issue derivative financial instruments for trading or speculative purposes.

The market risk associated with interest rate and foreign currency is managed by swapping marketable securities - trading, loans, borrowings from other financial institutions and bonds, subject to fixed interest rates and denominated in currency other than the U.S. dollar into floating interest rate instruments denominated in U.S. dollars. CAF enters into derivative financial instruments to offset the economic changes in value of specifically identified marketable securities – trading, loans, borrowings from other financial institutions and bonds.

Derivative financial instruments held by CAF consist of interest rate swaps designated as fair value hedges of specifically identified loans, bonds or borrowings from other financial institutions with fixed interest rates and denominated in U.S. dollars. Also, CAF enters into cross-currency and interest rate swaps as an economic hedge (derivative that is entered into to manage a risk but is not accounted as a hedge) for interest rate and foreign exchange risks related with deposits, bonds, borrowings or loans denominated in currencies other than the U.S. dollar where CAF’s management elected to measure those liabilities and assets at fair value under the fair value option guidance in order to mitigate volatility in CAF’s financial statements, considering that both the financial instruments and the associated hedging instruments are held until maturity.

When the fair value of a derivative financial instrument is positive, the counterparty owes CAF, creating credit risk for CAF. When the fair value of a derivative financial instrument is negative, CAF owes the counterparty and, therefore, it does not have credit risk. CAF minimizes the credit risk in derivative financial instruments by entering into transactions with high-quality counterparties whose credit rating is “A” or higher.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

In order to reduce the credit risk in derivative financial instruments, CAF enters into credit support agreements with its major swap counterparties. This provides risk mitigation, as the swap contracts are regularly marked-to-market, and the party being the net obligor is required to post collateral when net mark to-market exposure exceeds certain predetermined thresholds. This collateral is in the form of cash.

CAF does not offset for each counterparty, the fair value amount recognized for derivative financial instruments with the fair value amount recognized for the collateral, whether posted or received, under master netting arrangements executed with the same counterparty. CAF reports separately the cumulative gross amounts for the receivable from and payable to for derivative financial instruments.

CAF also utilizes futures derivatives instruments to reduce exposure to price risk. These are contracts for delayed delivery of securities or money market instruments in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield. Initial margin requirements are met with cash or securities. CAF generally closes out open positions prior to maturity. Therefore, cash receipts or payments are limited to the change in fair value of the future contracts. Additionally, CAF utilizes forward contracts to reduce exposure to foreign currency risk.

The balance sheet details related to CAF’s derivative financial instruments are as follows:

	Derivative assets		Derivative liabilities
	March 31, 2024	December 31, 2023	March 31, 2024	December 31, 2023
Cross-currency swap	327,569	567,599	2,261,745	2,059,602
Interest rate swap	351,929	341,396	313,150	269,100
U.S treasury futures	4,135	2,600	759	9,996
Cross-currency forward contracts	1,127	154	—	1,949

	684,760	911,749	2,575,654	2,340,647

The following table presents the notional amount and fair values of interest rate swaps and cross-currency swaps and the underlying hedged items:

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative liabilities
As of March 31, 2024:
Loans	2,170,292	—	331,070	—
Loans	—	492,412	22,862	50,426
Borrowings from other financial institutions	—	542,265	—	64,138
Borrowings from other financial institutions	86,551	—	—	3,871
Bonds	—	19,050,972	304,707	2,147,181
Bonds	9,573,323	—	20,859	309,279

	11,830,166	20,085,649	679,498	2,574,895

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative Liabilities
As of December 31, 2023:
Loans	2,185,292	—	286,406	2,773
Loans	—	555,412	33,917	70,142
Borrowings from other financial institutions	—	584,098	1,134	60,589
Borrowings from other financial institutions	86,551	—	—	3,236
Bonds	—	18,090,473	532,548	1,928,871
Bonds	8,003,323	—	54,990	263,091

	10,275,166	19,229,983	908,995	2,328,702

The following table presents the notional amount and fair values of U.S. treasury futures and cross-currency forward contracts:

As of March 31, 2024

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Futures short	Various	Until June 2024	US$	1,119,200	3,953

Futures long	Various	Until June 2024	US$	63,900	182

Forward contracts	Various	Various	Various	132,945	1,127

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures short	Various	Until June 2024	US$	118,516	(470)

Futures long	Various	Until June 2024	US$	262,199	(289)

As of December 31, 2023

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Futures long	Various	Until March 2024	US$	291,300	2,600

Forward contracts	Various	Various	Various	14,599	154

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures short	Various	Until March 2024	US$	851,442	(9,996)

Forward contracts	Various	Various	Various	131,513	(1,949)

The amounts of collateral posted related to U.S. treasury futures as of March 31, 2024 and December 31, 2023 were US$ 9,229 and US$ 15,844, respectively. As of December 2023, the amount of collateral received related to U.S. treasury futures was US$ 356. As of March 31, 2024, no related to U.S. treasury collateral received.

CAF enters into International Swaps and Derivatives Association, Inc. (ISDA) master netting arrangements with all of its derivative counterparties. These legally enforceable master netting arrangements give CAF the right to take cash or liquidate securities held as collateral and to offset receivables and payables with the same counterparty, in the event of default by the counterparty. The following tables present information about the effect of offsetting of derivative financial instruments, although CAF has elected not to offset any derivative financial instruments by counterparty in the balance sheets:

As of March 31, 2024

Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	679,498	(559,353)	(92,846)	27,299

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(2,574,895)	559,353	2,102,025	86,483

As of December 31, 2023

Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	908,995	(704,676)	(152,091)	52,228

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(2,328,702)	704,676	1,805,746	181,720

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

15.	FAIR VALUE MEASUREMENTS

The following section describes the valuation methodologies used by CAF to measure various financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each financial instrument is classified. Where appropriate, the description includes details of the valuation methodologies and the key inputs to those methodologies.

When available, CAF generally uses quoted prices in active markets to determine fair value.

If quoted market prices in active markets are not available, fair value is based upon internally developed valuation methodologies that use, where possible, current market-based or independently sourced market inputs, such as interest rates, currency rates, etc.

Where available, CAF may also make use of quoted prices in active markets for recent trading activity in positions with the same or similar characteristics to the financial instrument being valued. The frequency and size of trading activity and the amount of the bid-ask spread are among the factors considered in determining the liquidity of markets and the relevance of observed quoted prices from those markets.

The following valuation methodologies are used to estimate the fair value and determine the classification in the fair value hierarchy of CAF’s financial instruments:

-	Marketable securities: CAF uses quoted prices in active markets to determine the fair value of trading securities. These securities are classified in Level 1 of the fair value hierarchy.

-

Loans: The fair value of fixed rate loans is determined using a discounted cash flow technique using the current variable interest rate for similar loans. These loans are classified in Level 2 of the fair value hierarchy.

-

Derivative assets and liabilities: The fair value is calculated using market prices provided by an independent financial information services company, which are determined using discounted cash flow valuation technique using observable inputs. Derivative assets and liabilities are classified in Level 2 of the fair value hierarchy.

-

Bonds, borrowings from other financial institutions and deposits: For CAF’s bonds issued and medium and long term borrowings from other financial institutions and deposits, fair value is determined by using a discounted cash flow valuation technique, taking into consideration benchmark interest yield curves at the end of the reporting period to discount the expected cash flows for the applicable maturity, thus reflecting market fluctuations of key variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Bonds, borrowings from other financial institutions and deposits are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the discounted cash flow valuation technique.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

Items Measured at Fair Value on a Recurring Basis

The following tables present for each of the fair value hierarchy levels CAF’s financial assets and liabilities that are measured at fair value on a recurring basis:

As of March 31, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. securities	2,882,787	—	—	2,882,787

Non-U.S. governments and government entities bonds	178,275	149,944	—	328,219

Financial institutions and corporate securities:
Commercial papers	—	3,714,175	—	3,714,175
Certificate of deposits	2,847,111	—	—	2,847,111
Bonds	1,716,302	—	—	1,716,302
Collateralized mortgage obligation	369,070	1,543	—	370,613
Liquidity funds	124,763	—	—	124,763

	5,057,246	3,715,718	—	8,772,964

Sub-total financial assets at fair value	8,118,308	3,865,662	—	11,983,970

Loans	—	2,393,242	—	2,393,242

Derivative instruments:
Cross-currency swap	—	327,569	—	327,569
Interest rate swap	—	351,929	—	351,929
U.S treasury futures	—	4,135	—	4,135
Cross-currency forward contracts	—	1,127	—	1,127

	—	684,760	—	684,760

Total financial assets at fair value	8,118,308	6,943,664	—	15,061,972

Liabilities:
Borrowings from other financial institutions	—	567,574	—	567,574

Bonds	—	26,570,073	—	26,570,073

Derivative instruments:
Cross-currency swap	—	2,261,745	—	2,261,745
Interest rate swap	—	313,150	—	313,150
U.S treasury futures	—	759	—	759

	—	2,575,654	—	2,575,654

Total financial liabilities at fair value	—	29,713,301	—	29,713,301

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

As of December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. securities	2,542,017	—	—	2,542,017

Non-U.S. governments and government entities bonds	209,372	214,536	—	423,908

Financial institutions and corporate securities:
Commercial papers	—	2,610,195	—	2,610,195
Certificate of deposits	2,103,754	—	—	2,103,754
Bonds	1,818,551	—	—	1,818,551
Collateralized mortgage obligation	377,029	636	—	377,665
Liquidity funds	112,128	—	—	112,128

	4,411,462	2,610,831	—	7,022,293

Sub-total financial assets at fair value	7,162,851	2,825,367	—	9,988,218

Loans	—	2,549,568	—	2,549,568

Derivative instruments:
Cross-currency swap	—	567,599	—	567,599
Interest rate swap	—	341,396	—	341,396
U.S treasury futures	—	2,600	—	2,600
Cross-currency forward contracts	—	154	—	154

	—	911,749	—	911,749

Total financial assets at fair value	7,162,851	6,286,684	—	13,449,535

Liabilities:
Borrowings from other financial institutions	—	593,086	—	593,086

Bonds	—	24,608,695	—	24,608,695

Derivative instruments:
Cross-currency swap	—	2,059,602	—	2,059,602
Interest rate swap	—	269,100	—	269,100
U.S treasury futures	—	9,996	—	9,996
Cross-currency forward contracts		1,949		1,949

	—	2,340,647	—	2,340,647

Total financial liabilities at fair value	—	27,542,428	—	27,542,428

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

Items that are not measured at fair value

The carrying amount and estimated fair values of CAF’s financial instruments that are not recognized in the balance sheets at fair value are as follows:

		March 31, 2024		December 31, 2023
	Hierarchy Levels	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Financial assets:
Cash and due from banks	1	101,951	101,951	70,592	70,592
Deposits with banks	1	3,535,261	3,535,261	4,963,938	4,963,938
Other investments:
Bank deposits	1	2,147,000	2,147,000	1,139,169	1,139,169
Special Drawing Rights	2	158,313	158,313	125,869	125,869
Loans, net	2	30,409,431	30,398,083	30,696,872	30,684,248
Accrued interest and commissions receivable	2	1,093,855	1,093,855	957,572	957,572
Derivate-related collateral	1	2,111,254	2,111,254	1,823,920	1,823,920
Receivable from investment securities sold	1	11,762	11,762	6,867	6,867
Financial liabilities:
Deposits	2	2,889,944	2,889,944	4,144,495	4,144,495
Commercial papers	2	4,694,971	4,694,971	4,653,512	4,653,512
Borrowings from other financial institutions, net	2	1,547,806	1,539,671	1,453,710	1,444,501
Bonds, net	2	166,410	171,037	150,755	155,230
Accrued interest payable	2	809,571	809,571	846,534	846,534
Derivate-related collateral	1	92,846	92,846	152,447	152,447
Payable for investment securities purchased	1	35,529	35,529	18,461	18,461

The following methods and assumptions were used to estimate the fair value of those financial instruments not accounted for at fair value on recurring basis:

-

Cash and due from banks, deposits with banks, other investments – Deposits with banks due more than 90 days, accrued interest and commissions receivable, deposits, commercial papers, accrued interest payable, derivative-related collateral, receivable from investment securities sold and payable for investment securities purchased: The carrying amounts approximate fair value because of the short maturity of these instruments.

-

Other investments – Special drawing rights: The carrying amount approximates fair value because this asset is based on a basket of 5 international currencies (the US dollar, the euro, the Chinese renminbi, the Japanese yen, and the British pound sterling) reviewed and published by the IMF.

-

Loans: CAF is one of the few institutions that grant loans for development projects in the shareholder countries. A secondary market does not exist for the type of loans granted by CAF. As rates on variable rate loans are reset on a semiannual basis, the carrying value, adjusted for credit risk, was determined to be the best estimate of fair value. The fair value of fixed rate loans is determined by using the

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

current variable interest rate for similar loans. The fair value of non-accrual status loans is estimated using the discounted cash flow technique.

-

Equity investments: The direct investments in equity securities of companies without readily determinable fair values are measured at cost, less impairment plus or minus observable price changes of an identical or similar instrument of the same issuer. As of March 31, 2024 and December 31, 2023, the carrying amount of those investments amounted to US$ 123,581 and US$ 117,358, respectively. In addition, as of March 31, 2024 and December 31, 2023, investments in funds without a readily determinable fair value, with carrying amount of US$ 222,598 and US$ 221,909, respectively, and the net effects of impairment and the changes in fair value related to equity investment for the three-month period ended March 31, 2024 and 2023 amounted to US$ 5,191 and US$ (339), respectively, are accounted for at fair value applying the practical expedient, using the net asset value per share. These financial instruments are generally classified in level 3 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology (these instruments are not disclosed in the table above).

-

Bonds and borrowings from other financial institutions: For CAF’s bonds issued and medium and long term borrowings, fair value is determined using a discounted cash flow valuation technique, taking into consideration yield curves to discount the expected cash flows for the applicable maturity, thus reflecting the fluctuation of variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Those financial instrument are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology.

16.	NET LOSS ON CHANGES IN FAIR VALUE RELATED TO FINANCIAL INSTRUMENTS

The loss on changes in fair value of cross-currency swaps and financial liabilities carried at fair value under the fair value option are as follows:

	For the three-month period ended March 31, 2024
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Bonds	(446,151)	488,802	42,651
Loans	8,662	(30,889)	(22,227)
Borrowings from other financial institutions	(4,683)	(16,954)	(21,637)

	(442,172)	440,959	(1,213)

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

	For the three-month period ended March 31, 2023
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Deposits	2,433	(3,628)	(1,195)
Bonds	369,790	(363,739)	6,051
Loans	(15,414)	11,456	(3,958)
Borrowings from other financial institutions	20,976	(16,808)	4,168

	377,785	(372,719)	5,066

In addition, during the three-month periods ended March 31, 2024 and 2023, CAF recorded net gains of US$ 4,041 and US$ 5,588, respectively, related to changes in fair value of U.S. treasury futures and U.S. treasury forwards and changes in fair value of the U.S. Treasury Notes.

17.	COMMITMENTS AND CONTINGENCIES

Commitments and contingencies include the following:

	March 31, 2024	December 31, 2023
Loan commitments subscribed – eligible	6,114,246	6,278,476
Lines of credit	4,495,523	5,120,740
Loan commitments subscribed – non eligible	1,668,904	1,812,229
Equity investments agreements subscribed	122,216	108,629
Guarantees	84,255	83,917

These commitments and contingencies arose from the normal course of CAF’s business and are related principally to loans that have been approved or committed for disbursement.

In the ordinary course of business, CAF has entered into commitments to extend loans; such loan commitments are reported in the above table upon signing the corresponding loan agreement and are reported as loans in the balance sheets when disbursements are made. Loan commitments that have fulfilled the necessary requirements for disbursement are classified as eligible.

The commitments to extend loans have fixed expiration dates and in some cases expire without a loan being disbursed. Therefore, the amounts of total commitment to extend loans do not necessarily represent future cash requirements. Also, based on experience, portions of the loan commitments are disbursed on average two years after the signing of the loan agreement.

The lines of credit are extended to financial and corporate institutions as a facility to grant short term loans basically to finance working capital and international trade activities.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

Guarantees mature as follows:

	March 31, 2024	December 31, 2023
Less than one year	21,681	6,471
Between one and five years	13,577	15,265
Over five years	48,997	62,181

	84,255	83,917

To the best knowledge of CAF’s management, CAF is not involved in any litigation that is material to CAF’s business or that is likely to have any impact on its business, financial condition or results of operations.

18.	SEGMENT REPORTING

Management has determined that CAF has only one operating and reportable segment since it does not manage its operations by allocating resources based on a determination of the contributions to net income of individual operations. CAF does not differentiate on the basis of the nature of the products or services provided, the preparation process, or the method for providing services among individual countries.

For the three-month periods ended March 31, 2024 and 2023, loans made to or guaranteed by two countries individually generated in excess, of 10% of interest income on loans, as follows:

	2024	2023
Argentina	92,288	66,357
Ecuador	81,450	71,892

	173,738	138,249

19.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 17, 2024, the date these financial statements were available to be issued. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in these financial statements except for:

-	On April 04, 2024, CAF issued bonds for INR 4,000 million, equivalent to US$ 48.1 million, 7.50% due 2034, under its EMTN Programme.

-	On April 08, 2024, CAF issued bonds for INR 4,500 million, equivalent to US$ 54.0 million, 7.50% due 2030, under its EMTN Programme.

-	On April 15, 2024, CAF issued bonds for JMD 4,000 million, equivalent to US$ 26.1 million, 8.50% due 2028, under its EMTN Programme.

-	On April 15, 2024, CAF issued bonds for PYG 150,000 million, equivalent to US$ 20.3 million, 7.25% due 2031, under its EMTN Programme.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of March 31, 2024 and December 31, 2023

and for the three-month periods ended March 31, 2024 and 2023

(In thousands of U.S. dollars)

-	On April 16, 2024, CAF issued bonds for GBP 1,000 million, equivalent to US$ 1,269.0 million, 4.75% due 2029, under its EMTN Programme.

-	On April 17, 2024, The Bahamas subscribed 3,521 Series “C” ordinary shares of CAF to become a Shareholder Country, for total amount of US$ 49.9 million.

-	On April 17, 2024, Grenada subscribed 352 Series “C” ordinary shares of CAF to become a Shareholder Country, for total amount of US$ 4.9 million.

-	On April 22, 2024, CAF issued bonds for CRC 47,250 million, equivalent to US$ 94.9 million, 6.35% due 2032, under its Local A Bonds Programme.

-	On April 22, 2024, CAF issued bonds for INR 2,700 million, equivalent to US$ 32.4 million, 7.70% due 2029, under its EMTN Programme.

-	On April 25, 2024, the Shareholders’ Assembly of CAF approved a short-term loan for US$ 800 million in favor of the Republic of Ecuador, to support this country’s public account management efforts.

-	On April 26, 2024, CAF issued bonds for INR 4,500 million, equivalent to US$ 53.9 million, 8.25% due 2034, under its EMTN Programme.

-	On May 7, 2024, CAF issued bonds for CRC 15,000 million, equivalent to US$ 29.4 million, 6.06% due 2029, under its Local A Bonds Programme.

-	On May 10, 2024, CAF issued bonds for INR 5,000 million, equivalent to US$ 60.0 million, 7.65% due 2031, under its EMTN Programme.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

SUPPLEMENTARY INFORMATION (UNAUDITED)

As of March 31, 2024

BONDS

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2024 (in millions)
4.25% Euro Bond (Schuldschein)	Fixed	4.25%	2012	2027	EUR(1)	82
4.375% Euro Bond (Schuldschein)	Fixed	4.38%	2012	2032	EUR	60
5.0% Euro Dollar Bond	Fixed	5.00%	2012	2042	USD	50
4.0% Euro Hong Kong Dollar Bonds	Fixed	4.00%	2012	2024	HKD(2)	398
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR	100
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR	100
4.27% Euro Hong Kong Dollar Bonds	Fixed	4.27%	2013	2028	HKD	940
3.66% Euro Bond	Fixed	3.66%	2013	2033	EUR	51
3.625% Euro Bond (Schuldschein)	Fixed	3.63%	2013	2033	EUR	200
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR	226
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR	25
3.51% Euro Bonds	Fixed	3.51%	2014	2034	EUR	65
3.500% Euro Bonds	Fixed	3.50%	2014	2039	EUR	200
4.29% Euro Bonds	Fixed	4.29%	2014	2026	NOK(3)	1,500
3.925% Euro Bonds	Fixed	3.93%	2014	2029	HKD	1,257
3.05% Euro Bonds	Fixed	3.05%	2014	2030	EUR	50
1.50% Swiss Franc Bonds	Fixed	1.50%	2014	2028	CHF(4)	225
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF	200
0.68% Euro Yen Bonds	Fixed	0.68%	2015	2025	JPY(5)	8,900
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF	150
3.05% Euro Bonds	Fixed	3.05%	2015	2035	NOK	1,000
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD(6)	225
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD	50
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD	50
3.05% Euro Bonds	Fixed	3.05%	2015	2030	NOK	800
0.45% Samurai Market	Fixed	0.45%	2016	2026	JPY	4,500
0.304% Swiss Market Bond	Fixed	0.30%	2016	2024	CHF	125
0.51% Swiss Market Bond	Fixed	0.51%	2016	2026	CHF	125
2.89% Euro Bonds	Fixed	2.89%	2016	2026	HKD	320
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD	110
1.70% Euro Bonds	Fixed	1.70%	2016	2031	EUR	70
1.803% Euro Bonds	Fixed	1.80%	2016	2031	EUR	100
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD	80
1.796% Euro Bonds	Fixed	1.80%	2016	2031	EUR	50
3.50% Euro Bonds	Fixed	3.50%	2017	2037	CAD(7)	40
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD	175
3.265% Euro Bonds	Fixed	3.27%	2017	2027	HKD	1,620
0.30% Swiss Market Bond	Fixed	0.30%	2017	2025	CHF	160
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD	75
4.50% Kangaroo Market Bond	Fixed	4.50%	2018	2027	AUD	75
1.125% Euro Bond	Fixed	1.13%	2018	2025	EUR	1,000
8.50% Mexican Pesos Bond	Fixed	8.50%	2018	2028	MXN(8)	3,000
0.30% Swiss Market Bond	Fixed	0.30%	2018	2025	CHF	115
6.77% Euro Bond	Fixed	6.77%	2018	2028	COP(9)	510,000

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2024 (in millions)
6.75% Euro Bond	Fixed	6.75%	2018	2028	COP	150,000
3.90% Uruguayan Bond	Fixed	3.90%	2019	2040	UIU(10)	39
6.77% Colombian Pesos Bond	Fixed	6.77%	2019	2028	COP	99,500
9.60% Mexican Pesos	Fixed	9.60%	2019	2039	MXN	965
3.90% Uruguayan Bond	Fixed	3.90%	2019	2040	UIU	7
2.97% Euro Dollar Bond	Fixed	2.97%	2019	2029	USD	140
10.4% Uruguayan Peso Bond	Fixed	10.40%	2019	2024	UIU	1,752
0.18% Euro Bond	Fixed	0.18%	2019	2027	EUR	50
10.4% Uruguayan Peso Bond	Fixed	10.40%	2019	2024	UYU(11)	1,814
3.76% Uruguayan Bond	Fixed	3.76%	2019	2039	UIU	3
0.625%Euro Bond	Fixed	0.63%	2019	2026	EUR	750
3.90% Uruguayan Bond	Fixed	3.90%	2019	2040	UIU	8
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	5
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	2
3.30% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU	7
4.2581% Uruguayan Bond	Fixed	4.26%	2020	2039	UIU	1
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	6
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	6
1.025% Japanese Bond	Fixed	1.03%	2020	2040	JPY	3,000
6.78% Mexican Bond	Fixed	6.78%	2020	2027	MXN	1,200
3.30% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU	15
1.625% Euro Bond	Fixed	1.63%	2020	2025	EUR	700
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	9
7.5% Mexican Bond	Fixed	7.50%	2020	2030	MXN	1,525
1.80% New Zealand Bond	Fixed	1.80%	2020	2025	NZD(12)	21
1.83% Australian Bond	Fixed	1.83%	2020	2025	AUD	31
0.65% Japanese Bond	Fixed	0.65%	2020	2025	JPY	3,500
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	7
0.77% Japanese Bond	Fixed	0.77%	2020	2025	JPY	17,200
0.70% Swiss Market Bond	Fixed	0.70%	2020	2025	CHF	350
1.60% Euro Bond	Fixed	1.60%	2020	2025	USD	40
0.727% Japanese Bond	Fixed	0.73%	2020	2025	JPY	20,000
6.75% Colombian Bond	Fixed	6.75%	2020	2028	COP	104,200
3.30% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU	11
4.26% Uruguayan Bond	Fixed	4.26%	2020	2029	UIU	5
1.625% Euro Bond	Fixed	1.63%	2020	2025	USD	750
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	9
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	11
6.77% Colombian Bond	Fixed	6.77%	2020	2028	COP	145,000
3.78% Uruguayan Bond	Fixed	3.78%	2020	2037	UIU	5
1.332% Euro Bond	Fixed	1.33%	2020	2025	USD	30
4.2% Uruguayan Bond	Fixed	4.26%	2020	2039	UIU	6
1.327% Euro Bond	Fixed	1.33%	2020	2025	USD	30
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	6
0.25% Euro Bond	Fixed	0.25%	2021	2026	EUR	1,250
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	12
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	13,300
0.45% Samurai Bond	Fixed	0.45%	2021	2028	JPY	1,400
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	16,600
6.8% Mexican Bond	Fixed	6.82%	2021	2031	MXN	3,535
1.58% Euro Bond	Fixed	1.58%	2021	2026	USD	50
3.78% Uruguayan Bond	Fixed	3.78%	2021	2037	UIU	9
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	9

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2024 (in millions)
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	5
1.00% Samurai Bond	Fixed	1.00%	2021	2026	AUD	30
2.5% Euro Bonds	Fixed	2.50%	2021	2031	NOK	600
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	9
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL(13)	215
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	70
0.30% Euro Yen Bonds	Fixed	0.30%	2021	2031	JPY	3,000
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL	239
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	80
3.54% Mexican Bond	Fixed	3.54%	2021	2031	MXN-UDI (14)	211
Euro FRN Bond	Floating	SOFR + 0.62%	2021	2024	USD	400
0.45% Japanese Bond	Fixed	0.45%	2021	2028	JPY	20,000
0.32% Japanese Bond	Fixed	0.32%	2021	2027	JPY	5,500
0.09% Japanese Bond	Fixed	0.09%	2021	2024	JPY	3,000
0.22% Japanese Bond	Fixed	0.22%	2021	2026	JPY	5,000
3.20% Uruguayan Bond	Fixed	3.20%	2021	2037	UIU	7
3.61% Uruguayan Bond	Fixed	3.61%	2021	2039	UIU	1
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	6
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	12
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	261
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	40
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL	163
2.16% Australian Bond	Fixed	2.16%	2021	2031	AUD	65
1.92% Euro Bond	Fixed	1.92%	2021	2031	USD	50
3.90% Uruguayan Bond	Fixed	3.90%	2021	2040	UIU	8
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	4
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	7
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	2
3.61% Uruguayan Bond	Fixed	3.61%	2021	2039	UIU	2
1.25% Yankee Bond	Fixed	1.25%	2021	2024	USD	1,000
3.20% Uruguayan Bond	Fixed	3.20%	2021	2037	UIU	6.5
0.46% Swiss Bond	Fixed	0.46%	2022	2027	CHF	350
2.25% Yankee Bond	Fixed	2.25%	2022	2027	USD	650
0.60% Samurai Bond	Fixed	0.60%	2022	2032	JPY	7,200
3.64% Uruguayan Bond	Fixed	3.64%	2022	2039	UIU	2
6.8% Mexican Bond	Fixed	6.82%	2022	2031	MXN	7,500
9.0% Mexican Bond	Fixed	9.0%	2022	2027	MXN	2,000
3.64% Uruguayan Bond	Fixed	3.64%	2022	2039	UIU	4
4.04% Uirdashi Bond	Fixed	4.04%	2022	2027	NZD	22
3.40% Uridashi Bond	Fixed	3.40%	2022	2027	AUD	12
2.81% Uridashi Bond	Fixed	2.81%	2022	2027	USD	7
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	1
4.26% Uruguayan Bond	Fixed	4.26%	2022	2039	UIU	4
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	15
2.38% Euro Bond	Fixed	2.38%	2022	2027	EUR	500
5.00% Kangaroo Bond	Fixed	5.00%	2022	2029	AUD	55
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	0.8
3.20% Uruguayan Bond	Fixed	3.20%	2022	2037	UIU	8.3
4.26% Uruguayan Bond	Fixed	4.26%	2022	2039	UIU	3.2
2.09% Swiss Bond	Fixed	2.09%	2022	2028	CHF	235
2.72% Euro Bond (Schuldschein)	Fixed	2.72%	2022	2046	EUR	111
3.50% Panamanian Bond	Fixed (Step-up)	3.50%	2022	2042	USD	200
4.83% Mexican Bond	Fixed	4.83%	2022	2037	MXN-UDI	750

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2024 (in millions)
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	13
5.90% Kangaroo Bond	Fixed	5.90%	2022	2037	AUD	35
37.0% Turkish Lire	Fixed	37.0%	2022	2027	TRY(15)	850
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	0.5
3.20% Uruguayan Bond	Fixed	3.20%	2022	2037	UIU	6.0
5.25% Yankee Bond	Fixed	5.25%	2022	2025	USD	800
1.13% Euro Bond	Fixed	1.13%	2022	2025	EUR	50
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	5.8
32.5% Turkish Lire Bond	Fixed	32.5%	2023	2026	TRY	500
4.75% Yankee Bond	Fixed	4.75%	2023	2026	USD	1,500
2.44% Swiss Bond	Fixed	2.44%	2023	2030	CHF	190
USD FRN Bond	Float	SOFR + 0.97%	2023	2026	USD	50
5.00% Kangaroo Bond	Fixed	5.00%	2023	2033	AUD	45
USD FRN Bond	Float	SOFR + 1.20%	2023	2028	USD	30
5.87% Czech Koruna Bond	Fixed	5.87%	2023	2025	CZK(16)	250
5.55% New Zealand Bond	Fixed	5.55%	2023	2028	NZD	50
0.84% Yen Bonds	Fixed	0.84%	2023	2028	JPY	10,000
6.77% Colombian Bond	Fixed	6.77%	2023	2028	COP	200,000
4.50% Euro Bond	Fixed	4.50%	2023	2028	EUR	1,000
5.95% Kangaroo Bond	Fixed	5.95%	2023	2033	AUD	75
5.80% Euro Dollar Bond	Fixed	5.80%	2023	2025	USD	100
25.0% Turkish Lire	Fixed	25.0%	2023	2027	TRY	675
10.35% Mexican Bond	Fixed	10.35%	2023	2033	MXN	2,000
8.55% Polish Bond	Fixed	8.55%	2023	2025	PLN(17)	271
USD FRN Bond	Float	SOFR + 1.15%	2023	2028	USD	59
11.5% Colombian Bond	Fixed	11.5%	2023	2031	COP	142,120
3.81% Uruguayan Bond	Fixed	3.81%	2023	2042	UIU	2
4.71% Euro Dollar Bond	Fixed	4.17%	2023	2028	USD	51
4.28% Kangaroo Bond	Fixed	4.28%	2023	2028	AUD	62
2.88% Uruguayan Bond	Fixed	2.88%	2023	2039	UIU	1.4
3.61% Uruguayan Bond	Fixed	3.61%	2023	2039	UIU	0.3
5.30% Kangaroo Bond	Fixed	5.30%	2023	2033	AUD	45
4.50% Kangaroo Bond	Fixed	4.50%	2023	2033	AUD	70
5.79% Kangaroo Bond	Fixed	5.79%	2023	2038	AUD	115
USD FRN Bond	Float	SOFR + 1.12%	2023	2028	USD	36
USD FRN Bond	Float	SOFR + 0.95%	2023	2026	USD	100
5.79% Australian Bond	Fixed	5.79%	2023	2038	AUD	145
7.08% Costa Rican Bond	Fixed	7.08%	2023	2028	CRC(18)	28
7.68% Costa Rican Bond	Fixed	7.68%	2023	2033	CRC	25
7.75% Paraguayan Bond	Fixed	7.75%	2023	2026	PYG(19)	72.4
2.88% Uruguayan Bond	Fixed	2.88%	2023	2039	UIU	4.8
USD FRN Bond	Float	SOFR + 0.46%	2023	2024	USD	40
4.50% Australian Bond	Fixed	4.50%	2023	2027	AUD	50
1.10% Yen Bond	Fixed	1.10%	2023	2033	JPY	5,000
5.79% Australian Bond	Fixed	5.79%	2023	2038	AUD	160
2.55% Swiss Bond	Fixed	2.55%	2023	2029	CHF	110
2.88% Uruguayan Bond	Fixed	2.88%	2023	2039	UIU	10.3
3.64% Uruguayan Bond	Fixed	3.64%	2023	2039	UIU	0.4
6.00% Yankee Bond	Fixed	6.00%	2023	2027	USD	1,750
5.04% Uridashi Bond	Fixed	5.04%	2023	2028	USD	29.7
5.00% Australian Bond	Fixed	5.00%	2023	2033	AUD	50
0.73% Samurai Bond	Fixed	0.73%	2023	2027	JPY	18,300
0.96% Samurai Bond	Fixed	0.96%	2023	2028	JPY	17,700

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2024 (in millions)
3.81% Uruguayan Bond	Fixed	3.81%	2023	2042	UIU	5.2
3.64% Uruguayan Bond	Fixed	3.64%	2023	2039	UIU	1.4
3.61% Uruguayan Bond	Fixed	3.61%	2023	2039	UIU	1.0
3.90% Uruguayan Bond	Fixed	3.90%	2023	2040	UIU	55.5
3.76% Uruguayan Bond	Fixed	3.76%	2023	2039	UIU	39.3
USD FRN Bond	Float	SOFR + 0.68%	2024	2026	USD	25
3.61% Uruguayan Bond	Fixed	3.61%	2024	2039	UIU	9.1
5.0% Yankee Bond	Fixed	5.0%	2024	2029	USD	1,750
7.80% Paraguayan Bond	Fixed	7.80%	2024	2029	PYG	222,000
3.63% Euro Bond	Fixed	3.63%	2024	2030	EUR	1,500
5.30% Kangaroo Bond	Fixed	5.30%	2024	2029	AUD	500
2.375% Euro Bond	Fixed	2.375%	2024	2027	EUR	200
5.90% Australian Bond	Fixed	5.90%	2024	2040	AUD	100
7.65% Indian Rupee Bond	Fixed	7.65%	2024	2031	INR(20)	4,200
7.70% Indian Rupee Bond	Fixed	7.70%	2024	2029	INR	3,300
3.10% Uruguayan Bond	Fixed	3.10%	2024	2032	UIU	20.4

Notes:
1)	Euros
2)	Hong Kong Dollars
3)	Norwegian Kroner
4)	Swiss Francs
5)	Japanese Yen
6)	Australian Dollars
7)	Canadian Dollar
8)	Mexican Pesos
9)	Colombian Pesos
10)	Uruguayan Indexed Units
11)	Uruguayan Pesos
12)	New Zealand Dollar
13)	Brazilian Real
14)	Mexican Indexed Units
15)	Turkish Lire
16)	Czech Koruna
17)	Polish Zloty
18)	Costa Rican Colon
19)	Paraguayan Guarani
20)	Indian Rupees

Subsequent Events related to supplementary information:

•	On April 17, 2024, The Bahamas subscribed 3,521 Series “C” ordinary shares of CAF to become a Shareholder Country, for total amount of USD 49.9 million.

•	On April 17, 2024, Grenada subscribed 352 Series “C” ordinary shares of CAF to become a Shareholder Country, for total amount of USD 4.9 million.

•	On April 25, 2024, the Shareholders’ Assembly of CAF approved a short-term loan for USD 800 million in favor of the Republic of Ecuador, to support this country’s public account management efforts.

•	During June 2024, CAF repurchased a total of 10,692 shares from Venezuela, totaling US$ 151.9 million.

•	During July 2024, CAF repurchased a total of 3,461 shares from Venezuela, totaling US$ 81.7 million.

Bond Issuances:

Effective Date	Local Currency (in millions)	USD Equivalent (in millions)	Interest Rate	Maturity	Programme
April 04, 2024	INR 4,000	USD 48.1	7.50%	2034	EMTN
April 08, 2024	INR 4,500	USD 54.0	7.50%	2030	EMTN
April 15, 2024	JMD 4,000	USD 26.1	8.50%	2028	EMTN
April 15, 2024	PYG 150,000	USD 20.3	7.25%	2031	EMTN
April 16, 2024	GBP 1,000	USD 1,269.0	4.75%	2029	EMTN
April 22, 2024	CRC 47,250	USD 94.9	6.35%	2032	Costa Rican Local Debt Programme
April 22, 2024	INR 2,700	USD 32.4	7.70%	2029	EMTN
April 26, 2024	INR 4,500	USD 53.9	8.25%	2034	EMTN
May 7, 2024	CRC 15,000	USD 29.4	6.06%	2029	Costa Rican Local Debt Programme
May 10, 2024	INR 5,000	USD 60.0	7.65%	2031	EMTN
May 28, 2024	AUD 40	USD 26.6	4.50%	2034	AMTN
June 7, 2024	CNH 383	USD 52.7	3.12%	2028	EMTN
June 7, 2024	USD 10	USD 10	6.00%	2034	EMTN
June 11, 2024	USD 30	USD 30	5.18%	2027	EMTN
June 17, 2024	UIU 59.1	USD 8.9	3.78%	2038	EMTN
June 17, 2024	UIU 33.2	USD 5.0	4.26%	2039	EMTN
June 17, 2024	UIU 55.3	USD 8.4	2.88%	2039	EMTN
June 17, 2024	UIU 1.8	USD 0.27	3.64%	2039	EMTN
June 21, 2024	TRY 650	USD 20.1	30.00%	2028	EMTN
June 26, 2024	USD 20	USD 20	Compounded Daily SOFR + 0.72%	2029	EMTN
July 2, 2024	UIU 68.9	USD 10.4	3.20%	2037	EMTN
July 2, 2024	UIU 20.1	USD 3.0	3.10%	2032	EMTN

LOANS FROM COMMERCIAL BANKS, ADVANCES, DEPOSITS,

COMMERCIAL PAPER AND REPURCHASE AGREEMENTS

Title	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2024
					(in USD millions)
Borrowings from other financial institutions, net	Various	Various	Various	Various	2,177.1
Deposits	Floating	Various	Various	Various	2,773.3
Commercial Paper	Floating	Various	Various	USD	4,695.0

LOANS FROM MULTILATERALS AND BILATERALS, EXIMS AND EXPORT CREDIT AGENCIES

Title	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of March 31, 2024 (in USD millions)
Agencia Francesa de Desarrollo — AfD	Various	Various	Various	Various	383.6
Cassa Depositi e Prestiti S.P.P.A	Floating	Various	Various	EUR	134.9
Financiera de Desarrollo Nacional S.A.	Fixed	Various	Various	COP	28.8
Instituto de Crédito Oficial — ICO	Floating	Various	Various	USD	420.6
JBIC, Japan	Floating	Various	Various	USD	157.7
KfW (Germany)	Various	Various	Various	USD	618.4
Nordic Investment Bank	Floating	Various	Various	USD	4.2
Banco Bilbao Vizcaya IBF	Various	2022	Various	USD	400.0
Banco Económico S.A.	Fixed	2023	2024	BOB	4.9

GUARANTEED DEBT

Borrower	Date of Issue	Year of Final Maturity	Principal Amount Outstanding as of March 31, 2024 (in USD millions)
Planta de Reserva Fría de Generación de Eten S.A.	05/12/2013	05/12/2033	19.4
H2Olmos S.A.	24/10/2012	25/10/2032	17.6
República del Perú	13/02/2006	13/02/2025	15.3
Promotora de Infraestructura Registral, S.A de C.V SOFOM	23/08/2010	23/08/2030	12.0
Concessionária Linha Universidade Participaçóes S.A.	28/07/2022	29/10/2027	13.6
ATN 3 S.A.	21/06/2013	21/06/2024	5.0

USD 1,000,000,000

CORPORACIÓN ANDINA DE FOMENTO

4.125% NOTES DUE 2028

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BMO Capital Markets	Citigroup	Daiwa	Goldman Sachs International